--------------------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                      (To Prospectus dated June 21, 1996)
--------------------------------------------------------------------------------
                                  $209,753,978
                Residential Funding Mortgage Securities I, Inc.
                                    Company
                        Residential Funding Corporation
                                Master Servicer
               Mortgage Pass-Through Certificates, Series 1997-S3

$92,500,000    7.25%    Class A-1 Certificates           $ 3,300,000         7.50%         Class A-11         Certificates
$11,073,000    7.00%    Class A-2 Certificates           $ 6,000,000         7.50%         Class A-12         Certificates
$ 7,931,000    7.30%    Class A-3 Certificates           $   112,678         0.00%(1)      Class A-13         Certificates
$ 3,750,000    7.50%    Class A-4 Certificates           $         0   Variable Rate(2)    Class A-14         Certificates
$18,000,000    7.50%    Class A-5 Certificates           $       100         7.50%         Class R-I          Certificates
$19,875,000    6.75%    Class A-6 Certificates           $       100         7.50%         Class R-II         Certificates
$16,143,000    7.00%    Class A-7 Certificates           $ 4,509,400         7.50%         Class M-1          Certificates
$ 5,573,000    7.30%    Class A-8 Certificates           $ 3,221,000         7.50%         Class M-2          Certificates
$15,189,000    7.50%    Class A-9 Certificates           $ 2,576,700         7.50%         Class M-3          Certificates

------------
(1) The Class A-13 Certificates will be Principal Only Certificates and will not be entitled to receive distributions of interest.
(2) Based on the related Notional Amount as described herein.

The Series 1997-S3 Mortgage Pass-Through Certificates will include the following sixteen classes (the 'Senior Certificates'): (i) Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates; (ii) Class A-4 Certificates (the
 'Accrual Sequential Portion Certificates'; collectively, with the Class A-1, Class A-2 and Class A-3 Certificates, the 'Sequential Portion Certificates');
 (iii)  Class  A-5 Certificates  (the 'Lockout  Certificates'); (iv)  Class A-6
 Certificates,   Class   A-7   Certificates   and   Class   A-8   Certificates
  (collectively, the 'PAC I Certificates'); (v) Class A-9 Certificates (the 'PAC II Certificates'); (vi) Class A-10 Certificates (the 'Super Senior
   Component  Certificates');  (vii)  Class A-11  Certificates  (the 'Accrual
   Companion Certificates');  (viii)  Class A-12  Certificates  (the  'Senior
   Support   Lockout  Certificates');  (ix)   Class  A-13  Certificates  (the
   'Principal Only Certificates'); (x) Class A-14 Certificates (the 'Variable Strip Certificates') and (xi) Class R-I Certificates and Class R-II
    Certificates (together, the 'Residual Certificates'). In addition to the
    Senior   Certificates,   the  Series   1997-S3   Mortgage  Pass-Through
     Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (collectively, the 'Class M Certificates') and the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the 'Class B Certificates' and, together with the Class M Certificates and Senior Certificates, the 'Certificates'). Only the Senior Certificates (other than the
      Class A-10  Certificates) and  Class M  Certificates (together,  the
      'Offered  Certificates') are offered hereby. See 'Index of Principal
         Definitions' in the Prospectus for the meanings of capitalized terms and acronyms not otherwise defined herein.

                                                   (Continued on following page)

                            ------------------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST
   IN OR  OBLIGATION OF  THE COMPANY,  THE MASTER  SERVICER, GMAC  MORTGAGE
     GROUP,   INC.  OR  ANY  OF   THEIR  AFFILIATES.  NEITHER  THE  OFFERED
     CERTIFICATES NOR  THE  UNDERLYING  MORTGAGE  LOANS  ARE  INSURED  OR
       GUARANTEED  BY ANY  GOVERNMENTAL AGENCY OR  INSTRUMENTALITY OR BY
        THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE GROUP, INC. OR
                         ANY OF THEIR AFFILIATES.
                            ------------------------
THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
          OR THE  PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                            ------------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------
     FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES, SEE 'RISK FACTORS' IN THE PROSPECTUS COMMENCING ON PAGE 8.

     There is currently no secondary market for the Offered Certificates. Credit Suisse First Boston Corporation (the 'Senior Underwriter') intends to make a secondary market in the Senior Certificates other than the Class A-10 Certificates, the Variable Strip Certificates and the Principal Only Certificates (the 'Senior Underwritten Certificates'), but is not obligated to do so. Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ') intends to make a secondary market in the Class M-2 Certificates and Class M-3 Certificates (the 'DLJ Class M Underwritten Certificates'), but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.
     The Senior Underwritten Certificates will be purchased from the Company by the Senior Underwriter and will be offered by the Senior Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale, except that a de minimis portion of each class of Residual Certificates will be retained by Residential Funding, and such portions are not offered hereby. The proceeds to the Company from the sale of the Senior Underwritten Certificates, before deducting expenses payable by the Company, will be equal to approximately 99.32% of the initial aggregate principal balance of the Senior Underwritten Certificates, plus accrued interest thereon from February 1, 1997 (the 'Cut-off Date'). The Senior Underwritten Certificates are offered by the Senior Underwriter subject to prior sale, when, as and if delivered to and accepted by the Senior Underwriter and subject to certain other conditions. The Senior Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Senior Underwritten Certificates (other than the Residual Certificates) will be made only in book-entry form through the Same Day Funds Settlement System of DTC as further discussed herein, and that delivery of the Residual Certificates will be made at the offices of the Senior Underwriter, New York, New York on or about February 27, 1997, against payment therefor in immediately available funds.
     The DLJ Class M Underwritten Certificates will be purchased from the Company by DLJ and will be offered by DLJ from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the DLJ Class M Underwritten Certificates, before deducting expenses payable by the Company, will be approximately 99.16% of the initial aggregate principal balance of the DLJ Class M Underwritten Certificates, plus accrued interest thereon from the Cut-off Date. The DLJ Class M Underwritten Certificates are offered by DLJ subject to prior sale, when, as and if delivered to and accepted by DLJ and subject to certain other conditions. DLJ reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the DLJ Class M Underwritten Certificates will be made at the offices of DLJ, New York, New York, on or about February 27, 1997, against payment therefor in immediately available funds.
     The Class M-1 Certificates (the 'RFSC Class M Underwritten Certificates') will be offered by Residential Funding Securities Corporation ('RFSC'), an affiliate of the Company, on a best efforts basis, from time to time to the public, directly or through dealers, in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Neither the Company, RFSC nor any other person or entity intends to make a secondary market in the RFSC Class M Underwritten Certificates. The termination date of the offering of the RFSC Class M Underwritten Certificates is the earlier to occur of February 27, 1998 or the date on which all the RFSC Class M Underwritten Certificates have been sold. Proceeds of such offering will not be placed in any escrow, trust or similar arrangement. The proceeds to the Company from any sale of the RFSC Class M Underwritten Certificates will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the Company and any compensation payable to RFSC and any dealer. The RFSC Class M Underwritten Certificates are offered subject to receipt and acceptance by RFSC, to prior sale and to RFSC's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the RFSC Class M Underwritten Certificates will be made at the office of Residential Funding Securities Corporation, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437 on or about February 27, 1997, against payment therefor in immediately available funds.
     The Variable Strip Certificates and Principal Only Certificates may be offered by the Company from time to time to the public, directly or through an underwriter or agent, in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from any sale of the Variable Strip Certificates and Principal Only Certificates will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the Company and any compensation payable to any such underwriter or agent.
                           CREDIT SUISSE FIRST BOSTON
--------------------------------------------------------------------------------
          The date of this Prospectus Supplement is February 21, 1997.

(Continued from previous page)

    It is a condition of the issuance of the Senior Certificates offered hereby (other than the Principal Only Certificates and Variable Strip Certificates) that they be rated 'AAA' by each of Standard & Poor's Ratings Services ('Standard & Poor's') and Fitch Investors Service, L.P. ('Fitch'). It is a condition of the issuance of the Principal Only Certificates and Variable Strip Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by Fitch. It is a condition of the issuance of the Class M-1 Certificates that they be rated not lower than 'AA' by each of Standard & Poor's and Fitch. It is a condition of the issuance of the Class M-2 Certificates and Class M-3 Certificates that they be rated not lower than 'A' and 'BBB,' respectively, by Fitch.

    The Senior Certificates in the aggregate and the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates will evidence initial
undivided   interests  of   approximately  95.00%,   1.75%,  1.25%   and  1.00%,
respectively, in the Trust Fund consisting primarily of a pool of certain conventional, fixed-rate, one- to four-family first mortgage loans, with terms to maturity of not more than 30 years (the 'Mortgage Loans'), to be deposited by the Company into the Trust Fund for the benefit of the Certificateholders. Certain characteristics of the Mortgage Loans are described herein under 'Description of the Mortgage Pool.' The rights of the holders of the Class M Certificates and Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates; the rights of holders of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will also be subordinate to the rights of the holders of the Class M-1 Certificates; the rights of holders of the Class M-3 Certificates to receive distributions with respect to the Mortgage Loans will also be subordinate to the rights of the holders of the other classes of Class M Certificates; and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans will also be subordinate to the rights of the holders of the Class M Certificates, in each case to the extent described herein and in the Prospectus. In addition, certain losses otherwise allocable to the Super Senior Component Certificates will be allocated first to the Senior Support Lockout Certificates as described herein.

    The DTC Registered Certificates (as defined herein) will be represented by certificates registered in the name of Cede & Co., as nominee of DTC, as further described herein. The interests of beneficial owners of the DTC Registered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the DTC Registered Certificates only under the limited circumstances described herein. See 'Description of the Certificates -- Book-Entry Registration of Certain of the Senior Certificates' herein.

    As described herein, two separate REMIC elections will be made in connection with the Trust Fund for federal income tax purposes. Each class of the Offered Certificates (other than the Residual Certificates), the Class A-10 Certificates and the Class B Certificates will represent ownership of 'regular interests' in the related REMIC and each class of the Residual Certificates will constitute the sole class of 'residual interests' in the related REMIC. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus. Transfer of the Residual Certificates will be prohibited to any non-United States person, and will be subject to certain additional transfer restrictions described under 'Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Certificates' herein and in the Prospectus under 'Certain Federal Income Tax Consequences -- REMICs -- Tax on Transfers of REMIC Residual Certificates to Certain Organizations' and ' -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates.'

    Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in March 1997 (each, a 'Distribution Date'). As described herein, interest distributions on the Offered Certificates entitled to interest distributions will be based on the Certificate Principal Balance thereof (or the related Notional Amount (as defined herein) in the case of the Variable Strip Certificates) and the Pass-Through Rate thereof, which will be variable for the Variable Strip Certificates and fixed for all other classes of Certificates, and may be reduced by certain interest shortfalls. Distributions in respect of principal on the Offered Certificates will be allocated among the various classes of the Offered Certificates as described herein under 'Description of the Certificates -- Principal Distributions on the Senior Certificates' and ' -- Principal Distributions on the Class M Certificates.'

    THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. THE YIELD TO MATURITY ON EACH CLASS OF CLASS M CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY THE CLASS B CERTIFICATES OR BY ANY CLASS OF CLASS M CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. AFTER THE CREDIT SUPPORT DEPLETION DATE (AS DEFINED HEREIN), THE YIELD TO MATURITY ON THE SENIOR SUPPORT LOCKOUT CERTIFICATES WILL ALSO BE EXTREMELY SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF). THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS IN FULL WILL BE OFFSET BY THE MASTER SERVICER TO THE EXTENT DISCUSSED HEREIN. BECAUSE THE PRINCIPAL ONLY CERTIFICATES WILL BE PURCHASED AT A DISCOUNT, AND BECAUSE AMOUNTS PAYABLE WITH RESPECT TO THE PRINCIPAL ONLY CERTIFICATES DERIVE ONLY FROM PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WITH NET MORTGAGE RATES THAT ARE LOWER THAN 7.50% PER ANNUM ('DISCOUNT MORTGAGE LOANS'), THE YIELD ON THE PRINCIPAL ONLY CERTIFICATES WILL BE ADVERSELY AFFECTED BY SLOWER THAN EXPECTED PAYMENTS OF PRINCIPAL ON THE DISCOUNT MORTGAGE LOANS. FURTHERMORE, THE YIELD TO INVESTORS ON THE VARIABLE STRIP CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY OVER TIME. A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE VARIABLE STRIP CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENTS. SEE 'SUMMARY -- SPECIAL PREPAYMENT CONSIDERATIONS,' ' -- SPECIAL YIELD CONSIDERATIONS' AND 'CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS' HEREIN AND 'YIELD CONSIDERATIONS' IN THE PROSPECTUS.

                            ------------------------
    THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE COMPANY AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED JUNE 21, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            ------------------------
    UNTIL MAY 21, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities.................  Mortgage Pass-Through Certificates, Series 1997-S3.
Company.............................  Residential   Funding  Mortgage   Securities  I,  Inc.,   an  affiliate  of
                                      Residential Funding. See 'The Company' in the Prospectus.
Master Servicer.....................  Residential   Funding    Corporation.    See   'Pooling    and    Servicing
                                      Agreement   --  The  Master  Servicer'   herein  and  'Residential  Funding
                                      Corporation' in the Prospectus.
Trustee.............................  The First National Bank of Chicago, a national banking association.
Cut-off Date........................  February 1, 1997.
Delivery Date.......................  On or about February 27, 1997.
The Mortgage Pool...................  The Mortgage  Pool will  consist  of a  pool of  conventional,  fixed-rate, fully-amortizing,  level  monthly  payment  first  Mortgage  Loans  with an aggregate principal balance  as of  the Cut-off Date  of $257,678,667.  The
                                      Mortgage Loans are secured by first liens on fee simple interests in one-to four-family  residential real properties (each, a 'MORTGAGED PROPERTY'). At origination, the Mortgage  Loans had  individual principal  balances of  at least  $31,500  but not  more than  $1,130,500,  with an  average principal balance of  approximately  $255,372.  The  Mortgage  Loans  have  terms  to maturity  from the date of origination or  modification of not more than 30 years, and a weighted average  remaining term to maturity of  approximately
                                      358 months as of the Cut-off Date. The Mortgage Loans will bear interest at
                                      Mortgage  Rates of at least  7.600% per annum but  not more than 9.875% per annum, with a weighted average Mortgage Rate of 8.2394% per annum as of the
                                      Cut-off Date.  For  a  further  description  of  the  Mortgage  Loans,  see
                                      'Description of the Mortgage Pool' herein.
The Offered Certificates............  The Offered Certificates will be issued pursuant to a Pooling and Servicing
                                      Agreement,  to be  dated as  of the  Cut-off Date,  among the  Company, the
                                      Master Servicer and  the Trustee.  The Offered Certificates  will have  the following  Pass-Through  Rates,  Certificate Principal  Balances  and other features as of the Cut-off Date:

                                     Class A-1       Certificates         7.25%         $92,500,000             Senior
                                     Class A-2       Certificates         7.00%         $11,073,000       Accretion Directed/
                                                                                                            Segment/Senior
                                     Class A-3       Certificates         7.30%         $ 7,931,000       Accretion Directed/
                                                                                                            Segment/Senior
                                     Class A-4       Certificates         7.50%         $ 3,750,000         Accrual/Senior
                                     Class A-5       Certificates         7.50%         $18,000,000         Lockout/Senior
                                     Class A-6       Certificates         6.75%         $19,875,000          PAC I/Senior
                                     Class A-7       Certificates         7.00%         $16,143,000          PAC I/Senior
                                     Class A-8       Certificates         7.30%         $ 5,573,000          PAC I/Senior
                                     Class A-9       Certificates         7.50%         $15,189,000        PAC II/Accretion
                                                                                                            Directed/Senior
                                     Class A-11      Certificates         7.50%         $ 3,300,000         Accrual/Senior
                                     Class A-12      Certificates         7.50%         $ 6,000,000     Senior Support/Lockout
                                     Class A-13      Certificates         0.00%         $   112,678     Principal Only/ Senior
                                     Class A-14      Certificates     Variable Rate     $         0     Variable Strip/Interest
                                                                                                              Only/Senior
                                     Class R-I       Certificates         7.50%         $       100         Residual/Senior
                                     Class R-II      Certificates         7.50%         $       100         Residual/Senior
                                     Class M-1       Certificates         7.50%         $ 4,509,400            Mezzanine
                                     Class M-2       Certificates         7.50%         $ 3,221,000            Mezzanine
                                     Class M-3       Certificates         7.50%         $ 2,576,700            Mezzanine

                                      The Class A-2 Certificates and Class A-3 Certificates in the aggregate will be apportioned into  two segments  ('SEGMENT I'  and 'SEGMENT  II') in  the following  respective principal amounts and having the following respective features:
                                              Segment I       $ 9,000,000     Sequential Pay
                                              Segment II      $10,004,000     Sequential Pay
                                      The segments of the Class A-2  Certificates and Class A-3 Certificates  are
                                      not separately transferrable.
                                      The  Offered Certificates are subject to  various priorities for payment of interest and  principal  as described  herein.  For a  description  of  the allocation  of  interest  and  principal  distributions  among  the  Senior
                                      Certificates and  on the  Class  M Certificates,  see 'Description  of  the
                                      Certificates  -- Interest  Distributions,' ' --  Principal Distributions on
                                      the Senior Certificates' and  ' -- Principal Distributions  on the Class  M
                                      Certificates'  herein. For  a description of  the Pass-Through  Rate on the
                                      Variable  Strip  Certificates,  see  the  cover  and  'Description  of  the
                                      Certificates  -- Interest  Distributions' herein. Investors  in the Offered
                                      Certificates, should  carefully consider  the information  set forth  under
                                      'Summary   --  Special  Prepayment  Considerations,'  '  --  Special  Yield
                                      Considerations' and 'Certain  Yield and  Prepayment Considerations'  herein and 'Yield Considerations' in the Prospectus.
Class A-10 Certificates.............  The  Class A-10 Certificates, which are  not offered hereby, consist of the
                                      following  eleven  components  (each,  a  'COMPONENT')  in  the   following
                                      respective  principal amounts and having  the following respective interest rates and other features:

                                     Class A-10     Component A     $ 7,499,800     7.50%           Super Senior
                                     Class A-10     Component B     $         0     7.50%        Strip/Super Senior
                                     Class A-10     Component C     $         0     7.50%        Strip/Super Senior
                                     Class A-10     Component D     $ 9,000,000     7.50%       Accrual/Super Senior
                                     Class A-10     Component E     $         0     7.50%        Strip/Super Senior
                                     Class A-10     Component F     $ 5,246,000     7.50%        Accrual/Accretion
                                                                                               Directed/Super Senior
                                     Class A-10     Component G     $19,311,000     7.50%     Accretion Directed/TAC/
                                                                                                    Super Senior
                                     Class A-10     Component H     $ 4,291,055     7.50%        Accrual/Accretion
                                                                                                Directed/TAC/ Super
                                                                                                       Senior
                                     Class A-10     Component I     $         0     7.50%      PAC Strip/Super Senior
                                     Class A-10     Component J     $         0     7.50%      PAC Strip/Super Senior
                                     Class A-10     Component K     $         0     7.50%      PAC Strip/Super Senior

                                      Class A-10 Components D, F and H are referred to herein collectively as the
                                      'Accrual Components.' Class A-10 Components G and H are referred to  herein together as the 'TAC Components.' Class A-10 Components B, C, E, I, J and K
                                      are referred to herein collectively as the 'Strip Components.'
Certificate Registration............  The  Senior Certificates  other than  the Super  Senior Component, Variable
                                      Strip, Principal  Only  and  Residual  Certificates  (the  'DTC  REGISTERED
                                      CERTIFICATES')  will be represented by  one or more certificates registered in the name of Cede & Co., as  nominee of DTC. No Beneficial Owner will  be entitled  to  receive  a Certificate  of  such class  in  fully registered, certificated form (a  'DEFINITIVE CERTIFICATE'), except  under the  limited
                                      circumstances   described  herein.  The  Variable  Strip,  Principal  Only,
                                      Residual and  Class M  Certificates will  be offered  in fully  registered,
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                                      certificated  form. For  further registration  information and denomination amounts see 'Description of the Certificates' herein.
Pass-Through Rates on the Offered
  Certificates......................  The Pass-Through Rates on  all classes of  the Offered Certificates  (other than  the Variable Strip Certificates)  are fixed and are  set forth on the cover hereof. The Pass-Through Rate  on the Variable Strip Certificates  on
                                      each  Distribution Date will  equal the weighted average  of the Pool Strip
                                      Rates (as defined herein) on each of the Mortgage Loans as of the Due  Date
                                      (as  defined  herein)  in  the  month preceding  the  month  in  which such
                                      Distribution Date occurs.  The Pool  Strip Rate  on each  Mortgage Loan  is equal  to the  Net Mortgage  Rate thereon  minus 7.50%  (but not  less than
                                      0.00%). The  Net  Mortgage Rate  on  each Mortgage  Loan  is equal  to  the
                                      Mortgage  Rate thereon minus the rate per annum at which the related master servicing and subservicing fees  accrue (the 'SERVICING  FEE RATE'). As  of the  Cut-off Date, the Pool Strip Rates on the Mortgage Loans range between
                                      0.00% and 2.095% per annum. The  initial Pass-Through Rate on the  Variable
                                      Strip  Certificates is 0.4622%  per annum. The  Variable Strip Certificates have no Certificate Principal Balance and will accrue interest at the  then applicable  Pass-Through Rate  on the  related Notional  Amount (as defined herein).
Interest Distributions..............  Holders of each class of Senior Certificates (other than the Principal Only
                                      Certificates) and  the Class  M Certificates  will be  entitled to  receive interest  distributions  in  an  amount equal  to  the  Accrued Certificate
                                      Interest (as defined herein)  on such class on  each Distribution Date,  in the manner and priority set forth herein and to the extent of the Available
                                      Distribution Amount (as defined herein) for such Distribution Date, subject to the priorities described herein.
                                      With respect to any Distribution Date, Accrued Certificate Interest will be equal  to (a) in respect of each  class of Offered Certificates (other than the Variable  Strip  Certificates  and Principal  Only  Certificates),  one
                                      month's  interest  accrued on  the  Certificate Principal  Balance  of such
                                      Certificates of such class at the related Pass-Through Rate, (b) in respect of the Variable  Strip Certificates,  one month's interest  accrued on  the related Notional Amount thereof at the then-applicable Pass-Through Rate on such class for such Distribution Date and (c) in the case of the Class A-10
                                      Certificates,  one month's interest accrued on the amount of each Component thereof or,  with respect  to the  Strip Components,  the related  Notional
                                      Amount  thereof,  at the  interest rates  therefor, in  each case  less any
                                      interest  shortfalls   not  covered   with  respect   to  such   class   by
                                      Subordination, or by the Master Servicer, in each case as described herein, including  any Prepayment Interest Shortfall  (as defined herein) allocated thereto for such  Distribution Date.  The Notional Amount  of any  Variable
                                      Strip  Certificate as  of any Distribution  Date is equal  to the aggregate
                                      Stated Principal Balance of the  related Mortgage Loans, immediately  prior to  such  date.  The  Principal  Only  Certificates  are  not  entitled  to distributions of interest. The Pass-Through Rates on all classes of Offered
                                      Certificates (other than the Variable Strip Certificates and Principal Only
                                      Certificates) are  fixed  and  are  set forth  on  the  cover  hereof.  See
                                      'Description of the Certificates -- Interest Distributions' herein.
Principal Distributions.............  Holders of the Senior Certificates (other than the Class A-10 Certificates, to  the extent of the  Strip Components, which are  not entitled to receive any principal  distributions,  the  Variable  Strip  Certificates  and  the
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                                      Principal  Only Certificates) will be entitled to receive a distribution of principal on each Distribution Date, in  the manner and priority set  forth herein,  to the extent of the  portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Principal  Only
                                      Distribution  Amount (each as  defined herein) are  distributed. Holders of the Principal Only Certificates will be entitled to receive a  distribution of  principal on  each Distribution  Date, in  the manner  and priority set forth herein, to the  extent of the portion  of the Available  Distribution
                                      Amount   remaining  after  the  Senior   Interest  Distribution  Amount  is
                                      distributed. Holders  of  the  Principal Only  Certificates  are  generally entitled  to receive principal  payments only with  respect to the Discount
                                      Mortgage Loans (as defined herein).
                                      Holders of  each class  of the  Class M  Certificates will  be entitled  to receive  a  distribution of  principal on  each  Distribution Date,  in the manner and priority set forth herein, to  the extent of the portion of  the
                                      Available  Distribution Amount remaining after (i) distributions in respect of interest and principal to the holders of the Senior Certificates and any class of  Class  M Certificates  having  a higher  payment  priority,  (ii)
                                      reimbursements  for  certain  Advances  to the  Master  Servicer  and (iii)
                                      distributions in respect of interest to the holders of such class of  Class
                                      M Certificates.
                                      See  'Description  of the  Certificates --  Principal Distributions  on the
                                      Senior Certificates'  and  ' --  Principal  Distributions on  the  Class  M
                                      Certificates' herein.
Advances............................  The  Master Servicer is required to  make Advances in respect of delinquent payments of principal and  interest on the Mortgage  Loans, subject to  the limitations described herein. See 'Description of the
                                      Certificates -- Advances' herein and in the Prospectus.
Allocation of Losses;
  Subordination.....................  Subject to the limitations set forth below, Realized Losses on the Mortgage
                                      Loans  will be  allocated as follows:  first, to the  Class B Certificates;
                                      second,  to  the  Class   M-3  Certificates;  third,   to  the  Class   M-2
                                      Certificates;  fourth, to the  Class M-1 Certificates  until, in each case, the Certificate Principal  Balance of  each such class  of Certificates  is reduced to zero; and thereafter, if any such Realized Loss is on a Discount
                                      Mortgage Loan, to the Principal Only Certificates in an amount equal to the related  Discount Fraction of the principal  portion of such Realized Loss, and the remainder  of such Realized  Losses and the  entire amount of  such
                                      Realized   Losses  on   Non-Discount  Mortgage   Loans  to   the  remaining
                                      classes of Senior Certificates  on a pro rata  basis, as described  herein, except  that  Defaulted Mortgage  Losses otherwise  allocable to  the Super
                                      Senior Component  Certificates  will be  allocated  to the  Senior  Support
                                      Lockout  Certificates until the Certificate Principal Balance of the Senior
                                      Support Lockout Certificates is reduced to zero. The Subordination provided to the  Senior  Certificates  by  the Class  B  Certificates  and  Class  M
                                      Certificates  and  the  Subordination provided  to  each class  of  Class M
                                      Certificates by  the Class  B Certificates  and  by any  class of  Class  M
                                      Certificates subordinate thereto will cover Realized Losses on the Mortgage
                                      Loans  that  are Defaulted  Mortgage Losses  and,  to the  extent described below, Fraud Losses, Bankruptcy Losses  and Special Hazard Losses (each  as defined  herein). The  aggregate amounts  of Realized  Losses which  may be allocated by means of Subordination  to cover
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                                      Special Hazard Losses, Fraud Losses  and Bankruptcy  Losses  are  initially limited to $2,576,787, $5,153,573 and $127,664,  respectively. All  of  the foregoing amounts are subject to  periodic reduction  as  described  herein
                                      and may be further  reduced   as   described   in   the   Prospectus  under
                                      'Subordination.'

                                      In addition, any Special Hazard Losses, Fraud Losses and Bankruptcy  Losses
                                      in   excess  of  the  respective  amounts  of  coverage  therefor  and  any
                                      Extraordinary Losses  (as defined  herein) on  Non-Discount Mortgage  Loans will  be allocated on a pro rata basis among the Senior Certificates (other than the Principal  Only Certificates),  the Class M  Certificates and  the
                                      Class  B Certificates (any such Realized  Losses so allocated to the Senior
                                      Certificates (other  than  the  Principal Only  Certificates)  or  Class  M
                                      Certificates  will be allocated without  priority among the various classes thereof). The principal portion of  such losses on Discount Mortgage  Loans will  be allocated to the Principal Only Certificates in an amount equal to the related Discount  Fraction of such  losses, and the  remainder of  such losses  on Discount  Mortgage Loans will  be allocated  among the remaining
                                      Certificates on a pro  rata basis as described  above. See 'Description  of the Certificates -- Allocation of Losses; Subordination' herein.
                                      Neither  the Offered  Certificates nor  the Mortgage  Loans are  insured or guaranteed by any governmental agency or instrumentality or by the Company, the Master  Servicer,  the  Trustee,  GMAC  Mortgage  Group,  Inc.  or  any
                                      affiliate thereof.
Class B Certificates................  The   Class  B-1  Certificates,  Class   B-2  Certificates  and  Class  B-3
                                      Certificates will each  have a  Pass-Through Rate  of 7.50%  per annum  and
                                      initial   Certificate  Principal  Balances   of  $1,159,500,  $515,300  and
                                      $902,034, respectively, and  will evidence initial  undivided interests  of approximately  0.45%, 0.20% and 0.35%, respectively, in the Trust Fund. The
                                      Class B Certificates are not being offered hereby.
Optional Termination................  At its option, on any Distribution Date when the aggregate Stated Principal
                                      Balance of the Mortgage Loans is  less than 10% of the aggregate  principal balance  of the Mortgage Loans as of  the Cut-off Date, the Master Servicer
                                      or the Company may (i) purchase from the Trust Fund all remaining  Mortgage
                                      Loans  and other assets thereof, and thereby effect early retirement of the
                                      Certificates or (ii) purchase in whole, but not in part, the  Certificates.
                                      See  'Pooling  and  Servicing  Agreement --  Termination'  herein  and 'The
                                      Pooling and Servicing Agreement -- Termination; Retirement of Certificates'
                                      in the Prospectus.
Special Prepayment Considerations...  The rate and timing of principal payments on the Offered Certificates  will depend  on, among other  things, the rate and  timing of principal payments
                                      (including prepayments, defaults,  liquidations and  purchases of  Mortgage
                                      Loans  due to a  breach of a  representation and warranty)  on the Mortgage
                                      Loans. As  is  the  case with  mortgage-backed  securities  generally,  the
                                      Offered   Certificates  are  subject   to  substantial  inherent  cash-flow
                                      uncertainties because  the  Mortgage Loans  may  be prepaid  at  any  time.
                                      Generally,  when prevailing  interest rates  increase, prepayment  rates on mortgage loans tend to decrease, resulting in a slower return of  principal to  investors at a  time when reinvestment at  such higher prevailing rates would be  desirable. Conversely,  when prevailing  interest rates  decline, prepayment  rates on mortgage loans tend to increase, resulting in a faster

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                                      return of principal to investors at a time when reinvestment at  comparable yields may not be possible.
                                      The  multiple class  structure of the  Offered Certificates  results in the allocation of prepayments among certain classes as follows:
                                      PAC I Certificates:  The PAC I  Certificates have been  structured so  that principal  distributions generally will  be payable thereon  in the amounts determined by using the table described herein assuming that prepayments on
                                      the  Mortgage  Loans  occur  each   month  at  a  constant  level   between
                                      approximately 100% SPA and approximately 400% SPA, as described herein (the
                                      'PAC  I TARGETED RANGE'), and based  on certain other assumptions. However, as discussed herein, actual principal distributions may be greater or  less than  the described amounts. If the prepayments on the Mortgage Loans occur at a level below or above the PAC I Targeted Range, the amount of principal distributions may  deviate  from the  described  amounts and  the  weighted average  lives  of the  PAC I  Certificates may  be extended  or shortened.
                                      Investors in the PAC I Certificates should be aware that the  stabilization provided  by the Accrual Companion Certificates,  TAC Components and PAC II
                                      Certificates is limited.
                                      PAC II Certificates: The PAC II  Certificates have been structured so  that principal  distributions generally will  be payable thereon  in the amounts determined by using the table described herein assuming that prepayments on
                                      the  Mortgage  Loans  occur  each   month  at  a  constant  level   between
                                      approximately 145% SPA and approximately 250% SPA, as described herein (the
                                      'PAC  II TARGETED RANGE'), and based on certain other assumptions. However, as discussed herein, actual principal distributions may be greater or  less than  the described amounts. If the prepayments on the Mortgage Loans occur at a  level  below or  above  the PAC  II  Targeted Range,  the  amount  of principal  distributions  may deviate  from the  described amounts  and the weighted average  lives of  the  PAC II  Certificates  may be  extended  or shortened.  If the Certificate  Principal Balance of  the Accrual Companion
                                      Certificates is reduced to zero before Certificate Principal Balance of the
                                      PAC II  Certificates  has been  reduced  to  zero, the  rate  of  principal distributions  and the  weighted average lives  of the  PAC II Certificates will become more sensitive  to changes in the  rates of prepayments of  the
                                      Mortgage  Loans  because  the PAC  II  Certificates will  act  as companion
                                      certificates  by  stabilizing   principal  distributions  on   the  PAC   I
                                      Certificates  and the TAC Components. Investors  in the PAC II Certificates
                                      should be aware that the stabilization
                                      provided by the Accrual Companion Certificates is limited.
                                      PAC I Certificates and  PAC II Certificates: It  is very unlikely that  the
                                      Mortgage  Loans will prepay  at any particular  constant rate. Furthermore, the Planned Principal  Balances set  forth in the  table entitled  'Planned
                                      Principal  Balances and Targeted Principal  Balances' under 'Description of the Certificates  -- Principal  Distributions on  the Senior  Certificates'
                                      were  calculated based  on certain  assumptions which  may differ  from the actual performance of  the Mortgage  Loans. Moreover,  because the  Planned
                                      Principal  Balances were calculated using certain assumptions regarding the
                                      Mortgage Loans, the actual prepayment  behavior of the individual  Mortgage
                                      Loans  could  be  such  that  the  amount  available  for  distributions of principal in reduction of  the PAC I Certificates  and PAC II  Certificates
                                      may not result in their respective Certificate Principal


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                                      Balances equalling their  respective Planned  Principal  Balances  even  if prepayments were at a constant speed  within  the  PAC I Targeted Range  or the  PAC II  Targeted Range, as applicable.

                                      Accretion  Directed  Certificates and  Accrual  Certificates: Prior  to the
                                      Class A-10  Component D  Accretion Termination  Date (as  defined  herein),
                                      Segment  I of the Class A-2 Certificates and Class A-3 Certificates (as and
                                      to  the  extent  set  forth  herein)  will  receive  as  monthly  principal distributions  the Class A-10  Component D Accrual  Distribution Amount (as
                                      defined herein). Prior to the Class A-10 Component F Accretion  Termination
                                      Date  (as defined herein), Segment II of the Class A-2 Certificates and the
                                      Class A-3 Certificates (as and to the extent set forth herein) will receive as monthly principal distributions the Class
                                      A-10 Component F Accrual Distribution Amount (as defined herein). Prior  to the Class A-4 Accretion Termination Date (as defined herein), Segment II of the  Class A-2 Certificates  and the Class A-3  Certificates, and the Class
                                      A-10 Component F (as and  to the extent set  forth herein) will receive  as monthly  principal distributions the Class  A-4 Accrual Distribution Amount
                                      (as defined  herein).  Prior  to  the  Class  A-10  Component  H  Accretion
                                      Termination Date (as defined herein), the PAC II Certificates and the Class
                                      A-10  Component G (as and  to the extent set  forth herein) will receive as monthly principal distributions the Class
                                      A-10 Component H Accrual Distribution Amount (as defined herein). Prior  to the  Class A-11 Accretion Termination Date  (as defined herein), the PAC II
                                      Certificates and the TAC Components (as and to the extent set forth herein)
                                      will   receive    as   monthly    principal   distributions    the    Class
                                      A-11  Accrual Distribution Amount (as defined herein). Prior to the related
                                      Accretion  Termination  Date  (as  defined  herein),  interest   shortfalls
                                      allocated to the Accrual Sequential Portion Certificates, Accrual Companion
                                      Certificates  and the  amounts of  the Accrual  Components will  reduce the amount added to the Certificate Principal Balances of such Certificates and the amounts of such Components in  respect of interest accrued thereon  and will  result  in  a corresponding  reduction  of the  amount  available for distributions in respect of principal on  the Class A-2, Class A-3 and  PAC
                                      II Certificates and the Class A-10 Components F, G and H, as applicable, as described herein. Furthermore, because such interest shortfalls will result in  the Certificate Principal Balances of such Certificates and the amounts of such Components being less than  they would otherwise be, the amount  of interest that will accrue in the future on such Certificates and Components and  be  available  for  distributions  in  respect  of  principal  on such
                                      Certificates  and  Components  will  be  reduced. Accordingly, the weighted average  lives  of the Class A-2, Class A-3 and PAC II Certificates and the
                                      Class  A-10  Certificates, to  the extent of the Class A-10 Components F, G and H, would be extended.
                                      Because  the  Accrual  Sequential  Portion  Certificates  and  the  Accrual
                                      Companion  Certificates are  not entitled  to receive  any distributions of interest until the occurrence of  the Class A-4 Accretion Termination  Date and  Class  A-11  Accretion  Termination  Date,  respectively,  the Accrual
                                      Sequential Portion Certificates and the Accrual Companion Certificates will likely experience greater  price and yield  volatility than would  mortgage pass-through certificates that are otherwise similar but which are entitled to  current distributions  of interest.  Investors should  consider whether such volatility is suitable to their investment needs.

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                                      Investors in the  Accrual Sequential Portion  Certificates and the  Accrual
                                      Companion  Certificates should also  be aware that  the Class A-4 Accretion
                                      Termination Date and Class  A-11 Accretion Termination Date,  respectively, may  be later (or earlier) than  otherwise anticipated if prepayments occur slower (or faster)  than anticipated. Investors  in the Accrual  Sequential
                                      Portion Certificates and the Accrual Companion Certificates should be aware that  the Class  A-4 Accretion  Termination Date  and Class  A-11 Accretion
                                      Termination Date, respectively, could be different from that assumed at the time of purchase.
                                      Accrual Companion  Certificates: The  Accrual Companion  Certificates  will receive  as monthly principal  distributions the excess  of the PAC Portion
                                      (as defined herein)  over the sum  of the  PAC I Principal  Amount, PAC  II
                                      Principal  Amount  and  TAC  Principal  Amount  (each  as  defined herein).
                                      Accordingly, the Accrual  Companion Certificates will  be sensitive to  the rate of prepayments on the Mortgage Loans.
                                      Sequentially  Paying Classes: The Class A-1, Class A-2, Class A-3 and Class
                                      A-4 Certificates  are also  subject to  various priorities  for payment  of principal as described herein. Distributions of principal on classes having an  earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and  the weighted average lives  of classes  of Certificates with a later  priority of payment will be affected
                                      by  the  rates  of  prepayment  experienced  both  before  and  after   the
                                      commencement of principal distributions on such classes.
                                      Lockout  Certificates, Senior Support Lockout Certificates and Certificates
                                      with Subordination Features:  As described herein,  during certain  periods all  or a disproportionately large percentage  of principal payments on the
                                      Mortgage Loans will be allocated among the Senior Certificates (other  than the  Lockout Certificates, the Senior  Support Lockout Certificates and the
                                      Principal Only  Certificates), and,  during certain  periods, no  principal payments  will be distributed on the Lockout Certificates or Senior Support
                                      Lockout Certificates.  To  the  extent  that no  principal  payments  or  a
                                      disproportionately   small  percentage  of   such  principal  payments  are
                                      distributed on the Senior  Support Lockout Certificates, the  Subordination
                                      afforded  the  Super Senior  Component Certificates  by the  Senior Support
                                      Lockout  Certificates,  in  the  absence  of  offsetting  Realized   Losses
                                      allocated thereto, will be increased, and the weighted average lives of the
                                      Senior   Support  Lockout   Certificates  will  be   extended.  Unless  the
                                      Certificate  Principal  Balances  of  the   PAC  I  Certificates,  PAC   II
                                      Certificates  and Accrual Companion Certificates and the amounts of the TAC
                                      Components  have  been  reduced  to   zero,  the  Senior  Support   Lockout
                                      Certificates  will  be entitled  to receive  no distributions  of principal payments  prior  to  the  Distribution  Date  in  March  2002.  Unless  the
                                      Certificate  Principal Balance  of the Sequential  Portion Certificates and
                                      the amounts of the Class  A-10 Components A, D and  F have been reduced  to zero, the Lockout Certificates will be entitled to receive no distributions of principal payments prior to the Distribution Date in March 2002.
                                      As  described herein,  during certain  periods all  or a disproportionately large percentage of  Mortgagor prepayments  on the Mortgage  Loans will  be allocated  among the Senior  Certificates, and, during  certain periods, no
                                      Mortgagor  prepayments  or,   relative  to  the   Class  M  Percentage,   a
                                      disproportionately small percentage of such prepayments will be

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                                      distributed on the Class M Certificates. To the extent  that no prepayments
                                      or  a   disproportionately   small  percentage  of  such   prepayments  are
                                      distributed on the Class M Certificates,  the  Subordination  afforded  the
                                      Senior Certificates by the Class M Certificates (together with the Class  B
                                      Certificates),  in  the  absence of  offsetting  Realized  Losses allocated thereto, will be increased, and the  weighted average lives of the Class  M
                                      Certificates will be extended. Unless the Certificate Principal Balances of the  Senior Certificates (other than  the Principal Only Certificates) have been reduced to zero, the Class M Certificates will be entitled to  receive no distributions of Mortgagor prepayments prior to the Distribution Date in
                                      March 2002.
                                      See  'Description  of the  Certificates --  Principal Distributions  on the
                                      Senior  Certificates,'  '  --  Principal  Distributions  on  the  Class   M
                                      Certificates' and 'Certain Yield and Prepayment Considerations' herein, and
                                      'Maturity  and Prepayment  Considerations' in  the Prospectus.  For further information regarding the effect of  Mortgagor prepayments on the  weighted average  lives of the  Offered Certificates (other  than the Variable Strip
                                      Certificates and Residual Certificates), see the table entitled 'Percent of
                                      Initial  Certificate  Principal  Balance   Outstanding  at  the   Following
                                      Percentages of SPA' herein.
Special Yield Considerations........  The yield to maturity on each class of the Offered Certificates will depend on,  among  other  things,  the  rate  and  timing  of  principal  payments
                                      (including prepayments, defaults,  liquidations and  purchases of  Mortgage
                                      Loans  due to a  breach of a  representation and warranty)  on the Mortgage
                                      Loans and  the  allocation  thereof to  reduce  the  Certificate  Principal
                                      Balance  or related Notional Amount, as the case may be, of such class. The yield to  maturity on  each class  of the  Offered Certificates  will  also depend  on the Pass-Through Rate (as applicable) and the purchase price for such  Certificates.  The  yield  to  investors  on  any  class  of  Offered
                                      Certificates (other than the Principal Only Certificates) will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the
                                      Mortgage  Loans,  which are  expected to  result  from the  distribution of interest only  to  the date  of  prepayment  (rather than  a  full  month's interest)  in  connection with  prepayments  in full  and  the lack  of any distribution  of  interest  on  the  amount  of  any  partial  prepayments.
                                      Prepayment Interest Shortfalls resulting from Mortgagor prepayments in full in  any calendar month will not adversely  affect the yield to investors in the Offered Certificates to the extent such Prepayment Interest  Shortfalls
                                      are   offset   by   the   Master   Servicer.   See   'Description   of  the
                                      Certificates -- Interest Distributions' herein.
                                      In general, if a  class of Offered Certificates  is purchased at a  premium and  principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Offered
                                      Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to  maturity will  be lower than  anticipated at  the time  of purchase.
                                      The  Offered Certificates were  structured assuming, among  other things, a prepayment assumption of 250% SPA and corresponding weighted average  lives as described herein. The prepayment, yield and other


                                      assumptions  to  be used for  pricing purposes  for the  respective classes that are to be offered hereunder may vary as determined at the time of sale.
                                      The multiple class structure of  the Offered Certificates causes the  yield of  certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:
                                      Lockout Certificates: Investors in the Lockout Certificates should be aware that because  the  Lockout  Certificates  do not  receive  any  portion  of principal  payments prior to the Distribution  Date occurring in March 2002 and prior to the Distribution Date  occurring in March 2006 will receive  a
                                      disproportionately   small  portion  of   principal  payments  (unless  the
                                      Certificate Principal Balances of  the Sequential Portion Certificates  and
                                      the  amounts of the Class  A-10 Components A, D and  F have been reduced to zero), the weighted average life of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the
                                      Lockout Certificates of changes in  market interest rates or market  yields for  similar securities  may be  greater than  for other  classes of Senior
                                      Certificates entitled to such distributions.
                                      Senior Support  Lockout  Certificates:  Investors  in  the  Senior  Support
                                      Lockout  Certificates  should  be  aware that  because  the  Senior Support
                                      Lockout Certificates do not receive any portion of principal payments prior to the Distribution Date  occurring in March  2002 (unless the  Certificate
                                      Principal  Balances  of the  PAC I  Certificates,  PAC II  Certificates and
                                      Accrual Companion Certificates and the  amounts of the TAC Components  have been  reduced to  zero), the weighted  average lives of  the Senior Support
                                      Lockout Certificates will be longer than  would otherwise be the case,  and the  effect on the market value  of the Senior Support Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater than  for other classes of  Senior Certificates entitled  to such distributions.
                                      Accrual  Companion  Certificates:  The Accrual  Companion  Certificates may
                                      experience significant  price and  yield volatility  due to  the  companion nature  thereof.  Investors  should  consider  whether  such  volatility is suitable to their investment needs.
                                      Variable Strip Certificates: The yield  to investors on the Variable  Strip
                                      Certificates  will  be  extremely  sensitive  to  the  rate  and  timing of principal payments on the  Mortgage Loans (including prepayments,  defaults and  liquidations),  which rate  may fluctuate  significantly over  time. A faster than expected rate of principal payments on the Mortgage Loans  will have  a negative effect on the yield  to such investors and could result in the failure  of investors  in the  Variable Strip  Certificates to  recover their  initial investments.  In addition,  because holders  of the Variable
                                      Strip Certificates generally have rights  to relatively larger portions  of interest  payments on  Mortgage Loans  with higher  Mortgage Rates  than on
                                      Mortgage Loans with lower Mortgage  Rates, and because such Mortgage  Loans having  higher Mortgage  Rates are generally  likely to prepay  at a faster rate than  Mortgage Loans  with  lower Mortgage  Rates,  the yield  on  the
                                      Variable  Strip Certificates will be adversely affected to a greater extent than the yields  on the other  Offered Certificates if  the Mortgage  Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower
                                      Mortgage Rates. Because the Pool Strip Rates on the Discount


                                      Mortgage Loans equal 0.00%, the yield to investors  on  the  Variable  Strip
                                      Certificates will not be affected by prepayments  on  the  Discount Mortgage
                                      Loans. See 'Certain Yield   and   Prepayment   Considerations,'   especially
                                      'Variable   Strip   Certificate   and   Principal   Only  Certificate  Yield
                                      Considerations' herein.
                                      Principal Only  Certificates:  The  amounts payable  with  respect  to  the
                                      Principal  Only  Certificates derive  only from  principal payments  on the
                                      Discount Mortgage  Loans. As  a result,  the yield  on the  Principal  Only
                                      Certificates will be adversely affected by slower than expected payments of principal  on the  Discount Mortgage  Loans. Because  the Discount Mortgage
                                      Loans have lower Net Mortgage  Rates than the Non-Discount Mortgage  Loans, and  because the Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay  at a  slower  rate than  the  Non-Discount Mortgage  Loans.  See
                                      'Certain  Yield and  Prepayment Considerations,' especially  ' -- Principal
                                      Only Certificate Yield Considerations' herein.
                                      Certificates with Subordination  Features: The yield  to investors on  each class of Class M Certificates, and particularly on those classes of Class M
                                      Certificates  with lower payment priorities, will be extremely sensitive to losses due to defaults on the  Mortgage Loans (and the timing thereof),  to the  extent such losses are  not covered by the  Class B Certificates or by any other class of  Class M Certificates having  a lower payment  priority, because  the entire amount of such losses that are covered by Subordination will be allocable  to such  class or classes  of Class  M Certificates,  as described herein.
                                      After  the  Credit Support  Depletion Date,  the yield  to maturity  on the
                                      Senior Support Lockout Certificates will  be extremely sensitive to  losses due to defaults on the Mortgage Loans (and the timing thereof) because such losses  otherwise allocable to the Super Senior Component Certificates will be allocated first to the Senior Support Lockout Certificates, as described herein.  Furthermore,  as  described  herein,  the  timing  of  receipt  of principal  and interest by  the Senior Support  Lockout Certificates (after the Credit Support Depletion  Date) and any class  of Class M  Certificates may  be adversely affected by losses even if such class does not ultimately
                                      bear  such  loss.  See  'Certain  Yield  and  Prepayment   Considerations,'
                                      especially  ' -- Class M-2 and  Class M-3 Certificate Yield Considerations'
                                      herein and 'Yield Considerations' in the Prospectus.
                                      Residual Certificates: Holders of the Residual Certificates are entitled to receive distributions  of  principal  and  interest  as  described  herein;
                                      however, holders of such Certificates may have tax liabilities with respect to  their Certificates during  the early years  of the term  of the related
                                      REMIC that substantially exceed the principal and interest payable  thereon during  such periods.  See 'Certain  Yield and  Prepayment Considerations,'
                                      especially ' --  Additional Yield Considerations  Applicable Solely to  the
                                      Residual  Certificates' herein,  'Certain Federal  Income Tax Consequences'
                                      herein and in the Prospectus and 'Yield Considerations' in the Prospectus.
Certain Federal Income Tax
  Consequences......................  Two separate REMIC elections  will be made with  respect to the Trust  Fund for  federal  income  tax  purposes.  Upon  the  issuance  of  the  Offered
                                      Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion  generally to  the effect  that, assuming  compliance with all provisions of the Pooling and Servicing  Agreement, for  federal income tax purposes, REMIC I and REMIC  II  (as such  terms  are  defined  in  the
                                      Pooling  and  Servicing  Agreement)  will  each  qualify  as a  REMIC under
                                      Sections 860A through 860G of the Code.
                                      For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of 'residual interests' in REMIC I, (b) each class of the Senior
                                      Certificates  (other  than   the  Residual  Certificates),   the  Class   M
                                      Certificates  and  the Class  B  Certificates will  represent  ownership of
                                      'regular  interests'  in  REMIC  II  and  will  generally  be  treated   as
                                      representing  ownership of debt  instruments of REMIC II  and (c) the Class
                                      R-II Certificates will constitute the sole class of 'residual interests' in
                                      REMIC II.
                                      Under the REMIC Regulations, the Residual Certificates will not be regarded as having 'significant value' for  purposes of applying the rules  relating
                                      to   'excess  inclusions.'  In  addition,  the  Residual  Certificates  may constitute 'noneconomic'  residual  interests  for purposes  of  the  REMIC
                                      Regulations. Transfers of the Residual Certificates will be restricted in a manner  designed to prevent  a transfer of  a noneconomic residual interest from being disregarded  under the REMIC  Regulations. See 'Certain  Federal
                                      Income  Tax  Consequences  --  Special  Tax  Considerations  Applicable  to
                                      Residual   Certificates'   herein   and   'Certain   Federal   Income   Tax
                                      Consequences   --  REMICs   --  Taxation   of  Owners   of  REMIC  Residual
                                      Certificates --  Excess Inclusions'  and '  -- Noneconomic  REMIC  Residual
                                      Certificates' in the Prospectus.
                                      The  Residual Certificateholders  may be  required to  report an  amount of taxable income with respect to the early years of the related REMIC's  term that  significantly  exceeds  distributions  on  the  Residual Certificates during such years,  with corresponding  tax deductions  or losses  deferred until  the  later years  of  the related  REMIC's  term. Accordingly,  on a present value basis, the tax detriments occurring in the earlier years  may substantially  exceed the sum of any tax  benefits in the later years. As a result, the Residual  Certificateholders' after-tax rate  of return may  be zero or negative, even if their pre-tax rate of return is positive.
                                      See   'Certain  Yield  and  Prepayment  Considerations,'  especially  '  --
                                      Additional  Yield  Considerations   Applicable  Solely   to  the   Residual
                                      Certificates'  and 'Certain Federal Income  Tax Consequences -- Special Tax
                                      Considerations Applicable to Residual Certificates' herein.
                                      For further information  regarding the federal  income tax consequences  of investing  in  the Offered  Certificates, see  'Certain Federal  Income Tax
                                      Consequences' herein and in the Prospectus.
Legal Investment....................  The  Senior  Certificates  and  Class  M-1  Certificates  will   constitute
                                      'mortgage related securities' for purposes of SMMEA for so long as they are rated  in  at least  the  second highest  rating  category by  one  or more
                                      nationally  recognized   statistical  rating   agencies.  The   Class   M-2
                                      Certificates  and  Class  M-3 Certificates  will  not  constitute 'mortgage related securities' for  purposes of SMMEA.  Institutions whose  investment activities are subject to legal investment laws and regulations, regulatory capital  requirements or review by regulatory authorities may be subject to restrictions on investment in the  Offered Certificates and should  consult with  their  legal  advisors.  See  'Legal  Investment'  herein  and 'Legal
                                      Investment Matters' in the Prospectus.

Ratings.............................  It is a condition to the issuance of the Senior Certificates offered hereby
                                      (other  than   the  Variable   Strip   Certificates  and   Principal   Only
                                      Certificates)  that they be  rated 'AAA' by  each of Standard  & Poor's and
                                      Fitch. It is a condition to the issuance of the Variable Strip Certificates and Principal Only  Certificates that they  be rated 'AAAr'  by Standard  &
                                      Poor's  and 'AAA' by Fitch. It is a  condition of the issuance of the Class
                                      M-1 Certificates that they be rated not lower than 'AA' by each of Standard
                                      & Poor's and  Fitch. It is  a condition of  the issuance of  the Class  M-2
                                      Certificates  and Class M-3 Certificates that  they be rated not lower than
                                      'A' and  'BBB,'  respectively,  by  Fitch.  A  security  rating  is  not  a recommendation  to  buy, sell  or  hold securities  and  may be  subject to revision or withdrawal at any time by the assigning rating organization.  A security  rating does not address the  frequency of prepayments of Mortgage
                                      Loans, or the corresponding  effect on yield to  investors. The ratings  of the  Variable Strip  Certificates do not  address the  possibility that the holders of  such  Certificates may  fail  to fully  recover  their  initial
                                      investments.   See  'Certain  Yield   and  Prepayment  Considerations'  and
                                      'Ratings' herein and 'Yield Considerations' in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of $257,678,667. The Mortgage Pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first Mortgage Loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to Mortgage Loans which have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

     All of the Mortgage Loans were purchased by the Company through its affiliate Residential Funding from Unaffiliated Sellers as described herein and in the Prospectus, except in the case of 3.5% of the Mortgage Loans which were purchased by the Company through its affiliate Residential Funding from Homecomings Financial Network, Inc. (an affiliate of the Company). 51.0% of the Mortgage Loans were purchased from Chase Manhattan Mortgage Corporation, an Unaffiliated Seller. Except as described above, no Unaffiliated Seller sold more than 7.2% of the Mortgage Loans to Residential Funding. 99.1% of the Mortgage Loans are being or will be subserviced by Capstead Inc. As of December 31, 1996, Capstead Inc. serviced or subserviced approximately $35.6 billion of conventional one- to four-family residential mortgage loans. The principal office of Capstead Inc. is located at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204, and its telephone number is (214) 874-2323.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Company will assign the representations and warranties made by the related Sellers of the Mortgage Loans to the Trustee for the benefit of the Certificateholders and will also make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. To the best of the Company's knowledge, none of the Mortgage Loans were sold to Residential Funding by Unaffiliated Sellers that are institutions which are currently in receivership or conservatorship or involved in other insolvency or bankruptcy proceedings, or are no longer in existence. To the extent that any Seller of the Mortgage Loans does not repurchase a Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan, neither the Company nor Residential Funding will be required to repurchase such Mortgage Loan unless such breach also constitutes a breach of one of the Company's or Residential Funding's representations and warranties with respect to such Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan. In addition, neither the Company nor Residential Funding will be required to repurchase any Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan if the substance of any such breach also constitutes fraud in the origination of such affected Mortgage Loan. A limited amount of losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans will be covered by the Subordination (as defined herein) provided by the Class M Certificates and Class B Certificates as described herein under 'Description of the Certificates -- Allocation of Losses; Subordination.'

     None of the Mortgage Loans will have been originated prior to December 27, 1995, or will have a maturity date later than February 1, 2027. No Mortgage Loan will have a remaining term to maturity as of the Cut-off Date of less than 238 months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately 358 months. The weighted average original term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately 360 months.

     As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

     Approximately 0.1% of the Mortgage Loans will be Buydown Mortgage Loans.

     No Mortgage Loan provides for deferred interest or negative amortization.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.

                                 MORTGAGE RATES

                                                                    NUMBER OF                             PERCENT OF
MORTGAGE RATES (%)                                                MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------
7.500 - 7.624..................................................            1          $     137,900            0.05%
7.625 - 7.749..................................................            9              2,972,913            1.15
7.750 - 7.874..................................................           69             17,178,758            6.67
7.875 - 7.999..................................................          115             29,186,636           11.33
8.000 - 8.124..................................................          147             43,718,170           16.97
8.125 - 8.249..................................................           97             26,477,666           10.28
8.250 - 8.374..................................................          151             40,091,303           15.56
8.375 - 8.499..................................................          141             33,867,323           13.14
8.500 - 8.624..................................................          105             23,482,422            9.11
8.625 - 8.749..................................................           53             12,408,973            4.82
8.750 - 8.874..................................................           69             14,645,628            5.68
8.875 - 8.999..................................................           28              6,378,934            2.48
9.000 - 9.124..................................................           12              2,996,811            1.16
9.125 - 9.249..................................................            7              3,173,082            1.23
9.250 - 9.374..................................................            3                579,812            0.23
9.375 - 9.499..................................................            1                 81,268            0.03
9.625 - 9.749..................................................            1                 59,913            0.02
9.875 - 9.999..................................................            1                241,155            0.09
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

     As of the Cut-Off Date, the weighted average Mortgage Rate of the Mortgage Loans will be approximately 8.2394% per annum.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                       ORIGINAL MORTGAGE                            NUMBER OF                             PERCENT OF
                         LOAN BALANCE                             MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
                  ---------------------------                     --------------    -----------------    -------------

$        0 -  100,000..........................................          152          $  11,706,819            4.54%
   100,001 -  200,000..........................................          204             29,441,887           11.43
   200,001 -  300,000..........................................          385             97,660,583           37.90
   300,001 -  400,000..........................................          153             53,327,771           20.70
   400,001 -  500,000..........................................           52             23,581,821            9.15
   500,001 -  600,000..........................................           33             18,441,590            7.16
   600,001 -  700,000..........................................           14              8,923,548            3.46
   700,001 -  800,000..........................................            7              5,276,683            2.05
   800,001 -  900,000..........................................            4              3,383,115            1.31
   900,001 - 1,000,000.........................................            5              4,804,952            1.86
 1,100,001 - 1,200,000.........................................            1              1,129,898            0.44
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

     As of the Cut-Off Date, the average unpaid principal balance of the Mortgage Loans will be approximately $255,127.

                         ORIGINAL LOAN-TO-VALUE RATIOS

ORIGINAL                                                            NUMBER OF                             PERCENT OF
LOAN-TO-VALUE RATIO (%)                                           MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

 0.01 - 50.00..................................................            9          $   1,163,327            0.45%
50.01 - 55.00..................................................           28              5,167,801            2.01
55.01 - 60.00..................................................           47              9,869,544            3.83
60.01 - 65.00..................................................           60             16,826,799            6.53
65.01 - 70.00..................................................          117             29,530,825           11.46
70.01 - 75.00..................................................          225             55,448,699           21.52
75.01 - 80.00..................................................          394            105,286,742           40.86
80.01 - 85.00..................................................            9              2,455,670            0.95
85.01 - 90.00..................................................           79             21,584,994            8.38
90.01 - 95.00..................................................           42             10,344,267            4.01
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately 76.10%.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                    NUMBER OF                             PERCENT OF
STATE                                                             MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

California.....................................................          359          $ 107,248,696           41.62%
Florida........................................................           89             17,142,995            6.65
Colorado.......................................................           35              9,771,533            3.79
Georgia........................................................           43              9,474,586            3.68
Texas..........................................................           37              8,774,040            3.41
Maryland.......................................................           32              7,992,648            3.10
Virginia.......................................................           29              7,820,655            3.04
Other(1).......................................................          386             89,453,512           34.72
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

------------

(1) Other   includes  states  and  the  District   of  Columbia  with  under  3%
    concentrations individually.

     No more than 0.9% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.8% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                             MORTGAGE LOAN PURPOSE

                                                                    NUMBER OF                             PERCENT OF
LOAN PURPOSE                                                      MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

Purchase.......................................................          553          $ 137,296,039           53.28%
Rate/Term Refinance............................................          276             79,502,735           30.85
Equity Refinance...............................................          181             40,879,893           15.86
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

     The weighted average Loan-to-Value Ratio at origination of rate and term refinance Mortgage Loans will be 74.11%. The weighted average Loan-to-Value Ratio at origination of equity refinance Mortgage Loans will be 71.14%.

                       MORTGAGE LOAN DOCUMENTATION TYPES

                                                                    NUMBER OF                             PERCENT OF
DOCUMENTATION TYPE                                                MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

Full Documentation.............................................          700          $ 202,020,851           78.40%
Reduced Documentation..........................................          310             55,657,816           21.60
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans which were underwritten under a reduced loan documentation program will be 68.31%. No more than 29.2% of such reduced loan documentation Mortgage Loans will be secured by Mortgaged Properties located in California.

                                OCCUPANCY TYPES

                                                                    NUMBER OF                             PERCENT OF
OCCUPANCY                                                         MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

Primary Residence..............................................          979          $ 251,014,030           97.41%
Second/Vacation................................................           31              6,664,638            2.59
Non Owner-occupied.............................................            0                      0            0.00
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

                            MORTGAGED PROPERTY TYPES

                                                                    NUMBER OF                             PERCENT OF
PROPERTY TYPE                                                     MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

Single-family detached.........................................          708          $ 183,320,695           71.14%
Planned Unit Developments (detached)...........................          223             61,416,264           23.83
Two- to four-family units......................................           11              2,261,311            0.88
Condo Low-Rise (less than 5 stories)...........................           30              4,492,631            1.74
Condo Mid-Rise (5 to 8 stories)................................            4              1,021,154            0.40
Condo High-Rise (9 stories or more)............................            3                530,419            0.21
Townhouse......................................................            6                931,394            0.36
Townhouse (2 to 4 family units)................................            2                256,934            0.10
Planned Unit Developments (attached)...........................           21              3,090,097            1.20
Leasehold......................................................            2                357,768            0.14
                                                                      ------        -----------------    -------------
     Total.....................................................        1,010          $ 257,678,667          100.00%
                                                                      ------        -----------------    -------------
                                                                      ------        -----------------    -------------

                 NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                    NUMBER OF                             PERCENT OF
NET MORTGAGE RATE (%)                                             MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
---------------------------------------------------------------   --------------    -----------------    -------------

7.320%.........................................................          1             $   137,900            0.05%
7.345..........................................................          9               2,972,913            1.15
7.420..........................................................          1                 600,000            0.23
7.470..........................................................         37              10,382,023            4.03
                                                                        --
                                                                                    -----------------        -----
     Total.....................................................         48             $14,092,836            5.47%
                                                                        --          -----------------        -----
                                                                        --          -----------------        -----


     As of the Cut-off Date, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.7995%.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy (a 'PRIMARY HAZARD INSURANCE POLICY'). In addition, to the best of the Company's knowledge, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80.00% will be insured by a primary mortgage insurance policy (a

'PRIMARY INSURANCE POLICY') covering at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, at least 17% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01%, and at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. Substantially all of such Primary Insurance Policies were issued by General Electric Mortgage Insurance Corporation, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company, Republic Mortgage Insurance Company, Mortgage Guaranty Insurance Corporation or United Guaranty Residential Insurance Company (collectively, the 'PRIMARY INSURERS'). Each Primary Insurer has a claims paying ability currently acceptable to the Rating Agencies that have been requested to rate the Certificates; however, there is no assurance as to the actual ability of any Primary Insurer to pay claims. See 'Insurance Policies on Mortgage Loans' in the Prospectus.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1997-S3 Mortgage Pass-Through Certificates will include the following sixteen classes (the 'SENIOR CERTIFICATES'): (i) Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates; (ii) Class A-4 Certificates (the 'ACCRUAL SEQUENTIAL PORTION CERTIFICATES'; collectively, with the Class A-1, Class A-2 and Class A-3 Certificates, the 'SEQUENTIAL PORTION CERTIFICATES'); (iii) Class A-5 Certificates (the 'LOCKOUT CERTIFICATES'); (iv) Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates (collectively, the 'PAC I CERTIFICATES'); (v) Class A-9 Certificates (the 'PAC II CERTIFICATES'); (vi) Class A-10 Certificates (the 'SUPER SENIOR COMPONENT CERTIFICATES'); (vii) Class A-11 Certificates (the 'ACCRUAL COMPANION
CERTIFICATES'); (viii) Class A-12 Certificates (the 'SENIOR SUPPORT LOCKOUT CERTIFICATES'); (ix) Class A-13 Certificates (the 'PRINCIPAL ONLY CERTIFICATES'); (x) Class A-14 Certificates (the 'VARIABLE STRIP CERTIFICATES') and (xi) Class R-I Certificates and Class R-II Certificates (together, the 'RESIDUAL CERTIFICATES'). In addition to the Senior Certificates, the Series 1997-S3 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (collectively, the 'CLASS M CERTIFICATES') and the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the 'CLASS B CERTIFICATES' and, together with the Class M Certificates and Senior Certificates, the 'CERTIFICATES'). Only the Senior Certificates (other than the Class A-10 Certificates) and Class M Certificates (together, the 'OFFERED CERTIFICATES') are offered hereby.

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; and (iv) any applicable Primary Insurance Policies and Primary Hazard Insurance Policies and all proceeds thereof.

     The Class A-2 Certificates and Class A-3 Certificates in the aggregate will be apportioned into two segments ('SEGMENT I' and 'SEGMENT II') in the following respective principal amounts and having the following respective features:

Segment I................................   $ 9,000,000    Sequential Pay
Segment II...............................   $10,004,000    Sequential Pay

     The segments of the Class A-2 Certificates and Class A-3 Certificates are not separately transferrable.

     The Class A-10 Certificates, which are not offered hereby, consist of the following eleven Components in the following respective principal amounts and having the following respective interest rates and other features:

Class A-10 Component A.................   $ 7,499,800    7.50%   Super Senior
Class A-10 Component B.................   $         0    7.50%   Strip/Super Senior
Class A-10 Component C.................   $         0    7.50%   Strip/Super Senior
Class A-10 Component D.................   $ 9,000,000    7.50%   Accrual/Super Senior
Class A-10 Component E.................   $         0    7.50%   Strip/Super Senior
Class A-10 Component F.................   $ 5,246,000    7.50%   Accrual/Accretion
                                                                 Directed/Super Senior
Class A-10 Component G.................   $19,311,000    7.50%   Accretion Directed/TAC/
                                                                 Super Senior
Class A-10 Component H.................   $ 4,291,055    7.50%   Accrual/Accretion
                                                                 Directed/TAC/
                                                                 Super Senior
Class A-10 Component I.................   $         0    7.50%   PAC Strip/Super Senior
Class A-10 Component J.................   $         0    7.50%   PAC Strip/Super Senior
Class A-10 Component K.................   $         0    7.50%   PAC Strip/Super Senior

     Class A-10 Components D, F and H are referred to herein collectively as the 'ACCRUAL COMPONENTS.' Class A-10 Components G and H are referred to herein together as the 'TAC COMPONENTS.' Class A-10 Components B, C, E, I, J and K are referred to herein collectively as the 'STRIP COMPONENTS.' The initial Certificate Principal Balance of the Class A-10 Certificates will be $45,347,855.

     The Principal Only Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans. A 'DISCOUNT MORTGAGE LOAN' is any Mortgage Loan with a Net Mortgage Rate less than 7.50% per annum. With respect to each Discount Mortgage Loan, the 'DISCOUNT FRACTION' is equal to a fraction, expressed as a percentage, the numerator of which is 7.50% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 7.50%. The Mortgage Loans other than the Discount Mortgage Loans are referred to herein as the 'NON-DISCOUNT MORTGAGE LOANS.'

     The DTC Registered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The DTC Registered Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Principal Only Certificates and Class M-1 Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Principal Only Certificate and one Class M-1 Certificate, each evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of Certificates. The Class M-2 Certificates and Class M-3 Certificates will be issued in registered, certificated form, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, except for one Class M-3 Certificate, evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of Certificates. The Variable Strip Certificates and Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% Percentage Interest, except, in the case of the Residual Certificates, as otherwise set forth herein under 'Certain Federal Income Tax Consequences.'

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ('Cede'). No Beneficial Owner will be entitled to receive a Definitive Certificate, except as set forth below under ' -- Book-Entry Registration of Certain of the Senior Certificates -- Definitive Certificates.' Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE SENIOR CERTIFICATES

     General. Beneficial Owners that are not Participants or Intermediaries but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related DTC Registered Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such DTC Registered Certificates. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

     None of the Company, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under 'Description of the Certificates -- Form of Certificates.'

     Upon the occurrence of an event described in the Prospectus in the third paragraph under 'Description of the Certificates -- Form of Certificates,' the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC
Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     For  additional   information  regarding   DTC  and   the  DTC   Registered
Certificates, see 'Description of the Certificates -- Form of Certificates' in the Prospectus.

AVAILABLE DISTRIBUTION AMOUNT

     The 'AVAILABLE DISTRIBUTION AMOUNT' for  any Distribution Date is equal  to
(i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any subservicing fees (collectively, the 'SERVICING FEES'), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described herein under ' -- Principal Distributions on the Senior Certificates,' any such amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and (ii) the Determination Date is the 20th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior Certificates (other than the Principal Only Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date commencing on the first Distribution Date in the case of all classes of Senior Certificates (other than the Class A-4 Certificates and Class A-11 Certificates and the Class A-10 Certificates, to the extent of the Accrual Components) and commencing on (a) the Class A-4 Accretion Termination Date (as defined below) in the case of the Class A-4 Certificates, (b) the Class A-11 Accretion Termination Date (as defined below) in the case of the Class A-11 Certificates and (c) the Class A-10 Component D Accretion Termination Date, Class A-10 Component F Accretion Termination Date and Class A-10 Component H Accretion Termination Date (each as defined below), in the case of interest accrued on Class A-10 Component D, Class A-10 Component F and Class A-10 Component H, respectively. Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date after distributions of interest and principal to the Senior Certificates, reimbursements for certain Advances to the Master Servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

     With respect to any Distribution Date, 'ACCRUED CERTIFICATE INTEREST' will be equal to (a) in the case of each class of Offered Certificates (other than the Variable Strip Certificates and Principal Only Certificates), one month's interest accrued on the Certificate Principal Balance of the Certificates of such class immediately prior to such Distribution Date at the related Pass-Through Rate, (b) in the case of the Variable Strip Certificates one month's interest accrued on the related Notional Amount at the then-applicable Pass-Through Rate and (c) in the case of the Class A-10 Certificates, (1) in the case of the Strip Components, one month's interest accrued on the related Notional Amounts of the Strip Components (as described herein) at the related Pass-Through Rate and (2) in the case of the Class A-10 Components other than the Strip Components, one month's interest accrued on the amounts of such Components at the related Pass-Through Rate; in each case less interest shortfalls, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the Senior Certificates by the Subordination provided by the Class B Certificates and Class M Certificates and by the Senior Support Lockout Certificates (to the Super Senior Component Certificates only) and, with respect to the Class M Certificates to the extent not covered by the Subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall (as defined below) to the extent not covered by the Master Servicer as described below;

          (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ('EXCESS SPECIAL HAZARD LOSSES'), Fraud Losses in excess of the Fraud Loss Amount ('EXCESS FRAUD LOSSES'), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ('EXCESS BANKRUPTCY LOSSES') and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES')) not allocated through Subordination;

          (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

          (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations, all allocated as described below.

Such reductions will be allocated among the holders of all classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest which would have been payable on such Distribution Date absent such reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on such class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under ' -- Allocation of Losses; Subordination.' Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Principal Only Certificates are not entitled to distributions of interest.

     The 'CLASS A-4 ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the amount of Segment II of the Class A-2 Certificates and Class A-3 Certificates and the amount of the Class A-10 Component F have been reduced to zero and (ii) the Credit Support Depletion Date (as defined herein). On each Distribution Date preceding the Class A-4 Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-4 Certificates for such date (the 'CLASS A-4 ACCRUAL DISTRIBUTION AMOUNT') will be added to the Certificate Principal Balance thereof, and such amount will be distributed to the holders of the Class A-2 Certificates and the Class A-3 Certificates in respect of Segment II and the Class A-10 Component F in the manner and priority set forth herein. The amount so added to the Certificate Principal Balance of the Class A-4 Certificates will thereafter accrue interest at a rate of 7.50% per annum. On each Distribution Date on or after the Class A-4 Accretion Termination Date, the entire Class A-4 Accrual Distribution Amount for such date will be payable to the holders of the Class A-4 Certificates to the extent not required to fully reduce the amount of Segment II of the Class A-2 Certificates and Class A-3 Certificates or reduce the amount of the Class A-10 Component F to zero on such Class A-4 Accretion Termination Date; provided, however, that if the Class A-4 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-4 Accrual Distribution Amount for such date will be payable to the holders of the Class A-4 Certificates, in reduction of the Certificate Principal Balance thereof.

     The 'CLASS A-11 ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the PAC II Certificates and the amounts of the Class A-10 Component G and the Class A-10 Component H have been reduced to zero and (ii) the Credit Support Depletion Date (as defined herein). On each Distribution Date preceding the Class A-11 Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-11 Certificates for such date (the 'CLASS A-11 ACCRUAL DISTRIBUTION AMOUNT') will be added to the Certificate Principal Balance thereof, and such amount will be distributed to the holders of the PAC II Certificates, the Class A-10 Component G and the Class A-10 Component H in the manner and priority set forth herein. The amount so added to the Certificate Principal Balance of the Class A-11 Certificates will thereafter accrue interest at a rate of 7.50% per annum. On each Distribution Date on or after the Class A-11 Accretion Termination Date, the entire Class A-11 Accrual Distribution Amount for such date will be payable to the holders of the Class A-11 Certificates to the extent not required to fully retire the PAC II Certificates or reduce the amounts of the Class A-10 Component G and the Class A-10 Component H to zero on such Class A-11 Accretion Termination Date; provided, however, that if the Class A-11 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-11 Accrual Distribution Amount for such date will be payable to the holders of the Class A-11 Certificates, in reduction of the Certificate Principal Balance thereof.

     The 'CLASS A-10 COMPONENT D ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the amount of Segment I of the Class A-2 Certificates and Class A-3 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date (as defined herein). On each Distribution Date preceding the Class A-10 Component D Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-10 Component D for such date (the 'CLASS A-10 COMPONENT D ACCRUAL DISTRIBUTION AMOUNT') will be added to the amount of such Component, and such amount will be distributed to the holders of the Class A-2 Certificates and the Class A-3 Certificates in respect of Segment I in the manner and priority set forth herein. The amount so added to the amount of the Class A-10 Component D will thereafter accrue interest at a rate of 7.50% per annum. On each Distribution Date on or after the Class A-10 Component D Accretion Termination Date, the entire Class A-10 Component D Accrual Distribution Amount for such date will be payable to the holders of the Class A-10 Certificates to the extent not required to fully reduce the amount of Segment I of the Class A-2 Certificates and Class A-3 Certificates to zero as described herein on such Class A-10 Component D Accretion Termination Date; provided, however, that if the Class A-10 Component D Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-10 Component D Accrual Distribution Amount for such date will be payable to the holders of the Class A-10 Certificates, in reduction of the amount of the Class A-10 Component D.

     The 'CLASS A-10 COMPONENT F ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the amount of Segment II of the Class A-2 Certificates and Class A-3 Certificates has been reduced to zero and
(ii) the Credit Support Depletion Date (as defined herein). On each Distribution Date preceding the Class A-10 Component F Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-10 Component F for such date (the 'CLASS A-10 COMPONENT F ACCRUAL DISTRIBUTION AMOUNT') will be added to the amount of such Component, and such amount will be distributed to the holders of the Class A-2 Certificates and Class A-3 Certificates in respect of Segment II in the manner and priority set forth herein. The amount so added to the amount of the Class A-10 Component F will thereafter accrue interest at a rate of 7.50% per annum. On each Distribution Date on or after the Class A-10 Component F Accretion Termination Date, the entire Class A-10 Component F Accrual Distribution Amount for such date will be payable to the holders of the Class A-10 Certificates to the extent not required to fully reduce the amount of Segment II of the Class A-2 Certificates and Class A-3 Certificates to zero as described herein on such Class A-10 Component F Accretion Termination Date; provided, however, that if the Class A-10 Component F Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-10 Component F Accrual Distribution Amount for such date will be payable to the holders of the Class A-10 Certificates, in reduction of the amount of the Class A-10 Component F.

     The 'CLASS A-10 COMPONENT H ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the PAC II Certificates and the amount of the Class A-10 Component G have been reduced to zero and (ii) the Credit Support Depletion Date (as defined herein). On each Distribution Date preceding the Class A-10 Component H Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-10 Component H for such date (the 'CLASS A-10 COMPONENT H ACCRUAL DISTRIBUTION AMOUNT') will be added to the amount of such Component, and such amount will be distributed to the holders of the PAC II Certificates and the Class A-10 Certificates (in respect of the Class A-10 Component G) in the manner and priority set forth herein. The amount so added to the amount of the Class A-10 Component H will thereafter accrue interest at a rate of 7.50% per annum. On each Distribution Date on or after the Class A-10 Component H Accretion Termination Date, the entire Class A-10 Component H Accrual Distribution Amount for such date will be payable to the holders of the Class A-10 Certificates to the extent not required to fully retire the PAC II Certificates and reduce the amount of the Class A-10 Component G to zero on such Class A-10 Component H Accretion Termination Date; provided, however, that if the Class A-10 Component H Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-10 Component H Accrual Distribution Amount for such date will be payable to the holders of the Class A-10 Certificates, in reduction of the amount of the Class A-10 Component H.

     The Class A-4 Accrual Distribution Amount, Class A-11 Accrual Distribution Amount, Class A-10 Component D Accrual Distribution Amount, Class A-10 Component F Accrual Distribution Amount and Class A-10 Component H Accrual Distribution Amount are referred to collectively herein as the 'ACCRUAL DISTRIBUTION
AMOUNTS.' The Class A-4 Accretion Termination Date, Class A-11 Accretion Termination Date, Class A-10 Component D Accretion Termination Date, Class A-10 Component F Accretion Termination Date and Class A-10 Component H Accretion Termination Date are referred to collectively herein as the 'ACCRETION TERMINATION DATES.'

     The 'PREPAYMENT INTEREST SHORTFALL' for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of
(a) one-twelfth of 0.125% of the Stated Principal Balance (as defined herein) of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to such Distribution Date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the Master Servicer from master servicing compensation or otherwise. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See 'Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses' herein.

     If on any Distribution Date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest, subject to the priorities described herein with respect to the Senior Support Lockout Certificates on or after the Credit Support Depletion Date. In addition, the amount of any such interest shortfalls that are covered by Subordination (specifically, interest shortfalls not described in clauses (i) through (iv) in the eighth preceding paragraph) will be unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of such classes entitled to such amounts on subsequent Distribution Dates, to the extent of available funds after interest distributions as required herein. Such shortfalls could occur, for example, if delinquencies on the Mortgage Loans were exceptionally high and were concentrated in a particular month and Advances by the Master Servicer did not cover the shortfall. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

     Prior to the Class A-4 Accretion Termination Date, interest shortfalls to be allocated to the Class A-4 Certificates will be so allocated by reducing the amount that is added to the Certificate Principal Balance thereof in respect of Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the Class A-2 Certificates and Class A-3 Certificates in respect of Segment II and the Class A-10 Certificates (to the extent of the Class A-10 Component F), to the extent any such class or Component would have been entitled to such amounts, and will cause the Certificate Principal Balances of such Certificates or the amounts of such Components to be reduced to zero later than would otherwise be the case. See 'Certain Yield and Prepayment Considerations' herein. Any interest shortfalls allocated to the Class A-4 Certificates on any Distribution Date will cause the Certificate Principal Balance of such Certificate to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Certificate after such Distribution Date.

     Prior to the Class A-11 Accretion Termination Date, interest shortfalls to be allocated to the Class A-11 Certificates will be so allocated by reducing the amount that is added to the Certificate Principal Balance thereof in respect of Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the PAC II Certificates and Class A-10 Certificates (to the extent of the Class A-10
Component  G and  Class A-10  Component H), to  the extent  such Certificates or
Components would have been entitled to such amounts, and will cause the Certificate Principal Balances of such Certificates or the amounts of such Components to be reduced to zero later than would otherwise be the case. See 'Certain Yield and Prepayment Considerations' herein. Any interest shortfalls allocated to the Class A-11 Certificates on any Distribution Date will cause the Certificate Principal Balance of such Certificate to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Certificate after such Distribution Date.

     Prior to the Class A-10 Component D Accretion Termination Date, interest shortfalls to be allocated to the Class A-10 Certificates, to the extent of Class A-10 Component D, will be so allocated by reducing the amount that is added to such Component in respect of Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the Class A-2 Certificates and Class A-3 Certificates in respect of Segment I, to the extent such Certificates would have been entitled to such amounts, and will cause the Certificate Principal Balances of such Certificates to be reduced to zero later than would otherwise be the case. See 'Certain Yield and Prepayment Considerations' herein. Any interest shortfalls allocated to the Class A-10 Certificates, in respect of the Class A-10 Component D, on any Distribution Date will cause the amount of such Component to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Component after such Distribution Date.

     Prior to the Class A-10 Component F Accretion Termination Date, interest shortfalls to be allocated to the Class A-10 Certificates, to the extent of Class A-10 Component F, will be so allocated by reducing the amount that is added to such Component in respect of Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the Class A-2 Certificates and Class A-3 Certificates in respect of Segment II, to the extent such Certificates would have been entitled to such amounts, and will cause the Certificate Principal Balances of such Certificates to be reduced to zero later than would otherwise be the case. See 'Certain Yield and Prepayment Considerations' herein. Any interest shortfalls allocated to the Class A-10 Certificates, in respect of the Class A-10 Component F, on any Distribution Date will cause the amount of such Component to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Component after such Distribution Date.

     Prior to the Class A-10 Component H Accretion Termination Date, interest shortfalls to be allocated to the Class A-10 Certificates, to the extent of Class A-10 Component H, will be so allocated by reducing the amount that is added to such Component in respect of Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the PAC II Certificates and the Class A-10 Certificates (to the extent of the Class A-10 Component G), to the extent such Certificates or Components would have been entitled to such amounts, and will cause the Certificate Principal Balances of such Certificates and the amounts of such Components to be reduced to zero later than would otherwise be the case, even if, in the case of the PAC II Certificates, prepayment speeds are within the PAC II Targeted Range. See 'Certain Yield and Prepayment Considerations' herein. Any interest shortfalls allocated to the Class A-10 Certificates, in respect of the Class A-10 Component H, on any Distribution Date will cause the amount of such Component to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Component after such Distribution Date.

     The Pass-Through Rates on all classes of Offered Certificates (other than the Principal Only Certificates, which are not entitled to distributions of interest, and the Variable Strip Certificates) are fixed and are set forth on the cover hereof. The Pass-Through Rate on the Variable Strip Certificates on each Distribution Date will equal the weighted average, as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans in the Mortgage Pool. The 'POOL STRIP RATE' on any Mortgage Loan is equal to the Net Mortgage Rate thereon minus 7.50% (but not less than 0.00%). The 'NET MORTGAGE RATE' on each Mortgage Loan is equal to the Mortgage Rate thereon minus the rate per annum of which the related master servicing and subservicing fees accrue (the 'SERVICING FEE RATE'). The initial Pass-Through Rate on the Variable Strip Certificates is 0.4622% per annum. The Pass-Through Rate on each Component of the Class A-10 Certificates is set forth under ' -- General' above.

     As described herein, the Accrued Certificate Interest allocable to each class of Certificates (other than the Principal Only Certificates, which are not entitled to any distributions in respect of interest, and the Class A-10 Certificates, to the extent of the Strip Components) is based on the Certificate Principal Balance thereof or, in the case of the Class A-10 Certificates, to the extent of the Strip Components, and the Variable Strip Certificates, on the related Notional Amounts. The 'CERTIFICATE PRINCIPAL BALANCE' of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, plus, in the case of the Accrual Sequential Portion Certificates, the Accrual Companion Certificates and the Class A-10 Certificates, to the extent of the Accrual Components, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal
Balance  of  such  Certificates  or  the  amount  of  such  Components  on  each
Distribution Date on or prior to the related Accretion Termination Dates, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate (including any Component thereof (other than the Strip Components)) and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any Certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby times the excess, if any, of (a) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of all other classes of Certificates then outstanding. The Notional Amount of any Variable Strip Certificate as of any Distribution Date is equal to the aggregate Stated Principal Balance of the related Mortgage Loans, immediately prior to such date. At the option of the initial holder of the Variable Strip Certificates, any Variable Strip Certificate can be exchanged by such holder for one or more Variable Strip Certificates that represent, in the aggregate, the same Notional Amount. The Notional Amount of Class A-10 Component B as of any date of determination will equal 1/30th of the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such date. The Notional Amount of Class A-10 Component C as of any date of determination will equal 1/15th of the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such date. The Notional Amount of Class A-10 Component E as of any date of determination will equal 2/75ths of the Certificate Principal Balance of the Class A-3 Certificates immediately prior to such date. The Notional Amount of Class A-10 Component I as of any date of determination will equal 1/10th of the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such date. The Notional Amount of Class A-10 Component J as of any date of determination will equal 1/15th of the Certificate Principal Balance of the Class A-7 Certificates immediately prior to such date. The Notional Amount of Class A-10 Component K as of any date of determination will equal 2/75ths of the Certificate Principal Balance of the Class A-8 Certificates immediately prior to such date. Reference to the Notional Amount of the Variable Strip Certificates or a Strip Component is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     Except as provided below, holders of the Senior Certificates (other than the Class A-10 Certificates, to the extent of the Strip Components, and the Variable Strip Certificates, which are not entitled to receive any principal distributions, and the Principal Only Certificates) will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the Available Distribution Amount remaining after the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for such Distribution Date (the 'SENIOR INTEREST DISTRIBUTION AMOUNT') and the Principal Only

Distribution Amount (as defined below) are distributed, a distribution allocable to principal equal to the sum of the following:

          (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

             (1) the principal portion of all scheduled monthly payments on the Mortgage Loans (other than the related Discount Fraction of the principal portion of such payments, with respect to each Discount Mortgage Loan) due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions, as defined below (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan), which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

             (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) (other than the related Discount Fraction of the principal portion of such proceeds, with respect to each Discount Mortgage Loan) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

             (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Mortgagor prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

          (ii) in connection with the Final Disposition of a Mortgage Loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal (in each case other than the portion of such collection, with respect to a Discount Mortgage Loan included in clause (iii) of the definition of 'Principal Only Distribution Amount' below);

          (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial Mortgagor prepayments made by the respective Mortgagors of the Mortgage Loans (other than the related Discount Fraction of such Mortgagor prepayments, with respect to each Discount Mortgage Loan) during the preceding calendar month;

          (iv) if  such  Distribution Date  is  on  or prior  to  any  Accretion
     Termination Date, the related Accrual Distribution Amount for such Distribution Date, to the extent added to the Certificate Principal Balance of the related Certificate or the amount of the related Component;

          (v) any Excess Subordinate Principal Amount (as defined below) for such Distribution Date; and

          (vi) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iv) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Principal Only Distribution Amount have been distributed and (b) the sum of the amounts described in clauses (i) through (vi) of the immediately preceding paragraph is hereinafter referred to as the 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT.' With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the 'EXCESS SUBORDINATE PRINCIPAL AMOUNT' is equal to the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the aggregate of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of

Realized Losses to be allocated to such class or classes of Certificates on such Distribution Date, as reduced by any amount calculated pursuant to clause (v) of the definition of 'Principal Only Distribution Amount.'

     Holders of the Principal Only Certificates will be entitled to receive on each Distribution Date, to the extent of the excess, if any, of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Only Distribution Amount. The 'PRINCIPAL ONLY DISTRIBUTION AMOUNT' is equal to the aggregate of:

          (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due on the related Due Date, whether or not received on or prior to the related Determination Date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

          (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below), including full and partial Mortgagor prepayments, repurchases of Discount Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

          (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (b) the aggregate amount of collections on such Discount Mortgage Loan to the extent applied as recoveries of principal;

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed; and

          (v) with respect to each Final Disposition of a Discount Mortgage Loan in connection with such Distribution Date or any prior Distribution Date, to the extent that the amount included under clause (iii) above for such Distribution Date was less than the amount described in (a) under clause
     (iii) above (each such shortfall, a 'PRINCIPAL ONLY COLLECTION SHORTFALL'), an amount equal to the aggregate of the Principal Only Collection Shortfalls, less any amounts paid pursuant to this clause on a prior Distribution Date, until paid in full; provided, that distributions pursuant to this clause (v) shall only be made to the extent of Eligible Funds (as described below) on any Distribution Date.

     A 'FINAL DISPOSITION' of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     'ELIGIBLE FUNDS' on any Distribution Date means the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount (determined without regard to clause (v) thereof), the Principal Only Distribution Amount (determined without regard to clause (v) thereof) and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates. Notwithstanding any other provision hereof, any distribution in respect of any Principal Only Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on such Distribution Date on (i) first, the Class B-1 Certificates and Class B-2 Certificates and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

     The 'STATED PRINCIPAL BALANCE' of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

     The 'SENIOR PERCENTAGE,' which initially will equal approximately 95.00% and will in no event exceed 100%, will be recalculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Principal Only Certificates) immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date. The 'SUBORDINATE PERCENTAGE' as of any date of determination is equal to 100% minus the Senior Percentage as of such date. The 'LOCKOUT CERTIFICATE PERCENTAGE' will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Sequential Portion Certificates and the Lockout Certificates and the amounts of the Class A-10 Components A, D and F. The 'SENIOR SUPPORT LOCKOUT CERTIFICATE PERCENTAGE' will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Support Lockout Certificates divided by the aggregate Certificate Principal Balances of the PAC I Certificates, PAC II Certificates, Accrual Companion Certificates and Senior Support Lockout Certificates and the amounts of the TAC Components. The initial Senior Percentage is less than the initial percentage interest in the Trust Fund evidenced by the classes of Senior Certificates (including the Principal Only Certificates) in the aggregate, because such percentage is calculated without regard to either the Certificate Principal Balance of the Principal Only Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     The 'SENIOR ACCELERATED DISTRIBUTION PERCENTAGE' for any Distribution Date occurring prior to the Distribution Date in March 2002 will equal 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years following the Delivery Date will be as follows:

          (i) for any Distribution Date during the sixth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date;

          (ii) for any Distribution Date during the seventh year after the Delivery Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date;

          (iii) for any Distribution Date during the eighth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date;

          (iv) for any Distribution Date during the ninth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%).

Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either:

          (a)(i)(X) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Delivery Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates;

or

          (b)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates (other than the Principal Only Certificates) to zero, the Senior Accelerated Distribution Percentage will equal 0%. See 'Subordination' in the Prospectus.

     The 'LOCKOUT DISTRIBUTION PERCENTAGE' for any Distribution Date occurring prior to the Distribution Date in March 2002 will be equal to 0%. The Lockout Distribution Percentage for any Distribution Date occurring after the first five years following the Delivery Date will be as follows: for any Distribution Date during the sixth year after the Delivery Date, 30% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, 40% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Delivery Date, 60% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the ninth year after the Delivery Date, 80% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the Lockout Certificate Percentage. Notwithstanding the foregoing, if the Certificate Principal Balances of the Sequential Portion Certificates and the amounts of the Class A-10 Components A, D and F have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

     The 'SENIOR SUPPORT LOCKOUT DISTRIBUTION PERCENTAGE' for any Distribution Date occurring prior to the Distribution Date in March 2002 will be equal to 0%. For any Distribution Date occurring on or after March 2002 and prior to March 2006, the Senior Support Lockout Distribution Percentage will equal 53% of the Senior Support Lockout Certificate Percentage. For any Distribution Date occurring on or after March 2006, the Senior Support Lockout Distribution
Percentage will equal the Senior Support Lockout Certificate Percentage. Notwithstanding the foregoing, if the Certificate Principal Balance of the PAC I Certificates, PAC II Certificates and Accrual Companion Certificates and the amounts of the TAC Components have been reduced to zero, the Senior Support Lockout Distribution Percentage will be equal to 100%.

     Distributions of principal on the Senior Certificates on each Distribution Date will be made (after distribution of the Senior Interest Distribution Amount as described under 'Interest Distributions'), as follows:

          (a) Prior to the occurrence of the Credit Support Depletion Date (as defined below):

             (i) the Principal Only Distribution Amount shall be distributed to the Principal Only Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance is reduced to zero;

             (ii) an amount equal to the Class A-10 Component D Accrual Distribution Amount shall be distributed to the Class A-2 Certificates and Class A-3 Certificates, with such amount to be allocated in reduction of Segment I and distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, until the amount of Segment I has been reduced to zero;

             (iii) an amount equal to the Class A-10 Component F Accrual Distribution Amount shall be distributed to the Class A-2 Certificates and Class A-3 Certificates, with such amount to be allocated in reduction of Segment II and distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, until the amount of Segment II has been reduced to zero;

             (iv) an amount equal to the Class A-4 Accrual Distribution Amount shall be distributed to the Class A-2 Certificates, Class A-3 Certificates and the Class A-10 Component F of the Class A-10 Certificates as follows:

                (A)  first,  to  the  Class  A-2  Certificates  and  Class   A-3
           Certificates, with such amount to be allocated in reduction of Segment II and distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, until the amount of Segment II has been reduced to zero; and

                (B) second, to the Class A-10 Component F, in reduction of the amount thereof, until the amount thereof has been reduced to zero;

             (v) an amount equal to the Class A-11 Accrual Distribution Amount shall be distributed to PAC II Certificates and to the TAC Components of the Class A-10 Certificates as follows:

                (A) first, to the PAC II Certificates, without regard to its Planned Principal Balance, until the Certificate Principal Balance thereof has been reduced to zero;

                (B) second, to the Class A-10 Component G, without regard to its Targeted Principal Balance, in reduction of the amount thereof, until the amount thereof has been reduced to zero; and

                (C) third, to the Class A-10 Component H, without regard to its Targeted Principal Balance, in reduction of the amount thereof, until the amount thereof has been reduced to zero;

             (vi) an amount equal to the Class A-10 Component H Accrual Distribution Amount shall be distributed to the PAC II Certificates and to the Class A-10 Component G of the Class A-10 Certificates as follows:

                (A) first, to the PAC II Certificates, without regard to its Planned Principal Balance, until the Certificate Principal Balance thereof has been reduced to zero; and

                (B) second, to the Class A-10 Component G, without regard to its Targeted Principal Balance, in reduction of the amount thereof, until the amount thereof has been reduced to zero;

             (vii) 63.3475143896% of the balance of the Senior Principal Distribution Amount remaining after distributions pursuant to clauses
        (ii) through (vi) above (the 'SEQUENTIAL PORTION') shall be distributed as follows:

                (A)  first,  to  the  Class  R-I  Certificates  and  Class  R-II
           Certificates, concurrently, with the amount to be distributed allocated to the Class R-I Certificates and Class R-II Certificates on a pro rata basis in proportion to their respective Certificate Principal Balances, in reduction of the Certificate Principal Balances of such Certificates, until their respective Certificate Principal Balances are reduced to zero;

                (B) second, an amount equal to the Lockout Distribution Percentage of the Sequential Portion shall be distributed to the Lockout Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                (C) third, to the Class A-10 Certificates in respect of Class A-10 Component A, in reduction of the amount thereof, until the amount thereof has been reduced to zero;

                (D) fourth, to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                (E)  fifth,  to  the  Class  A-2  Certificates  and  Class   A-3
           Certificates, with such amount to be allocated in reduction of Segment I and distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, until the amount of Segment I has been reduced to zero;

                (F) sixth, to the Class A-10 Certificates in respect of Class A-10 Component D, in reduction of the amount thereof, until the amount thereof has been reduced to zero;

                (G) seventh, to the Class A-2 Certificates and Class A-3 Certificates, with such amount to be allocated in reduction of Segment II and distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, until the amount of Segment II has been reduced to zero;

                (H) eighth, to the Class A-10 Certificates in respect of Class A-10 Component F, in reduction of the amount thereof, until the amount thereof has been reduced to zero;

                (I) ninth, to the Class A-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                (J) tenth, to the Lockout Certificates until the Certificate Principal Balance thereof has been reduced to zero.

             (viii) 36.6524856104% of the balance of the Senior Principal Distribution Amount remaining after distributions pursuant to clauses
        (ii) through (vi) above (the 'PAC PORTION') shall be distributed as follows:

                (A) an amount equal to the Senior Support Lockout Distribution Percentage of the PAC Portion shall be distributed to the Senior Support Lockout Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                (B) an amount equal to the lesser of (1) the PAC Portion remaining after distributions pursuant to clause (viii)(A) above and
           (2) the aggregate amount (the 'PAC I PRINCIPAL AMOUNT') necessary to reduce the outstanding Certificate Principal Balances of the PAC I Certificates to their respective Planned Principal Balances (as set forth in the table below entitled 'Planned Principal Balances and Targeted Principal Balances') of each such class for such Distribution Date, shall be distributed in reduction of the Certificate Principal Balances of the classes set forth below as follows:

                    (1)   first,  to  the  Class   A-6  Certificates  until  the
               Certificate Principal Balance thereof has been reduced to its Planned Principal Balance;

                    (2) second, to the Class A-7 Certificates, until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance; and

                    (3) third, to the Class A-8 Certificates, until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance;

                (C) an amount equal to the lesser of (1) the PAC Portion remaining after distributions pursuant to clause (viii)(B) above and
           (2) the aggregate amount (the 'PAC II PRINCIPAL AMOUNT') necessary (after giving effect to the distributions in clauses (v) and (vi) above) to reduce the outstanding Certificate Principal Balance of the PAC II Certificates to its Planned Principal Balance (as set forth in the table below entitled 'Planned Principal Balances and Targeted Principal Balances') of such class for such Distribution Date, shall be distributed in reduction of the Certificate Principal Balance of the PAC II Certificates, until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance;

                (D) an amount equal to the lesser of (1) the PAC Portion remaining after distributions pursuant to clause (viii)(C) above and
           (2) the aggregate amount (the 'TAC PRINCIPAL AMOUNT') necessary (after giving effect to the distributions in clauses (v) and (vi) above) to reduce the outstanding Certificate Principal Balance of the TAC Components to their Targeted Principal Balances (as set forth in the table below entitled 'Planned Principal Balances and Targeted Principal Balances') of such Component for such Distribution Date, shall be distributed in reduction of the amounts of the TAC Components, until such amounts have been reduced to their Targeted Principal Balances as follows:

                    (1) first, to the Class A-10 Certificates in respect of  the
               Class A-10 Component G, in reduction of the amount of the Class A-10 Component G, until the amount thereof has been reduced to its Targeted Principal Balance;

                    (2) second, to the Class A-10 Certificates in respect of the
               Class A-10 Component H, in reduction of the amount of the Class A-10 Component H, until the amount thereof has been reduced to its Targeted Principal Balance;

                (E) the balance of the PAC Portion remaining after the distributions, if any, described in clause (viii)(D) above shall be distributed in reduction of the Certificate Principal Balances of the classes set forth below, without regard to their respective Planned Principal Balances or Targeted Principal Balances, as follows:

                    (1)  first,  to  the  Class  A-11  Certificates  until   the
               Certificate Principal Balance thereof has been reduced to zero;

                    (2) second, to the PAC II Certificates until the Certificate
               Principal Balance thereof has been reduced to zero;

                    (3) third, to the Class A-10 Certificates in respect of the Class A-10 Component G, in reduction of the amount of the Class A-10 Component G, until the amount thereof has been reduced to zero;

                    (4) fourth, to the Class A-10 Certificates in respect of the
               Class A-10 Component H, in reduction of the amount of the Class A-10 Component H, until the amount thereof has been reduced to zero;

                    (5)  fifth,  to  the   Class  A-6  Certificates  until   the
               Certificate Principal Balance thereof has been reduced to zero;

                    (6)   sixth,  to  the  Class   A-7  Certificates  until  the
               Certificate Principal Balance thereof has been reduced to zero;

                    (7) seventh, to the Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                    (8) eighth, to the Senior Support Lockout Certificates until the Certificate Principal Balance thereof has been reduced to zero.

          (b) On or after the occurrence of the Credit Support Depletion Date but prior to the reduction of the Certificate Principal Balance of the Senior Support Lockout Certificates to zero, all priorities relating to distributions as described above in respect of principal among the Senior Certificates (other than the Principal Only Certificates) will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Principal Only Certificates, and the Senior Principal Distribution Amount will be distributed to the Senior Certificates (other than the Principal Only Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under 'Interest Distributions'; provided that the aggregate amount distributable to the Super Senior Component Certificates and Senior Support Lockout Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their collective pro rata portion of the Senior Principal Distribution Amount will be distributed among such Certificates in the following priority: first, to the Super Senior Component Certificates, up to an amount equal to the Accrued Certificate Interest thereon; second, to the Super Senior Component Certificates, up to an amount equal to the Super Senior Optimal Principal Distribution Amount thereof (as defined below), in reduction of the Certificate Principal Balance thereof; third, to the Senior Support
     Lockout Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Senior Support Lockout Certificates, until the Certificate Principal Balance thereof is reduced to zero.

          (c) On or after the occurrence of the Credit Support Depletion Date and upon reduction of the Certificate Principal Balance of the Senior Support Lockout Certificates to zero, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Principal Only Certificates) will be disregarded, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Principal Only Certificates, and the Senior Principal Distribution Amount will be distributed to all classes of Senior Certificates (other than the Principal Only Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under 'Interest Distributions.'

     The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the Senior Percentage equals 100%.

     With respect to any Distribution Date on and after the Credit Support Depletion Date, the 'SUPER SENIOR OPTIMAL PRINCIPAL DISTRIBUTION AMOUNT' is equal to the product of (a) the then-applicable Super Senior Optimal Percentage (as defined below) for such class and (b) the Senior Principal Distribution Amount. The 'SUPER SENIOR OPTIMAL PERCENTAGE' is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Super Senior Component Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of each class of Certificates (other than the Principal Only Certificates) immediately prior to such Distribution Date.

     The following table sets forth for each Distribution Date the applicable Planned Principal Balances and Targeted Principal Balances for each class of the PAC I Certificates and PAC II Certificates and each of the TAC Components.

     THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CERTIFICATE PRINCIPAL BALANCES OF THE PAC I CERTIFICATES OR PAC II CERTIFICATES TO THEIR CORRESPONDING PLANNED PRINCIPAL BALANCES FOR SUCH DISTRIBUTION DATE, OR THAT DISTRIBUTIONS ON SUCH PAC I CERTIFICATES OR PAC II CERTIFICATES WILL NOT BE MADE IN EXCESS OF SUCH AMOUNTS FOR SUCH DISTRIBUTION DATE.

                             PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES

                                                                        PAC II
                                                                        PLANNED
                                                                       PRINCIPAL       TARGETED PRINCIPAL BALANCES
                           PAC I PLANNED PRINCIPAL BALANCES            BALANCES     ---------------------------------
                    ----------------------------------------------- ---------------    CLASS A-10       CLASS A-10
DISTRIBUTION DATE      CLASS A-6       CLASS A-7       CLASS A-8       CLASS A-9      COMPONENT G      COMPONENT H
------------------- --------------- --------------- --------------- --------------- ---------------- ----------------
Initial Balance....   19,875,000.00   16,143,000.00    5,573,000.00   15,189,000.00    19,311,000.00    4,291,055.00
March 1997.........   19,770,283.02   16,143,000.00    5,573,000.00   15,119,749.53    19,260,586.40    4,317,874.09
April 1997.........   19,648,670.78   16,143,000.00    5,573,000.00   15,043,516.99    19,193,784.16    4,344,860.81
May 1997...........   19,510,966.45   16,143,000.00    5,573,000.00   14,959,879.51    19,110,286.01    4,372,016.19
June 1997..........   19,357,207.30   16,143,000.00    5,573,000.00   14,868,858.23    19,010,157.42    4,399,341.29
July 1997..........   19,187,438.85   16,143,000.00    5,573,000.00   14,770,483.29    18,893,497.55    4,426,837.17
August 1997........   19,001,714.95   16,143,000.00    5,573,000.00   14,664,793.74    18,760,439.41    4,454,504.90
September 1997.....   18,800,097.72   16,143,000.00    5,573,000.00   14,551,837.58    18,611,149.76    4,482,345.56
October 1997.......   18,582,657.55   16,143,000.00    5,573,000.00   14,431,671.71    18,445,829.09    4,510,360.22
November 1997......   18,349,473.03   16,143,000.00    5,573,000.00   14,304,361.87    18,264,711.33    4,538,549.97
December 1997......   18,100,630.99   16,143,000.00    5,573,000.00   14,169,982.65    18,068,063.68    4,566,915.91
January 1998.......   17,836,226.36   16,143,000.00    5,573,000.00   14,028,617.32    17,856,186.17    4,595,459.13
February 1998......   17,556,362.20   16,143,000.00    5,573,000.00   13,880,357.85    17,629,411.22    4,624,180.75
March 1998.........   17,261,149.60   16,143,000.00    5,573,000.00   13,725,304.72    17,388,103.13    4,653,081.88
April 1998.........   16,950,707.60   16,143,000.00    5,573,000.00   13,563,566.86    17,132,657.42    4,682,163.64
May 1998...........   16,625,163.17   16,143,000.00    5,573,000.00   13,395,261.52    16,863,500.12    4,711,427.17
June 1998..........   16,284,651.09   16,143,000.00    5,573,000.00   13,220,514.09    16,581,086.99    4,740,873.59
July 1998..........   15,929,313.87   16,143,000.00    5,573,000.00   13,039,458.01    16,285,902.63    4,770,504.05
August 1998........   15,559,301.66   16,143,000.00    5,573,000.00   12,852,234.54    15,978,459.51    4,800,319.70
September 1998.....   15,174,772.17   16,143,000.00    5,573,000.00   12,658,992.59    15,659,296.92    4,830,321.69
October 1998.......   14,775,890.53   16,143,000.00    5,573,000.00   12,459,888.58    15,328,979.88    4,860,511.20
November 1998......   14,362,829.18   16,143,000.00    5,573,000.00   12,255,086.15    14,988,097.92    4,890,889.40
December 1998......   13,935,767.79   16,143,000.00    5,573,000.00   12,044,756.00    14,637,263.83    4,921,457.46
January 1999.......   13,494,893.08   16,143,000.00    5,573,000.00   11,829,075.64    14,277,112.30    4,952,216.57
February 1999......   13,040,398.74   16,143,000.00    5,573,000.00   11,608,229.14    13,908,298.58    4,983,167.92
March 1999.........   12,572,485.24   16,143,000.00    5,573,000.00   11,382,406.89    13,531,496.96    5,014,312.72
April 1999.........   12,091,359.74   16,143,000.00    5,573,000.00   11,151,805.31    13,147,399.29    5,045,652.17
May 1999...........   11,597,235.88   16,143,000.00    5,573,000.00   10,916,626.63    12,756,713.39    5,077,187.50
June 1999..........   11,090,333.69   16,143,000.00    5,573,000.00   10,677,078.50    12,360,161.46    5,108,919.92
July 1999..........   10,585,967.95   16,143,000.00    5,573,000.00   10,439,961.29    11,973,388.37    5,140,850.67
August 1999........   10,084,125.73   16,143,000.00    5,573,000.00   10,205,245.86    11,596,228.71    5,172,980.99
September 1999.....    9,584,794.16   16,143,000.00    5,573,000.00    9,972,903.32    11,228,519.58    5,205,312.12
October 1999.......    9,087,960.44   16,143,000.00    5,573,000.00    9,742,905.01    10,870,100.49    5,237,845.32
November 1999......    8,593,611.84   16,143,000.00    5,573,000.00    9,515,222.46    10,520,813.39    5,270,581.85
December 1999......    8,101,735.69   16,143,000.00    5,573,000.00    9,289,827.44    10,180,502.58    5,303,522.99
January 2000.......    7,612,319.40   16,143,000.00    5,573,000.00    9,066,691.91     9,849,014.71    5,336,670.01
February 2000......    7,125,350.44   16,143,000.00    5,573,000.00    8,845,788.06     9,526,198.73    5,370,024.20
March 2000.........    6,640,816.34   16,143,000.00    5,573,000.00    8,627,088.30     9,211,905.89    5,403,586.85
April 2000.........    6,158,704.71   16,143,000.00    5,573,000.00    8,410,565.21     8,905,989.65    5,437,359.27
May 2000...........    5,679,003.20   16,143,000.00    5,573,000.00    8,196,191.61     8,608,305.69    5,471,342.76
June 2000..........    5,201,699.56   16,143,000.00    5,573,000.00    7,983,940.51     8,318,711.89    5,505,538.65
July 2000..........    4,726,781.58   16,143,000.00    5,573,000.00    7,773,785.12     8,037,068.24    5,539,948.27
(Table continued on next page.)

                             PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES

                                                                        PAC II
                                                                        PLANNED
                                                                       PRINCIPAL       TARGETED PRINCIPAL BALANCES
                           PAC I PLANNED PRINCIPAL BALANCES            BALANCES     ---------------------------------
                    ----------------------------------------------- ---------------    CLASS A-10       CLASS A-10
DISTRIBUTION DATE      CLASS A-6       CLASS A-7       CLASS A-8       CLASS A-9      COMPONENT G      COMPONENT H
------------------- --------------- --------------- --------------- --------------- ---------------- ----------------
August 2000........    4,254,237.12   16,143,000.00    5,573,000.00    7,565,698.87     7,763,236.88    5,574,572.95
September 2000.....    3,784,054.11   16,143,000.00    5,573,000.00    7,359,655.36     7,497,082.03    5,609,414.03
October 2000.......    3,316,220.54   16,143,000.00    5,573,000.00    7,155,628.40     7,238,469.94    5,644,472.87
November 2000......    2,850,724.46   16,143,000.00    5,573,000.00    6,953,592.00     6,987,268.93    5,679,750.82
December 2000......    2,387,553.99   16,143,000.00    5,573,000.00    6,753,520.36     6,743,349.27    5,715,249.26
January 2001.......    1,926,697.32   16,143,000.00    5,573,000.00    6,555,387.86     6,506,583.26    5,750,969.57
February 2001......    1,468,142.68   16,143,000.00    5,573,000.00    6,359,169.08     6,276,845.08    5,786,913.13
March 2001.........    1,011,878.37   16,143,000.00    5,573,000.00    6,164,838.78     6,054,010.86    5,823,081.34
April 2001.........      557,892.78   16,143,000.00    5,573,000.00    5,972,371.92     5,837,958.61    5,859,475.60
May 2001...........      106,174.33   16,143,000.00    5,573,000.00    5,781,743.64     5,628,568.21    5,896,097.32
June 2001..........            0.00   15,799,711.51    5,573,000.00    5,592,929.24     5,425,721.34    5,932,947.93
July 2001..........            0.00   15,352,492.87    5,573,000.00    5,405,904.22     5,229,301.52    5,970,028.85
August 2001........            0.00   14,907,507.02    5,573,000.00    5,220,644.27     5,039,194.03    6,007,341.53
September 2001.....            0.00   14,464,742.65    5,573,000.00    5,037,125.23     4,855,285.92    6,044,887.42
October 2001.......            0.00   14,024,188.48    5,573,000.00    4,855,323.13     4,677,465.96    6,082,667.96
November 2001......            0.00   13,585,833.32    5,573,000.00    4,675,214.18     4,505,624.63    6,120,684.64
December 2001......            0.00   13,149,666.01    5,573,000.00    4,496,774.74     4,339,654.09    6,158,938.92
January 2002.......            0.00   12,715,675.47    5,573,000.00    4,319,981.37     4,179,448.15    6,197,432.29
February 2002......            0.00   12,283,850.68    5,573,000.00    4,144,810.76     4,024,902.25    6,236,166.24
March 2002.........            0.00   11,881,494.79    5,573,000.00    3,982,672.61     3,904,414.49    6,275,142.28
April 2002.........            0.00   11,481,217.06    5,573,000.00    3,822,029.59     3,789,074.86    6,314,361.92
May 2002...........            0.00   11,083,006.74    5,573,000.00    3,662,859.20     3,678,785.82    6,353,826.68
June 2002..........            0.00   10,686,853.12    5,573,000.00    3,505,139.05     3,573,451.34    6,393,538.09
July 2002..........            0.00   10,292,745.53    5,573,000.00    3,348,846.96     3,472,976.89    6,433,497.71
August 2002........            0.00    9,900,673.40    5,573,000.00    3,193,960.88     3,377,269.45    6,473,707.07
September 2002.....            0.00    9,510,626.18    5,573,000.00    3,040,458.92     3,286,237.41    6,514,167.74
October 2002.......            0.00    9,122,593.39    5,573,000.00    2,888,319.35     3,199,790.63    6,554,881.29
November 2002......            0.00    8,736,564.61    5,573,000.00    2,737,520.57     3,117,840.38    6,595,849.29
December 2002......            0.00    8,352,529.46    5,573,000.00    2,588,041.16     3,040,299.31    6,637,073.35
January 2003.......            0.00    7,970,477.62    5,573,000.00    2,439,859.84     2,967,081.47    6,678,555.06
February 2003......            0.00    7,590,398.84    5,573,000.00    2,292,955.47     2,898,102.24    6,720,296.03
March 2003.........            0.00    7,214,409.10    5,573,000.00    2,148,253.66     2,835,428.06    6,762,297.88
April 2003.........            0.00    6,840,358.87    5,573,000.00    2,004,775.31     2,776,784.30    6,804,562.24
May 2003...........            0.00    6,468,238.07    5,573,000.00    1,862,499.76     2,722,090.65    6,847,090.75
June 2003..........            0.00    6,098,036.65    5,573,000.00    1,721,406.52     2,671,268.11    6,889,885.07
July 2003..........            0.00    5,729,744.61    5,573,000.00    1,581,475.21     2,624,238.92    6,932,946.85
August 2003........            0.00    5,363,352.02    5,573,000.00    1,442,685.61     2,580,926.56    6,976,277.77
September 2003.....            0.00    4,998,849.00    5,573,000.00    1,305,017.64     2,541,255.72    7,019,879.51
October 2003.......            0.00    4,637,934.10    5,573,000.00    1,166,742.93     2,505,152.32    7,063,753.75
November 2003......            0.00    4,286,761.69    5,573,000.00    1,021,677.52     2,472,543.43    7,107,902.22
December 2003......            0.00    3,945,092.78    5,573,000.00      870,031.00     2,443,357.31    7,152,326.60
January 2004.......            0.00    3,612,694.03    5,573,000.00      712,007.47     2,417,523.37    7,197,028.65
February 2004......            0.00    3,289,337.61    5,573,000.00      547,805.70     2,394,972.13    7,242,010.07
(Table continued from previous page and continued on next page.)

                             PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES

                                                                        PAC II
                                                                        PLANNED
                                                                       PRINCIPAL       TARGETED PRINCIPAL BALANCES
                           PAC I PLANNED PRINCIPAL BALANCES            BALANCES     ---------------------------------
                    ----------------------------------------------- ---------------    CLASS A-10       CLASS A-10
DISTRIBUTION DATE      CLASS A-6       CLASS A-7       CLASS A-8       CLASS A-9      COMPONENT G      COMPONENT H
------------------- --------------- --------------- --------------- --------------- ---------------- ----------------
March 2004.........            0.00    2,988,451.09    5,573,000.00      369,792.61     2,379,384.12    7,287,272.64
April 2004.........            0.00    2,695,756.21    5,573,000.00      186,332.63     2,366,838.73    7,332,818.09
May 2004...........            0.00    2,411,048.10    5,573,000.00            0.00     2,354,873.62    7,378,648.20
June 2004..........            0.00    2,134,126.80    5,573,000.00            0.00     2,154,391.73    7,424,764.76
July 2004..........            0.00    1,864,797.14    5,573,000.00            0.00     1,951,830.34    7,471,169.54
August 2004........            0.00    1,602,868.61    5,573,000.00            0.00     1,747,290.60    7,517,864.35
September 2004.....            0.00    1,348,155.29    5,573,000.00            0.00     1,540,870.28    7,564,851.00
October 2004.......            0.00    1,100,475.72    5,573,000.00            0.00     1,332,663.83    7,612,131.32
November 2004......            0.00      859,652.78    5,573,000.00            0.00     1,122,762.52    7,659,707.14
December 2004......            0.00      625,513.62    5,573,000.00            0.00       911,254.44    7,707,580.31
January 2005.......            0.00      397,889.56    5,573,000.00            0.00       698,224.69    7,755,752.68
February 2005......            0.00      176,615.95    5,573,000.00            0.00       483,755.38    7,804,226.14
March 2005.........            0.00            0.00    5,545,569.41            0.00       265,361.47    7,853,002.55
April 2005.........            0.00            0.00    5,347,112.05            0.00        45,931.53    7,902,083.82
May 2005...........            0.00            0.00    5,154,102.33            0.00             0.00    7,777,002.58
June 2005..........            0.00            0.00    4,966,402.14            0.00             0.00    7,605,390.36
July 2005..........            0.00            0.00    4,783,876.74            0.00             0.00    7,433,240.96
August 2005........            0.00            0.00    4,606,394.65            0.00             0.00    7,260,614.39
September 2005.....            0.00            0.00    4,433,827.59            0.00             0.00    7,087,568.41
October 2005.......            0.00            0.00    4,266,050.42            0.00             0.00    6,914,158.61
November 2005......            0.00            0.00    4,102,941.02            0.00             0.00    6,740,438.49
December 2005......            0.00            0.00    3,944,380.26            0.00             0.00    6,566,459.48
January 2006.......            0.00            0.00    3,790,251.92            0.00             0.00    6,392,271.04
February 2006......            0.00            0.00    3,640,442.59            0.00             0.00    6,217,920.70
March 2006.........            0.00            0.00    3,537,803.11            0.00             0.00    6,036,120.24
April 2006.........            0.00            0.00    3,437,584.63            0.00             0.00    5,855,091.61
May 2006...........            0.00            0.00    3,339,730.82            0.00             0.00    5,674,842.12
June 2006..........            0.00            0.00    3,244,186.65            0.00             0.00    5,495,378.42
July 2006..........            0.00            0.00    3,150,898.34            0.00             0.00    5,316,706.54
August 2006........            0.00            0.00    3,059,813.38            0.00             0.00    5,138,831.86
September 2006.....            0.00            0.00    2,970,880.45            0.00             0.00    4,961,759.16
October 2006.......            0.00            0.00    2,884,049.41            0.00             0.00    4,785,492.65
November 2006......            0.00            0.00    2,799,271.30            0.00             0.00    4,610,035.98
December 2006......            0.00            0.00    2,716,498.28            0.00             0.00    4,435,392.24
January 2007.......            0.00            0.00    2,635,683.60            0.00             0.00    4,261,563.98
February 2007......            0.00            0.00    2,556,781.61            0.00             0.00    4,088,553.28
March 2007.........            0.00            0.00    2,479,747.69            0.00             0.00    3,916,361.69
April 2007.........            0.00            0.00    2,404,538.29            0.00             0.00    3,744,990.30
May 2007...........            0.00            0.00    2,331,110.82            0.00             0.00    3,574,439.72
June 2007..........            0.00            0.00    2,259,423.70            0.00             0.00    3,404,710.14
July 2007..........            0.00            0.00    2,189,436.31            0.00             0.00    3,235,801.31
August 2007........            0.00            0.00    2,121,108.97            0.00             0.00    3,067,712.55
September 2007.....            0.00            0.00    2,054,402.90            0.00             0.00    2,900,442.79

                             PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES

                                                                        PAC II
                                                                        PLANNED
                                                                       PRINCIPAL       TARGETED PRINCIPAL BALANCES
                           PAC I PLANNED PRINCIPAL BALANCES            BALANCES     ---------------------------------
                    ----------------------------------------------- ---------------    CLASS A-10       CLASS A-10
DISTRIBUTION DATE      CLASS A-6       CLASS A-7       CLASS A-8       CLASS A-9      COMPONENT G      COMPONENT H
------------------- --------------- --------------- --------------- --------------- ---------------- ----------------
October 2007.......            0.00            0.00    1,989,280.24            0.00             0.00    2,733,990.57
November 2007......            0.00            0.00    1,925,703.98            0.00             0.00    2,568,354.06
December 2007......            0.00            0.00    1,863,637.98            0.00             0.00    2,403,531.07
January 2008.......            0.00            0.00    1,803,046.95            0.00             0.00    2,239,519.03
February 2008......            0.00            0.00    1,743,896.40            0.00             0.00    2,076,315.09
March 2008.........            0.00            0.00    1,686,152.62            0.00             0.00    1,913,916.02
April 2008.........            0.00            0.00    1,629,782.72            0.00             0.00    1,752,318.32
May 2008...........            0.00            0.00    1,574,754.54            0.00             0.00    1,591,518.16
June 2008..........            0.00            0.00    1,521,036.67            0.00             0.00    1,431,511.43
July 2008..........            0.00            0.00    1,468,598.45            0.00             0.00    1,272,293.74
August 2008........            0.00            0.00    1,417,409.90            0.00             0.00    1,113,860.44
September 2008.....            0.00            0.00    1,367,441.75            0.00             0.00      956,206.61
October 2008.......            0.00            0.00    1,318,665.40            0.00             0.00      799,327.08
November 2008......            0.00            0.00    1,271,052.92            0.00             0.00      643,216.45
December 2008......            0.00            0.00    1,224,577.03            0.00             0.00      487,869.07
January 2009.......            0.00            0.00    1,179,211.07            0.00             0.00      333,279.10
February 2009......            0.00            0.00    1,134,929.00            0.00             0.00      179,440.45
March 2009.........            0.00            0.00    1,091,705.40            0.00             0.00       26,346.87
April 2009.........            0.00            0.00    1,049,515.42            0.00             0.00            0.00
May 2009...........            0.00            0.00    1,008,334.79            0.00             0.00            0.00
June 2009..........            0.00            0.00      968,139.82            0.00             0.00            0.00
July 2009..........            0.00            0.00      928,907.35            0.00             0.00            0.00
August 2009........            0.00            0.00      890,614.76            0.00             0.00            0.00
September 2009.....            0.00            0.00      853,239.96            0.00             0.00            0.00
October 2009.......            0.00            0.00      816,761.37            0.00             0.00            0.00
November 2009......            0.00            0.00      781,157.93            0.00             0.00            0.00
December 2009......            0.00            0.00      746,409.03            0.00             0.00            0.00
January 2010.......            0.00            0.00      712,494.57            0.00             0.00            0.00
February 2010......            0.00            0.00      679,394.91            0.00             0.00            0.00
March 2010.........            0.00            0.00      647,090.87            0.00             0.00            0.00
April 2010.........            0.00            0.00      615,563.69            0.00             0.00            0.00
May 2010...........            0.00            0.00      584,795.08            0.00             0.00            0.00
June 2010..........            0.00            0.00      554,767.17            0.00             0.00            0.00
July 2010..........            0.00            0.00      525,462.47            0.00             0.00            0.00
August 2010........            0.00            0.00      496,863.95            0.00             0.00            0.00
September 2010.....            0.00            0.00      468,954.94            0.00             0.00            0.00
October 2010.......            0.00            0.00      441,719.17            0.00             0.00            0.00
November 2010......            0.00            0.00      415,140.75            0.00             0.00            0.00
December 2010......            0.00            0.00      389,204.14            0.00             0.00            0.00
January 2011.......            0.00            0.00      363,894.20            0.00             0.00            0.00
February 2011......            0.00            0.00      339,196.11            0.00             0.00            0.00
March 2011.........            0.00            0.00      315,095.41            0.00             0.00            0.00
April 2011.........            0.00            0.00      291,577.97            0.00             0.00            0.00

                                      S-39

                             PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES

                                                                        PAC II
                                                                        PLANNED
                                                                       PRINCIPAL       TARGETED PRINCIPAL BALANCES
                           PAC I PLANNED PRINCIPAL BALANCES            BALANCES     ---------------------------------
                    ----------------------------------------------- ---------------    CLASS A-10       CLASS A-10
DISTRIBUTION DATE      CLASS A-6       CLASS A-7       CLASS A-8       CLASS A-9      COMPONENT G      COMPONENT H
------------------- --------------- --------------- --------------- --------------- ---------------- ----------------
May 2011...........            0.00            0.00      268,629.99            0.00             0.00            0.00
June 2011..........            0.00            0.00      246,238.00            0.00             0.00            0.00
July 2011..........            0.00            0.00      224,388.84            0.00             0.00            0.00
August 2011........            0.00            0.00      203,069.65            0.00             0.00            0.00
September 2011.....            0.00            0.00      182,267.88            0.00             0.00            0.00
October 2011.......            0.00            0.00      161,971.27            0.00             0.00            0.00
November 2011......            0.00            0.00      142,167.84            0.00             0.00            0.00
December 2011......            0.00            0.00      122,845.89            0.00             0.00            0.00
January 2012.......            0.00            0.00      103,994.01            0.00             0.00            0.00
February 2012......            0.00            0.00       85,601.03            0.00             0.00            0.00
March 2012.........            0.00            0.00       67,656.07            0.00             0.00            0.00
April 2012.........            0.00            0.00       50,148.48            0.00             0.00            0.00
May 2012...........            0.00            0.00       33,067.86            0.00             0.00            0.00
June 2012..........            0.00            0.00       16,404.07            0.00             0.00            0.00
July 2012..........            0.00            0.00          147.21            0.00             0.00            0.00
August 2012 and
  thereafter.......            0.00            0.00            0.00            0.00             0.00            0.00

(Table continued from previous page)

     The Planned Principal Balances and Targeted Principal Balances for each Distribution Date set forth in the table above were calculated based on certain assumptions, including the assumption that prepayments on the Mortgage Loans occur each month at a constant level between approximately 100% SPA and approximately 400% SPA with respect to the PAC I Certificates and between approximately 145% SPA and approximately 250% SPA with respect to the PAC II Certificates and that prepayments on the Mortgage Loans occur at a constant level of approximately 250% SPA with respect to the TAC Components. The performance of the Mortgage Loans may differ from the assumptions used in determining the Planned Principal Balances and Targeted Principal Balances. The Planned Principal Balances and Targeted Principal Balances set forth in the table above are final and binding regardless of any error or alleged error in making such calculations.

     There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances or amounts of the PAC I Certificates, the PAC II Certificates and TAC Components will be sufficient to cover, or will not be in excess of, the PAC I Principal Amount, PAC II Principal Amount or TAC Principal Amount, respectively, for any Distribution Date. Distributions in reduction of the Certificate Principal Balance of any class of PAC I Certificates or PAC II Certificates or the amounts of the TAC Components may commence significantly earlier (other than as to a class for which the above table reflects a distribution on the first Distribution Date) or later than the first Distribution Date for such class or Component shown in the table above. Distributions of principal in reduction of the Certificate Principal Balance or amount of any of the PAC I Certificates, PAC II Certificates or TAC Components may end significantly earlier or later than the last Distribution Date for such class shown in the above table. See 'Prepayment and Yield Considerations' herein for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the Mortgage Loans on the rate of payments of principal and on the weighted average lives of such Certificates.

     The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the Mortgagors) received in any calendar month as included in the Available Distribution Amount and the Senior Principal Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

     Holders of each class of the Class M Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (a) the sum of the Senior Interest Distribution Amount, the Principal Only Distribution Amount and the Senior Principal Distribution Amount is distributed to holders of the Senior Certificates, (b) reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed following the final liquidation of the related Mortgage Loan to the extent described below under 'Advances,' (c) the aggregate amount of Accrued Certificate Interest and principal required to be distributed on any class of Class M Certificates having a higher payment priority on such Distribution Date is distributed to holders of such class of Class M
Certificates and (d) the aggregate amount of Accrued Certificate Interest required to be distributed on such class of Class M Certificates on such Distribution Date is distributed to such Class M Certificates, a distribution allocable to principal in the sum of the following:

          (i) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts:

             (1) the principal portion of all scheduled monthly payments on the Mortgage Loans (other than the related Discount Fraction of the principal portion of such payments with respect to a Discount Mortgage
        Loan) due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to a Discount Mortgage Loan) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

             (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) (other than the related Discount Fraction of the principal portion of such proceeds with respect to a Discount Mortgage Loan) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

             (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Mortgagor prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal (other than the related Discount Fraction of the principal amount of such unscheduled collections, with respect to a Discount Mortgage Loan);

          (ii) such class's pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Mortgage Loan (other than the related Discount Fraction of such amounts with respect to a Discount Mortgage Loan) (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

          (iii) the portion of full and partial Mortgagor prepayments (other than the Discount Fraction of such Mortgagor prepayments with respect to a Discount Mortgage Loan) made by the respective Mortgagors during the preceding calendar month allocable to such class of Class M Certificates as described below;

          (iv) if such class is the most senior class of Certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

          (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates.

     References herein to 'payment priority' of the Class M Certificates refer to a payment priority among such classes as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any Distribution Date, with respect to the class of Class M Certificates outstanding on such Distribution Date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (except in the limited circumstances provided in the Pooling and Servicing Agreement) will not be distributable.

     All Mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for such class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto.

     The Class M-1, Class M-2 and Class M-3 Percentages, which initially will equal approximately 1.75%, 1.25% and 1.00%, respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the Trust Fund evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     As stated above under ' -- Principal Distributions on the Senior Certificates,' the Senior Accelerated Distribution Percentage will be 100% during the first five years after the Delivery Date (unless the Certificate Principal Balances of the Senior Certificates (other than the Principal Only Certificates) are reduced to zero before the end of such period), and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as set forth herein, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the Delivery Date, and scheduled reductions to the Senior Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Mortgage Loans. Accordingly, each class of the Class M Certificates will not be entitled to any prepayments for at least the first five years after the Delivery Date (unless the Certificate Principal Balances of the Senior Certificates (other than the Principal Only Certificates) have been reduced to zero before the end of such period), and may receive no prepayments or a disproportionately small portion of prepayments relative to the related Class M Percentage during certain periods thereafter. See ' -- Principal Distributions on the Senior Certificates' herein.

ALLOCATION OF LOSSES; SUBORDINATION

     The Subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the Subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses (each as defined in the Prospectus) and Special Hazard Losses (as defined herein). Any such Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Class B Certificates; second, to the Class M-3 Certificates; third, to the Class M-2 Certificates; and fourth, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and thereafter, if any such Realized Loss is on a Discount Mortgage Loan, to the Principal Only Certificates in an amount equal to the related Discount Fraction of the principal portion of such Realized Loss, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the remaining classes of Senior Certificates on a pro rata basis, except that Defaulted Mortgage Losses otherwise allocable to the Super Senior Component Certificates will be allocated first, to the Senior Support Lockout Certificates, until the Certificate Principal Balance of the Senior Support
Lockout Certificates is reduced to zero. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under ' -- Principal Distributions on the Senior Certificates' and any class of Class M Certificates with a higher payment priority. As used herein, 'Debt Service Reduction' means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, 'Subordination' refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described herein, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto (except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Principal Only Collection Shortfalls, to the extent of Eligible Funds). Accordingly, the Subordination provided to the Senior Certificates (other than the Principal Only Certificates) and to each class of Class M Certificates by the respective classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining Mortgage Loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Principal Only Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Principal Only Certificates to receive distributions in respect of principal as described herein. Furthermore, principal losses on the Mortgage Loans that are not covered by Subordination will be allocated to the Principal Only Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of such losses. Such allocation of principal losses on the Discount Mortgage Loans may result in such losses being allocated in an amount that is greater or less than would have been the case had such losses been allocated in proportion to the Certificate Principal Balance of the Principal Only Certificates. Thus, the Senior Certificates (other than the Principal Only Certificates) will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates (other than the amount allocable to the Principal Only Certificates), which losses will be allocated among all classes of Senior Certificates (other than the Principal Only Certificates) as described herein.

     Because the Principal Only Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any Distribution Date, an amount equal to all unpaid Principal Only Collection Shortfalls to the extent of Eligible Funds on such Distribution Date, shortfalls in distributions of principal on any class of Class M Certificates could occur under certain circumstances, even if such class is not the most subordinate class of Certificates then outstanding.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates (other than the Principal Only Certificates), Class M Certificates and Class B Certificates (any such Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates (other than the Principal Only Certificates) or Class M Certificates). The principal portion of such losses on Discount Mortgage Loans will be allocated to the Principal Only Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the remaining Certificates on a pro rata basis. An allocation of a Realized Loss on a 'pro rata basis' among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss; provided that (a) in determining the Certificate Principal Balance of the Accrual Sequential Portion Certificates or Accrual Companion Certificates for the purpose of allocating any portion of a Realized Loss thereto, the Certificate Principal Balance of such Certificate shall be deemed to be the lesser of (i) the original Certificate Principal Balance of such Certificate and (ii) the Certificate Principal Balance of such Certificate prior to giving effect to distributions to be made on such Distribution Date and (b) in determining the Certificate Principal Balance of the Class A-10 Certificates for the purpose of allocating any portion of a Realized Loss thereto, the Certificate Principal Balance of such Certificate shall be deemed to be the sum of the amounts of the Components thereof (other than the Strip Components), provided that in determining the amount of any Accrual Component for purposes of determining such Certificate Principal Balance, such amount shall be the lesser of (i) the original amount of such Component and (ii) the amount of such Component prior to giving effect to distributions to be made on such Distribution Date. Any allocation of the principal portion of a Realized Loss to the Class A-10 Certificates shall be made to the amounts of the Components (other than the Strip Components) on a pro rata basis, based on their then outstanding amounts prior to giving effect to distributions to be made on such Distribution Date; provided that in determining the amount of any Accrual Component for the purpose of allocating any portion of a Realized Loss thereto, the amount of such Accrual Component shall be deemed to be the lesser of (i) the original amount of such Component and (ii) the amount of such Component prior to giving effect to distributions to be made on such Distribution Date. Any allocation of the interest portion of a Realized Loss to the Class A-10 Certificates shall be allocated on a pro rata basis to each Component thereof based on the Accrued Certificate Interest thereon in respect of such Distribution Date.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as 'Realized Losses.'

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount, on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest
Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates, and holders of any class of Class M Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount prior to the rights of holders of any class of Class M Certificates with a lower payment priority. In addition, holders of the Super Senior Component Certificates will have a right, on each Distribution Date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount otherwise allocable to the Senior Support Lockout Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Super Senior Component Certificates and the Super Senior Optimal Principal Distribution Amount.

     The application of the Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates (other than the Principal Only Certificates) relative to the actual amortization of the Mortgage Loans. The Principal Only Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates (other than the Principal Only Certificates) are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by such Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Class M Certificates and Class B Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the Subordination afforded the Senior Certificates (other than the Principal Only Certificates) by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the Mortgage Loans exceed the amounts described above under ' -- Principal Distributions on the Senior Certificates,' a greater percentage of full and partial Mortgagor prepayments will be allocated to the Senior Certificates (other than the Principal Only Certificates) than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates (other than the Principal Only Certificates) relative to the Class M Certificates and Class B Certificates.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the 'SPECIAL HAZARD AMOUNT') through
Subordination shall initially be equal to $2,576,787. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $2,576,787 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, 'Special Hazard Losses' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the 'FRAUD LOSS AMOUNT') through Subordination shall initially be equal to $5,153,573. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The  aggregate  amount  of  Realized  Losses  which  may  be  allocated  in connection with Bankruptcy Losses (the 'BANKRUPTCY AMOUNT') through Subordination will initially be equal to $127,664. As of any date of determination on or after the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through Subordination since such anniversary.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer.

     The Special Hazard Amount, Fraud Amount and Bankruptcy Amount are subject to further reduction as described in the Prospectus under 'Subordination.'

ADVANCES

     Prior to each Distribution Date, the Master Servicer is required to make Advances which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distributions on any of the Certificates and the amount of such losses will be allocated as described herein. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates. The effect of these provisions on any class of the Class M
Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that such reimbursement is covered by amounts otherwise distributable to such classes, and then by the holders of such class of Class M Certificates (except as provided above) to the extent of the amounts otherwise distributable to them.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of Mortgagor prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under 'Yield Considerations' and 'Maturity and Prepayment Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

     The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The Mortgage Loans generally contain due-on-sale clauses. As described under 'Description of the Certificates -- Principal Distributions on the Senior Certificates' and ' -- Principal Distributions on the Class M Certificates' herein, during certain periods all or a disproportionately large percentage of Mortgagor prepayments on the Mortgage Loans will be allocated among the Senior Certificates (other than the Lockout Certificates, Senior Support Lockout Certificates and Principal Only Certificates), and during certain periods no Mortgagor prepayments or, relative to the Lockout Certificate Percentage, Senior Support Lockout Certificate Percentage or related Class M Percentage, a disproportionately small portion of Mortgagor prepayments on the Mortgage Loans will be distributed on the Lockout Certificates, Senior Support Lockout Certificates and on each class of Class M Certificates. In addition to the foregoing, if on any Distribution Date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions in respect of Mortgagor prepayments on such Distribution Date. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Maturity and Prepayment Considerations' in the Prospectus.

     After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses that are covered by Subordination will be allocated to such class of Class M Certificates. See ' -- Class M-2 and Class M-3 Certificate Yield Considerations' below. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates are reduced to zero, the yield to maturity on the Senior Support Lockout Certificates will be extremely sensitive to the rate of default and liquidations on the Mortgage Loans (to the extent not covered, with respect to the Super Senior Component Certificates, by the Senior Support Lockout Certificates) and the Senior Support Lockout Certificates will bear a greater risk of losses than the Senior Certificates (other than the Senior Support Lockout Certificates and Principal Only Certificates) because of the allocation thereto of the portion of Defaulted Mortgage Losses otherwise allocable to the Super Senior Component Certificates. Furthermore, because principal distributions are paid to certain classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

     All classes of Senior Certificates entitled to payments of principal are subject to various priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayment experienced both before and after the commencement of principal distributions on such classes.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline.

     Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in March 2002 and prior to the Distribution Date occurring in March 2006 will receive a disproportionately small portion of principal payments (unless the Certificate Principal Balance of the Sequential Portion Certificates and the amounts of the Class A-10 Components A, D and F have been reduced to zero), the weighted average life of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to such distributions.

     Investors in the Senior Support Lockout Certificates should be aware that because the Senior Support Lockout Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in March 2002 and prior to the Distribution Date occurring in March 2006 will receive a disproportionately small portion of principal payments (unless the Certificate Principal Balances of the PAC I Certificates, PAC II Certificates and Accrual Companion Certificates and the amounts of the TAC Components have been reduced to zero), the weighted average lives of the Senior Support Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Senior Support Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to such distributions.

     As described under 'Description of the Certificates -- Allocation of Losses; Subordination' and ' -- Advances,' amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain Mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the Mortgage Loans to the extent not covered by Advances will affect the yield to investors on the Senior Support Lockout Certificates because the amount of any shortfall resulting from such delinquencies and otherwise allocable to the Super Senior Component Certificates would be borne by the Senior Support Lockout Certificates to the extent such Certificates are then outstanding as described herein. Furthermore, the Principal Only Certificates will share in the principal portion of Realized Losses on the Mortgage Loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction; thus, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses,

Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates (other than the Principal Only Certificates) may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

     The periodic increase in interest paid by the Mortgagor of a Buydown Mortgage Loan may increase the risk of default with respect to the related Mortgage Loan. See 'Mortgage Loan Program -- Underwriting Standards' and 'Yield Considerations' in the Prospectus.

     The amount of interest otherwise payable to holders of the Offered Certificates will be reduced by any interest shortfalls to the extent not covered by Subordination or by the Master Servicer as described herein, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to such class of Certificates. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise, except as described herein with respect to certain Prepayment Interest Shortfalls. See 'Yield Considerations' in the Prospectus and 'Description of the Certificates -- Interest Distributions' herein for a discussion of the effect of Mortgagor prepayments on the Mortgage Loans on the yield to maturity of the Offered Certificates and certain possible shortfalls in the collection of interest. Prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Sequential Portion Certificates, Accrual Companion Certificates and the amounts of the Accrual Components will reduce the amount added to the Certificate Principal Balances of such Certificates and the amounts of such Components in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on the Class A-2, Class A-3 and PAC II Certificates and the Class A-10 Components F, G and H, as applicable, as described herein. Furthermore, because such interest shortfalls will result in the Certificate Principal Balances of such Certificates and the amounts of such Components being less than they would otherwise be, the amount of interest that will accrue in the future on such Certificates and Components and be available for distributions in respect of principal on such Certificates and Components will be reduced. Accordingly, the weighted average lives of the Class A-2, Class A-3 and PAC II Certificates and the Class A-10 Certificates, to the extent of the Class A-10 Components F, G and H, would be extended.

     The yield to investors in the Offered Certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any Distribution Date to the extent that such shortfalls exceed the amount offset by the Master Servicer. See 'Description of the Certificates -- Interest Distributions' herein.

     In addition, the yield to maturity on each class of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Certificates, see 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

     PAC I Certificates: The PAC I Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table described herein, assuming that prepayments on the Mortgage Loans occur each month at a constant level within a range which is between approximately 100% SPA and approximately 400% SPA (the 'PAC I TARGETED RANGE'), and based on certain other assumptions.

     There can be no assurance that funds available for distribution of principal on the PAC I Certificates will be sufficient to cover, or will not be in excess of, the PAC I Principal Amount for any Distribution Date. To the extent that prepayments occur at a level below the PAC I Targeted Range, the funds available for principal distributions on the PAC I Certificates on each Distribution Date may be insufficient to reduce the Certificate Principal
Balances of the PAC I Certificates to their respective Planned Principal Balances for such Distribution Date, and the weighted average lives of the PAC I Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC I Targeted Range, after the Certificate Principal Balances of the

PAC II Certificates and Accrual Companion Certificates and the amounts of the TAC Components have been reduced to zero, the Certificate Principal Balances of the PAC I Certificates may be reduced below their respective Planned Principal Balances and the weighted average lives of the PAC I Certificates may be reduced. In addition, the averaging of high and low Mortgagor prepayment rates, even if the average prepayment level is within the PAC I Targeted Range, will not ensure the distribution of the PAC I Principal Amount on any Distribution Date because the balance of the PAC Portion remaining after distribution of the PAC I Principal Amount will be distributed on each Distribution Date and therefore will not be available for distributions on the PAC I Certificates.

     Investors in the PAC I Certificates should be aware that the stabilization provided by the Accrual Companion Certificates, the PAC II Certificates and the TAC Components is sensitive to the rate of Mortgagor prepayments on the Mortgage Loans, and that the Certificate Principal Balances of the Accrual Companion Certificates and PAC II Certificates and the amounts of the TAC Components may be reduced to zero significantly earlier than anticipated. The sum of the aggregate initial Certificate Principal Balances of the Accrual Companion Certificates and PAC II Certificates and the initial amounts of the TAC Components is equal to approximately 101.20% of the aggregate initial Certificate Principal Balances of the PAC I Certificates.

     PAC II Certificates: The PAC II Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table described herein, assuming that prepayments on the Mortgage Loans occur each month at a constant level within a range which is between approximately 145% SPA and approximately 250% SPA (the 'PAC II TARGETED RANGE'), and based on certain other assumptions.

     There can be no assurance that funds available for distribution of principal on the PAC II Certificates will be sufficient to cover, or will not be in excess of, the related PAC II Principal Amount for any Distribution Date. To the extent that prepayments occur at a level below the PAC II Targeted Range, the funds available for principal distributions on the PAC II Certificates on each Distribution Date may be insufficient to reduce the amounts of the PAC II Certificates to their respective Planned Principal Balances for such Distribution Date, and the weighted average lives of the PAC II Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC II Targeted Range, after the Certificate Principal Balances of the Accrual Companion Certificates have been reduced to zero, the Certificate Principal Balance of the PAC II Certificates may be reduced below its Planned Principal Balance and the weighted average life of the PAC II Certificates may be reduced. In addition, the averaging of high and low Mortgagor prepayment rates, even if the average prepayment level is within the PAC II Targeted Range, will not ensure the distribution of the related PAC II Principal Amount on any Distribution Date because the balance of the PAC Portion remaining after distribution of the PAC II Principal Amount will be distributed on each Distribution Date and therefore will not be available for distributions on the PAC II Certificates on subsequent Distribution Dates.

     If the Certificate Principal Balance of the Accrual Companion Certificates is reduced to zero before the Certificate Principal Balance of the PAC II Certificates has been reduced to zero, the rate of principal distributions and the weighted average lives of the PAC II Certificates will become more sensitive to changes in the rates of prepayments of the Mortgage Loans because the PAC II Certificates will act as companion certificates by stabilizing principal distributions on the PAC I Certificates and the TAC Components. Investors in the PAC II Certificates should be aware that the stabilization provided by the Accrual Companion Certificates is sensitive to the rate of Mortgagor prepayments on the Mortgage Loans, and that the Certificate Principal Balance of the Accrual Companion Certificates may be reduced to zero significantly earlier than anticipated. The aggregate initial Certificate Principal Balance of the Accrual Companion Certificates is equal to approximately 21.73% of the aggregate initial Certificate Principal Balance of the PAC II Certificates.

     PAC I Certificates and PAC II Certificates: It is very unlikely that the Mortgage Loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances and Targeted Principal Balances set forth in the table under 'Description of the Certificates -- Principal Distributions on the Senior Certificates' were calculated based on certain assumptions which may differ from the actual performance of the Mortgage Loans. The actual prepayment rates that will result in the Certificate Principal Balances of the PAC I Certificates and PAC II Certificates equalling the amounts set forth in such table may differ from the rates used to calculate such amounts. The prepayment rates that will result in the Certificate Principal Balances of the PAC I Certificates and PAC II Certificates equalling such amounts may vary over time as a result of the actual prepayment experience of the Mortgage Loans. Moreover, because the Planned Principal Balances and Targeted Principal Balances were calculated using certain assumptions regarding the Mortgage Loans, the actual prepayment behavior of the individual Mortgage Loans could be such that the amount available for distributions of principal in reduction of the PAC I Certificates and PAC II Certificates may not result in their respective Certificate Principal Balances or amounts equalling their respective Planned Principal Balances even if prepayments were at a constant speed within the PAC I Targeted Range or PAC II Targeted Range, as applicable.

     Accretion Directed Certificates and Accrual Certificates: Prior to the Class A-4 Accretion Termination Date, Segment II of the Class A-2 Certificates and Class A-3 Certificates and the Class A-10 Component F (as and to the extent set forth herein) will receive as monthly principal distributions the Class A-4 Accrual Distribution Amount. Prior to the Class A-4 Accretion Termination Date, interest shortfalls allocated to the Class A-4 Certificates will reduce the amount added to the Certificate Principal Balance of such Certificate in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on Segment II of the Class A-2 Certificates and the Class A-3 Certificates and the Class A-10 Component F. Furthermore, because such interest shortfalls will result in the Certificate Principal Balance of the Class A-4 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on Class A-4 Certificates and be available for distributions in respect of principal on the Class A-4 Certificates will be reduced. Accordingly, the weighted average lives of the Class A-2 Certificates and Class A-3 Certificates, to the extent of Segment II, and the Class A-10 Certificates, to the extent of the Class A-10 Component F, would be extended.

     Prior to the Class A-11 Accretion Termination Date, the PAC II Certificates, the Class A-10 Component G and the Class A-10 Component H (as and to the extent set forth herein) will receive as monthly principal distributions the Class A-11 Accrual Distribution Amount. Prior to the Class A-11 Accretion Termination Date, interest shortfalls allocated to the Class A-11 Certificates will reduce the amount added to the Certificate Principal Balance of such Certificate in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on the PAC II Certificates, the Class A-10 Component G and the Class A-10 Component H. Furthermore, because such interest shortfalls will result in the Certificate Principal Balance of the Class A-11 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class A-11 Certificates and be available for distributions in respect of principal on Class A-11 Certificates will be reduced. Accordingly, the weighted average lives of the PAC II Certificates and the Class A-10 Certificates, to the extent of the Class A-10 Components G and H, would be extended.

     Prior to the Class A-10 Component D Accretion Termination Date, Segment I of the Class A-2 Certificates and Class A-3 Certificates (as and to the extent set forth herein) will receive as monthly principal distributions the Class A-10 Component D Accrual Distribution Amount. Prior to the Class A-10 Component D Accretion Termination Date, interest shortfalls allocated to the Class A-10 Component D will reduce the amount added to the amount of such Component in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on Segment I of the Class A-2 Certificates and Class A-3 Certificates. Furthermore, because such interest shortfalls will result in the amount of the Class A-10 Component D being less than it would otherwise be, the amount of interest that will accrue in the future on Class A-10 Certificates in respect of the Class A-10 Component D and be available for distributions in respect of principal in respect of the Class A-10 Component D will be reduced. Accordingly, the weighted average lives of the Class A-2 Certificates and Class A-3 Certificates, to the extent of Segment I, would be extended.

     Prior to the Class A-10 Component F Accretion Termination Date, Segment II of the Class A-2 Certificates and Class A-3 Certificates (as and to the extent set forth herein) will receive as monthly principal distributions the Class A-10 Component F Accrual Distribution Amount. Prior to the Class A-10 Component F Accretion Termination Date, interest shortfalls allocated to the Class A-10 Component F will reduce the amount added to the amount of such Component in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on Segment II of the Class A-2 Certificates and Class A-3 Certificates. Furthermore, because such interest shortfalls will result in the amount of the Class A-10 Component F being less than it would otherwise be, the amount of interest that will accrue in the future on Class A-10 Certificates in respect of the Class A-10 Component F and be available for distributions in respect of principal in respect of the Class A-10 Component F will be reduced. Accordingly, the weighted average lives of the Class A-2 Certificates and Class A-3 Certificates, to the extent of Segment II, would be extended.

     Prior to the Class A-10 Component H Accretion Termination Date, the PAC II Certificates, and the Class A-10 Component G (as and to the extent set forth herein) will receive as monthly principal distributions the Class A-10 Component H Accrual Distribution Amount. Prior to the Class A-10 Component H Accretion Termination Date, interest shortfalls allocated to the Class A-10 Component H will reduce the amount added to the amount of such Component in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on the PAC II Certificates and the Class A-10 Component G. Furthermore, because such interest shortfalls will result in the amount of the Class A-10 Component H being less than it would otherwise be, the amount of interest that will accrue in the future on Class A-10 Certificates in respect of the Class A-10 Component H and be available for distributions in respect of principal in respect of the Class A-10 Component H will be reduced. Accordingly, the weighted average lives of the PAC II Certificates and the Class A-10 Certificates, to the extent of Class A-10 Component G, would be extended.

     Because the Accrual Sequential Portion Certificates and the Accrual Companion Certificates are not entitled to receive any distributions of interest until the occurrence of the Class A-4 Accretion Termination Date and Class A-11 Accretion Termination Date, respectively, the Accrual Sequential Portion Certificates and the Accrual Companion Certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether such volatility is suitable to their investment needs.

     Investors in the Accrual Sequential Portion Certificates and the Accrual Companion Certificates should also be aware that the Class A-4 Accretion Termination Date and Class A-11 Accretion Termination Date, respectively, may be later (or earlier) than otherwise anticipated if prepayments occur slower (or faster) than anticipated. Investors in the Accrual Sequential Portion Certificates and the Accrual Companion Certificates should be aware that the Class A-4 Accretion Termination Date and Class A-11 Accretion Termination Date, as applicable, could be different from that assumed at the time of purchase.

     Accrual Companion Certificates: The Accrual Companion Certificates will receive as monthly principal distributions the excess of the PAC Portion over the sum of the PAC I Principal Amount, PAC II Principal Amount and TAC Principal Amount (each as defined herein). Accordingly, the Accrual Companion Certificates will be sensitive to the rate of prepayments on the Mortgage Loans. If the aggregate of the PAC I Principal Amount, PAC II Principal Amount and TAC Principal Amount on any Distribution Date equals or exceeds the PAC Portion, the Accrual Companion Certificates will receive no principal distributions on such Distribution Date.

     Due to the accrual and companion nature of the Accrual Companion Certificates, the Accrual Companion Certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to each class of the Offered Certificates (other than the Class A-2, Class A-3 and Class A-9 Certificates) is February 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan.

     The assumed final Distribution Dates with respect to the Class A-2, Class A-3 and Class A-9 Certificates, if no defaults, liquidations or repurchases occur, are the Distribution Dates occurring in August 2003, March 2007 and December 2011, respectively. The assumed final Distribution Dates for the Class A-2, Class A-3 and Class A-9 Certificates are one month following the dates by which the Certificate Principal Balances thereof would be reduced to zero as determined under a hypothetical scenario based, in part, on the Structuring Assumptions (as defined herein), except that each Mortgage Loan has an original and remaining term to maturity of 360 months. In addition, it is assumed that no Mortgagor prepayments are made on the Mortgage Loans in any period.

     The rate of principal payments (including prepayments, defaults and liquidations) allocated to the Class A-2, Class A-3 and Class A-9 Certificates will depend on the rate of principal payments of the Mortgage Loans, which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. In addition, due to the nature of the Subordination described herein, delinquencies or liquidations could result in distributions on the Class A-2, Class A-3 and Class A-9 Certificates after the assumed final Distribution Date thereof. Furthermore, the hypothetical scenario discussed in the preceding paragraph includes assumptions about characteristics of the Mortgage Loans which differ from the actual characteristics thereof. It is likely that prepayments, defaults, liquidations and repurchases of the mortgage loans will occur. As a result, the Certificate Principal Balances of the Class A-2, Class A-3 and Class A-9 Certificates may be reduced to zero earlier or later than their assumed final Distribution Date. See 'Certain Yield and Prepayment Considerations -- General' herein.

     No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ('SPA'), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, '0% SPA' assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, '250% SPA' assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under 'Description of the Mortgage Pool' herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Offered Certificates, the aggregate principal balance of the Discount Mortgage Loans is $14,092,835.78 and each Discount Mortgage Loan has a Mortgage Rate of 7.7221632248% per annum, an original term to maturity of 360 months and a remaining term to maturity of 358 months and a related Servicing Fee Rate of 0.2821287412% per annum and the aggregate principal balance of the Non-Discount Mortgage Loans is $243,585,831.45 and each Non-Discount Mortgage Loan has a Mortgage Rate of 8.2693% per annum, an original term to maturity of 360 months and a remaining term to maturity of 358 months and a related Servicing Fee Rate of 0.2804% per annum; (ii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (iii) none of the Unaffiliated Sellers, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under 'Mortgage Loan Program -- Representations by Sellers' and 'Description of the Certificates -- Assignment of the Mortgage Loans' in the Prospectus, and neither the Master Servicer nor the Company exercises any option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund; (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of SPA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the Certificates will be received on the 25th day of each month, commencing March 25, 1997; (vii) payments on the Mortgage Loans earn no reinvestment return;
(viii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; (ix) the Certificates will be purchased on February 27, 1997; and
(x) the Planned Principal Balances and Targeted Principal Balances for the PAC I Certificates, PAC II Certificates and TAC Components are as stated in the table entitled 'Planned Principal

Balances and Targeted Principal Balances' under the heading 'Description of the Certificates -- Principal Distributions on the Senior Certificates' ((i) through
(x) collectively, the 'STRUCTURING ASSUMPTIONS').

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Offered Certificates.

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Offered Certificates (other than the Variable Strip Certificates and Residual Certificates), and sets forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF SPA

                                   CLASS A-1                     CLASS A-2
                          ----------------------------  ----------------------------
DISTRIBUTION DATE         0%   100% 145% 250% 400% 600% 0%   100% 145% 250% 400% 600%
------------------------  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
Initial Percentage......  100  100  100  100  100  100  100  100  100  100  100  100
February 25, 1998.......  100  100  100  99   95   89    87  87   87   87   87   87
February 25, 1999.......  100  95   91   81   67   49    74  74   74   74   74   74
February 25, 2000.......  100  84   76   58   34    7    59  59   59   59   59   59
February 25, 2001.......  100  74   62   38    9    0    43  43   43   43   43    0
February 25, 2002.......  100  64   50   21    0    0    26  26   26   26    0    0
February 25, 2003.......   98  55   39    8    0    0     8   8    8    8    0    0
February 25, 2004.......   96  47   30    0    0    0     0   0    0    0    0    0
February 25, 2005.......   94  40   22    0    0    0     0   0    0    0    0    0
February 25, 2006.......   91  33   15    0    0    0     0   0    0    0    0    0
February 25, 2007.......   89  28    9    0    0    0     0   0    0    0    0    0
February 25, 2008.......   86  22    4    0    0    0     0   0    0    0    0    0
February 25, 2009.......   83  17    0    0    0    0     0   0    0    0    0    0
February 25, 2010.......   80  12    0    0    0    0     0   0    0    0    0    0
February 25, 2011.......   77   8    0    0    0    0     0   0    0    0    0    0
February 25, 2012.......   73   3    0    0    0    0     0   0    0    0    0    0
February 25, 2013.......   69   0    0    0    0    0     0   0    0    0    0    0
February 25, 2014.......   64   0    0    0    0    0     0   0    0    0    0    0
February 25, 2015.......   60   0    0    0    0    0     0   0    0    0    0    0
February 25, 2016.......   55   0    0    0    0    0     0   0    0    0    0    0
February 25, 2017.......   49   0    0    0    0    0     0   0    0    0    0    0
February 25, 2018.......   43   0    0    0    0    0     0   0    0    0    0    0
February 25, 2019.......   36   0    0    0    0    0     0   0    0    0    0    0
February 25, 2020.......   29   0    0    0    0    0     0   0    0    0    0    0
February 25, 2021.......   21   0    0    0    0    0     0   0    0    0    0    0
February 25, 2022.......   13   0    0    0    0    0     0   0    0    0    0    0
February 25, 2023.......    3   0    0    0    0    0     0   0    0    0    0    0
February 25, 2024.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2025.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2026.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2027.......    0   0    0    0    0    0     0   0    0    0    0    0
Weighted Average
 Life in Years** .......  18.6 7.4  5.5  3.6  2.6  2.0  3.5  3.5  3.5  3.5  3.2  2.6

                                     CLASS A-3                     CLASS A-4                     CLASS A-5
                            ----------------------------  ----------------------------  ----------------------------
DISTRIBUTION DATE           0%   100% 145% 250% 400% 600% 0%   100% 145% 250% 400% 600% 0%   100% 145% 250% 400% 600%
------------------------    ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
Initial Percentage......    100  100  100  100  100  100  100  100  100  100  100  100  100  100  100  100  100  100
February 25, 1998.......    100  100  100  100  100  100  108  108  108  108  108  108  100  100  100  100  100  100
February 25, 1999.......    100  100  100  100  100  100  116  116  116  116  116  116  100  100  100  100  100  100
February 25, 2000.......    100  100  100  100  100  100  125  125  125  125  125  125  100  100  100  100  100  100
February 25, 2001.......    100  100  100  100  100  74   135  135  135  135  135  135  100  100  100  100  100  100
February 25, 2002.......    100  100  100  100  75    0   145  145  145  145  145  53   100  100  100  100  100  100
February 25, 2003.......    100  100  100  100  32    0   157  157  157  157  157   0   100  98   97   95   91   60
February 25, 2004.......     84  84   84   62    0    0   169  169  169  169  169   0    99  95   93   88   80   31
February 25, 2005.......     54  54   54   33    0    0   182  182  182  182  143   0    98  90   87   78   66   15
February 25, 2006.......     22  22   22   17    0    0   196  196  196  196  90    0    97  85   79   68   51    8
February 25, 2007.......      0   0    0    0    0    0   211  211  211  211  67    0    95  78   71   56   38    5
February 25, 2008.......      0   0    0    0    0    0   228  228  228  228  50    0    93  72   64   47   29    3
February 25, 2009.......      0   0    0    0    0    0   245  245  245  245  37    0    91  66   57   39   21    2
February 25, 2010.......      0   0    0    0    0    0   264  264  264  264  28    0    88  60   50   32   16    1
February 25, 2011.......      0   0    0    0    0    0   285  285  285  242  20    0    86  55   45   27   12    1
February 25, 2012.......      0   0    0    0    0    0   307  307  307  199  15    0    83  50   40   22    9    *
February 25, 2013.......      0   0    0    0    0    0   331  331  331  163  11    0    80  46   35   18    6    *
February 25, 2014.......      0   0    0    0    0    0   356  356  356  133   8    0    77  41   30   15    5    *
February 25, 2015.......      0   0    0    0    0    0   384  384  384  108   6    0    73  37   27   12    3    *
February 25, 2016.......      0   0    0    0    0    0   414  414  392  87    4    0    70  33   23   10    2    *
February 25, 2017.......      0   0    0    0    0    0   446  446  336  69    3    0    65  29   20    8    2    *
February 25, 2018.......      0   0    0    0    0    0   481  481  286  55    2    0    61  25   17    6    1    *
February 25, 2019.......      0   0    0    0    0    0   507  469  240  43    1    0    56  22   14    5    1    *
February 25, 2020.......      0   0    0    0    0    0   507  399  198  33    1    0    51  19   12    4    1    *
February 25, 2021.......      0   0    0    0    0    0   507  332  160  25    1    0    45  16    9    3    *    *
February 25, 2022.......      0   0    0    0    0    0   507  269  126  18    *    0    39  13    7    2    *    *
February 25, 2023.......      0   0    0    0    0    0   507  208  95   13    *    0    32  10    6    1    *    *
February 25, 2024.......      0   0    0    0    0    0   507  151  67    8    *    0    25   7    4    1    *    *
February 25, 2025.......      0   0    0    0    0    0   507  95   41    5    *    0    17   4    2    1    *    *
February 25, 2026.......      0   0    0    0    0    0   262  42   18    2    *    0     8   2    1    *    *    *
February 25, 2027.......      0   0    0    0    0    0     0   0    0    0    0    0     0   0    0    0    0    0
Weighted Average
 Life in Years** .......    8.2  8.2  8.2  7.7  5.7  4.1  29.1 25.5 23.4 18.0 10.3 5.0  21.8 16.0 14.4 11.9 9.9  6.8


------------

 (*) Indicates a number that is greater than zero but less than 0.5%.

(**) The  weighted average life of  a Certificate of any  class is determined by
     (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF SPA

                                   CLASS A-6                     CLASS A-7
                          ----------------------------  ----------------------------
DISTRIBUTION DATE         0%   100% 145% 250% 400% 600% 0%   100% 145% 250% 400% 600%
------------------------  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
Initial Percentage......  100  100  100  100  100  100  100  100  100  100  100  100
February 25, 1998.......   96  88   88   88   88   88   100  100  100  100  100  100
February 25, 1999.......   92  66   66   66   66   66   100  100  100  100  100  100
February 25, 2000.......   88  36   36   36   36   36   100  100  100  100  100  100
February 25, 2001.......   83   7    7    7    7    0   100  100  100  100  100  57
February 25, 2002.......   78   0    0    0    0    0   100  76   76   76   76    0
February 25, 2003.......   73   0    0    0    0    0   100  47   47   47   47    0
February 25, 2004.......   67   0    0    0    0    0   100  20   20   20   20    0
February 25, 2005.......   61   0    0    0    0    0   100   1    1    1    1    0
February 25, 2006.......   54   0    0    0    0    0   100   0    0    0    0    0
February 25, 2007.......   47   0    0    0    0    0   100   0    0    0    0    0
February 25, 2008.......   40   0    0    0    0    0   100   0    0    0    0    0
February 25, 2009.......   31   0    0    0    0    0   100   0    0    0    0    0
February 25, 2010.......   22   0    0    0    0    0   100   0    0    0    0    0
February 25, 2011.......   12   0    0    0    0    0   100   0    0    0    0    0
February 25, 2012.......    2   0    0    0    0    0   100   0    0    0    0    0
February 25, 2013.......    0   0    0    0    0    0    88   0    0    0    0    0
February 25, 2014.......    0   0    0    0    0    0    72   0    0    0    0    0
February 25, 2015.......    0   0    0    0    0    0    55   0    0    0    0    0
February 25, 2016.......    0   0    0    0    0    0    37   0    0    0    0    0
February 25, 2017.......    0   0    0    0    0    0    17   0    0    0    0    0
February 25, 2018.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2019.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2020.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2021.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2022.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2023.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2024.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2025.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2026.......    0   0    0    0    0    0     0   0    0    0    0    0
February 25, 2027.......    0   0    0    0    0    0     0   0    0    0    0    0
Weighted Average
 Life in Years** .......  9.0  2.5  2.5  2.5  2.5  2.4  18.2 6.0  6.0  6.0  6.0  4.2

                                    CLASS A-8
                          -----------------------------
DISTRIBUTION DATE          0%   100% 145% 250% 400% 600%
------------------------  ----  ---  ---  ---  ---  ---
Initial Percentage......   100  100  100  100  100  100
February 25, 1998.......   100  100  100  100  100  100
February 25, 1999.......   100  100  100  100  100  100
February 25, 2000.......   100  100  100  100  100  100
February 25, 2001.......   100  100  100  100  100  100
February 25, 2002.......   100  100  100  100  100  100
February 25, 2003.......   100  100  100  100  100  34
February 25, 2004.......   100  100  100  100  100   2
February 25, 2005.......   100  100  100  100  100   0
February 25, 2006.......   100  65   65   65   65    0
February 25, 2007.......   100  46   46   46   46    0
February 25, 2008.......   100  31   31   31   31    0
February 25, 2009.......   100  20   20   20   20    0
February 25, 2010.......   100  12   12   12   12    0
February 25, 2011.......   100   6    6    6    6    0
February 25, 2012.......   100   2    2    2    2    0
February 25, 2013.......   100   0    0    0    0    0
February 25, 2014.......   100   0    0    0    0    0
February 25, 2015.......   100   0    0    0    0    0
February 25, 2016.......   100   0    0    0    0    0
February 25, 2017.......   100   0    0    0    0    0
February 25, 2018.......    88   0    0    0    0    0
February 25, 2019.......    20   0    0    0    0    0
February 25, 2020.......     0   0    0    0    0    0
February 25, 2021.......     0   0    0    0    0    0
February 25, 2022.......     0   0    0    0    0    0
February 25, 2023.......     0   0    0    0    0    0
February 25, 2024.......     0   0    0    0    0    0
February 25, 2025.......     0   0    0    0    0    0
February 25, 2026.......     0   0    0    0    0    0
February 25, 2027.......     0   0    0    0    0    0
Weighted Average
 Life in Years** .......  21.6  10.3 10.3 10.3 10.3 5.8

                                    CLASS A-9
                          -----------------------------
DISTRIBUTION DATE          0%   100% 145% 250% 400% 600%
------------------------  ----  ---  ---  ---  ---  ---
Initial Percentage......   100  100  100  100  100  100
February 25, 1998.......    96  96   91   91   91   78
February 25, 1999.......    92  92   76   76   52    0
February 25, 2000.......    87  87   58   58    2    0
February 25, 2001.......    83  83   42   42    0    0
February 25, 2002.......    77  77   27   27    0    0
February 25, 2003.......    72  72   15   15    0    0
February 25, 2004.......    66  65    4    4    0    0
February 25, 2005.......    59  52    0    0    0    0
February 25, 2006.......    52  34    0    0    0    0
February 25, 2007.......    44  12    0    0    0    0
February 25, 2008.......    36   0    0    0    0    0
February 25, 2009.......    27   0    0    0    0    0
February 25, 2010.......    18   0    0    0    0    0
February 25, 2011.......     8   0    0    0    0    0
February 25, 2012.......     0   0    0    0    0    0
February 25, 2013.......     0   0    0    0    0    0
February 25, 2014.......     0   0    0    0    0    0
February 25, 2015.......     0   0    0    0    0    0
February 25, 2016.......     0   0    0    0    0    0
February 25, 2017.......     0   0    0    0    0    0
February 25, 2018.......     0   0    0    0    0    0
February 25, 2019.......     0   0    0    0    0    0
February 25, 2020.......     0   0    0    0    0    0
February 25, 2021.......     0   0    0    0    0    0
February 25, 2022.......     0   0    0    0    0    0
February 25, 2023.......     0   0    0    0    0    0
February 25, 2024.......     0   0    0    0    0    0
February 25, 2025.......     0   0    0    0    0    0
February 25, 2026.......     0   0    0    0    0    0
February 25, 2027.......     0   0    0    0    0    0
Weighted Average
 Life in Years** .......   8.7  7.2  3.7  3.7  2.0  1.3

------------

 (*) Indicates a number that is greater than zero but less than 0.5%.

(**) The  weighted average life of  a Certificate of any  class is determined by
     (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF SPA

                                   CLASS A-11                    CLASS A-12
                          ----------------------------  ----------------------------
DISTRIBUTION DATE         0%   100% 145% 250% 400% 600% 0%   100% 145% 250% 400% 600%
------------------------  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
Initial Percentage......  100  100  100  100  100  100  100  100  100  100  100  100
February 25, 1998.......  108  108  108  108  35    0   100  100  100  100  100  100
February 25, 1999.......  116  116  116  116   0    0   100  100  100  100  100  100
February 25, 2000.......  125  125  125  125   0    0   100  100  100  100  100  100
February 25, 2001.......  135  135  135  135   0    0   100  100  100  100  100  100
February 25, 2002.......  145  145  145  145   0    0   100  100  100  100  100  100
February 25, 2003.......  157  157  157  157   0    0    99  96   94   91   84   73
February 25, 2004.......  169  169  169  169   0    0    99  92   89   82   71   51
February 25, 2005.......  182  182  182  182   0    0    98  88   84   74   60   27
February 25, 2006.......  196  196  196  196   0    0    97  85   79   67   51   14
February 25, 2007.......  211  211  211  211   0    0    95  78   71   56   38    9
February 25, 2008.......  228  228  228  228   0    0    93  72   63   47   28    6
February 25, 2009.......  245  245  245  245   0    0    91  66   57   39   21    4
February 25, 2010.......  264  264  264  216   0    0    89  60   50   32   16    2
February 25, 2011.......  285  285  285  185   0    0    86  55   45   27   11    1
February 25, 2012.......  307  307  307  158   0    0    83  50   39   22    8    1
February 25, 2013.......  331  331  331  131   0    0    80  45   35   18    6    1
February 25, 2014.......  356  356  356  107   0    0    77  41   30   15    5    *
February 25, 2015.......  384  384  333  87    0    0    73  37   27   12    3    *
February 25, 2016.......  414  414  288  70    0    0    70  33   23   10    2    *
February 25, 2017.......  446  446  247  56    0    0    66  29   20    8    2    *
February 25, 2018.......  481  390  210  44    0    0    61  25   17    6    1    *
February 25, 2019.......  518  338  177  35    0    0    56  22   14    5    1    *
February 25, 2020.......  558  287  146  27    0    0    51  19   12    4    1    *
February 25, 2021.......  602  239  118  20    0    0    45  16    9    3    *    *
February 25, 2022.......  648  194  93   15    0    0    39  13    7    2    *    *
February 25, 2023.......  699  150  70   10    0    0    32  10    6    1    *    *
February 25, 2024.......  573  108  49    7    0    0    25   7    4    1    *    *
February 25, 2025.......  386  69   30    4    0    0    17   4    2    1    *    *
February 25, 2026.......  183  31   13    2    0    0     8   2    1    *    *    *
February 25, 2027.......    0   0    0    0    0    0     0   0    0    0    0    0
Weighted Average
 Life in Years** .......  28.2 24.6 22.4 17.3 0.8  0.5  21.8 16.0 14.3 11.7 9.6  7.4

                                   CLASS A-13
                          -----------------------------
DISTRIBUTION DATE          0%   100% 145% 250% 400% 600%
------------------------  ----  ---  ---  ---  ---  ---
Initial Percentage......   100  100  100  100  100  100
February 25, 1998.......    99  97   97   95   92   89
February 25, 1999.......    98  93   90   84   76   66
February 25, 2000.......    97  86   81   71   58   42
February 25, 2001.......    96  80   73   60   43   27
February 25, 2002.......    95  74   66   50   33   17
February 25, 2003.......    93  69   60   42   24   11
February 25, 2004.......    92  64   54   35   18    7
February 25, 2005.......    90  59   48   29   14    4
February 25, 2006.......    89  54   43   25   10    3
February 25, 2007.......    87  50   39   20    8    2
February 25, 2008.......    85  46   34   17    6    1
February 25, 2009.......    83  42   31   14    4    1
February 25, 2010.......    81  39   27   12    3    *
February 25, 2011.......    78  35   24   10    2    *
February 25, 2012.......    76  32   21    8    2    *
February 25, 2013.......    73  29   19    6    1    *
February 25, 2014.......    70  26   16    5    1    *
February 25, 2015.......    66  23   14    4    1    *
February 25, 2016.......    63  21   12    3    *    *
February 25, 2017.......    59  18   11    3    *    *
February 25, 2018.......    55  16    9    2    *    *
February 25, 2019.......    50  14    7    2    *    *
February 25, 2020.......    45  12    6    1    *    *
February 25, 2021.......    40  10    5    1    *    *
February 25, 2022.......    35   8    4    1    *    *
February 25, 2023.......    28   6    3    *    *    *
February 25, 2024.......    22   4    2    *    *    *
February 25, 2025.......    15   3    1    *    *    *
February 25, 2026.......     7   1    1    *    *    *
February 25, 2027.......     0   0    0    0    0    0
Weighted Average
 Life in Years** .......  20.2  11.6 9.5  6.6  4.5  3.2

                            CLASSES M-1, M-2 AND M-3
                          -----------------------------
DISTRIBUTION DATE          0%   100% 145% 250% 400% 600%
------------------------  ----  ---  ---  ---  ---  ---
Initial Percentage......   100  100  100  100  100  100
February 25, 1998.......    99  99   99   99   99   99
February 25, 1999.......    98  98   98   98   98   98
February 25, 2000.......    97  97   97   97   97   97
February 25, 2001.......    96  96   96   96   96   96
February 25, 2002.......    95  95   95   95   95   95
February 25, 2003.......    94  92   91   90   87   82
February 25, 2004.......    93  89   87   83   77   68
February 25, 2005.......    91  84   81   74   64   51
February 25, 2006.......    90  79   74   64   51   35
February 25, 2007.......    88  73   66   53   38   22
February 25, 2008.......    86  67   59   44   28   14
February 25, 2009.......    84  61   53   37   21    9
February 25, 2010.......    82  56   47   30   15    5
February 25, 2011.......    80  51   42   25   11    3
February 25, 2012.......    77  47   37   21    8    2
February 25, 2013.......    74  42   32   17    6    1
February 25, 2014.......    71  38   28   14    4    1
February 25, 2015.......    68  34   25   11    3    *
February 25, 2016.......    64  31   21    9    2    *
February 25, 2017.......    61  27   18    7    2    *
February 25, 2018.......    56  24   16    6    1    *
February 25, 2019.......    52  20   13    4    1    *
February 25, 2020.......    47  17   11    3    1    *
February 25, 2021.......    42  14    9    3    *    *
February 25, 2022.......    36  12    7    2    *    *
February 25, 2023.......    30   9    5    1    *    *
February 25, 2024.......    23   7    4    1    *    *
February 25, 2025.......    15   4    2    *    *    *
February 25, 2026.......     7   2    1    *    *    *
February 25, 2027.......     0   0    0    0    0    0
Weighted Average
 Life in Years** .......  20.5  15.2 13.7 11.4 9.6  8.3

------------

 (*) Indicates a number that is greater than zero but less than 0.5%.

(**) The  weighted average life of  a Certificate of any  class is determined by
     (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

VARIABLE STRIP CERTIFICATES AND PRINCIPAL ONLY CERTIFICATE YIELD CONSIDERATIONS

     Because the Principal Only Certificates will be purchased at a discount, the yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Discount Mortgage Loans.

     The yield to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. Because the Pool Strip Rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the Discount Mortgage Loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Variable Strip Certificates and Principal Only Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Variable Strip Certificates and Principal Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                PRE-TAX YIELD TO MATURITY OF THE PRINCIPAL ONLY
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF SPA

ASSUMED PURCHASE PRICE                                              0%      100%     145%     250%     400%      600%
---------------------------------------------------------------    ----     ----     ----     ----     -----     -----
$69,860.29.....................................................    2.5%     4.7%     5.9%     8.7%     12.6%     17.3%

                PRE-TAX YIELD TO MATURITY OF THE VARIABLE STRIP
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF SPA

ASSUMED PURCHASE PRICE                                              0%       100%      145%      250%      400%      600%
---------------------------------------------------------------    -----     -----     -----     -----     ----     ------

$4,316,117.68..................................................    28.0%     22.8%     20.5%     15.0%     6.9%     (4.3)%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Variable Strip Certificates and Principal Only Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables. With respect to the Variable Strip Certificates, accrued interest is included in the assumed purchase price and is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Variable Strip Certificates or Principal Only Certificates and thus do not reflect the return on any investment in the Variable Strip Certificates or Principal Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Variable Strip Certificates and Principal Only Certificates is likely to differ from those shown in the tables above, even if the average prepayment rate on all of the Mortgage Loans equals the constant percentages of SPA indicated in the tables above over any given time period or over the entire life of the Certificates. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Principal Only Certificates. The rate and timing of principal prepayments on the Discount

Mortgage Loans may differ from the rate and timing of principal prepayments on the Mortgage Pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Variable Strip Certificates will be adversely affected to a greater extent than on the other Offered Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. Because Mortgage Loans having higher Pool Strip Rates generally have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid under most circumstances than are Mortgage Loans having lower Pool Strip Rates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Variable Strip Certificates and
Principal Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

     If the Certificate Principal Balance of the Class B Certificates has been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by Subordination, because the entire amount of such losses will be allocated to the Class M-3 Certificates. The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by Subordination, because the entire amount of such losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ('SDA'), represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, '0% SDA' assumes default rates equal to 0% of SDA (no defaults). Correspondingly, '100% SDA' assumes default rates equal to 100% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

     The following tables indicate the sensitivity of the yield to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the Structuring Assumptions (other than assumption (iv)) including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof, and assuming further that (i) defaults and final liquidations on the Mortgage Loans occur on the last day of each month at the respective SDA percentages set forth in the tables, and defaults and final liquidations occur on the Discount Mortgage Loans and Non-Discount Mortgage Loans in proportion to their respective aggregate Stated Principal Balances, (ii) each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated (the 'LOSS SEVERITY PERCENTAGE') times the principal balances of the Mortgage Loans assumed to be liquidated,
(iii) there are no delinquencies on the Mortgage Loans, and principal payments on the Mortgage Loans (other than those on Mortgage Loans assumed to be liquidated) will be timely received together with prepayments, if any, at the respective constant percentages of SPA set forth in the table before giving effect to defaults in such periods, (iv) there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses,
(v) clauses (a)(i), (b)(i) and (b)(ii) in the definition of 'Senior Accelerated Distribution Percentage' in the section entitled 'Description of the Certificates -- Principal Distributions on the Senior Certificates' are not applicable, (vi) the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be $3,198,185 and $2,532,681, respectively, including accrued interest and (vii) the Class M-2 Certificates and Class M-3 Certificates will be purchased on February 27, 1997. Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class M-2 Certificates and Class M-3 Certificates may increase due to such prepayments, even if losses occur. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE CLASS M-2 CERTIFICATES AND CLASS
              M-3 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                             CLASS M-2 CERTIFICATES

                                                                             PERCENTAGE OF SPA
                                  LOSS SEVERITY      ------------------------------------------------------------------
PERCENTAGE OF SDA                  PERCENTAGE          0%         100%        145%        250%        400%        600%
-------------------------------   -------------      ------      ------      ------      ------      ------      ------

  0%...........................        N/A             7.70%       7.71%       7.72%       7.73%       7.74%       7.75%
100%...........................         30%            7.70%       7.71%       7.72%       7.73%       7.74%       7.75%
200%...........................         30%            6.14%       7.70%       7.71%       7.73%       7.74%       7.75%
300%...........................         30%          (15.40)%      2.59%       4.64%       7.35%       7.74%       7.75%
400%...........................         30%          (29.10)%    (22.54)%    (18.07)%      2.87%       7.17%       7.75%

                             CLASS M-3 CERTIFICATES

                                                                             PERCENTAGE OF SPA
                                  LOSS SEVERITY      ------------------------------------------------------------------
PERCENTAGE OF SDA                  PERCENTAGE          0%         100%        145%        250%        400%        600%
-------------------------------   -------------      ------      ------      ------      ------      ------      ------

  0%...........................        N/A             7.80%       7.83%       7.85%       7.87%       7.90%       7.92%
100%...........................         30%            6.75%       7.82%       7.85%       7.87%       7.90%       7.92%
200%...........................         30%          (22.58)%     (3.61)%      0.81%       4.06%       7.32%       7.92%
300%...........................         30%          (41.60)%    (36.69)%    (34.02)%    (25.08)%     (0.43)%      6.25%
400%...........................         30%          (56.27)%    (52.35)%    (50.36)%    (44.88)%    (32.64)%     (0.21)%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price referred to above, and converting such rate to a semi-annual corporate bond equivalent yield. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2

Certificates or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date:

                           AGGREGATE REALIZED LOSSES

                                                                                     PERCENTAGE OF SPA
                                                       LOSS SEVERITY    --------------------------------------------
PERCENTAGE OF SDA                                       PERCENTAGE       0%     100%    145%    250%    400%    600%
----------------------------------------------------   -------------    ----    ----    ----    ----    ----    ----

100%................................................         30%        1.18%   0.93%   0.84%   0.69%   0.52%   0.38%
200%................................................         30%        2.31%   1.83%   1.66%   1.35%   1.04%   0.75%
300%................................................         30%        3.40%   2.70%   2.45%   2.00%   1.54%   1.12%
400%................................................         30%        4.45%   3.54%   3.22%   2.64%   2.03%   1.48%

     Notwithstanding the assumed Percentages of SDA, Loss Severity Percentages and prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Certificates, see 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the Trust Fund's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of February 1, 1997, among the Company, the Master Servicer, and The First National Bank of Chicago, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Trustee will appoint Norwest Bank Minnesota, National Association to serve as Custodian in connection with the Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Company will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. Pursuant to the Pooling and Servicing Agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of certain of the Certificates, including the Residual Certificates, are also subject to additional transfer restrictions as set forth in the Pooling and Servicing Agreement. See 'Certain Federal Income Tax Consequences' herein and 'Certain Federal Income Tax
Consequences -- REMICs -- Tax on Transfers of REMIC Residual Certificates to Certain Organizations' and ' -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the Prospectus. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. See 'The Pooling and Servicing Agreement -- The Trustee' in the Prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the Company, will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the Prospectus.

     The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one-to four-family residential mortgage loans that generally complied with Residential Funding's published loan purchase criteria at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 1994, December 31, 1995 and December 31, 1996. The tables set forth information for the total mortgage loan portfolio and for mortgage loans underwritten under a reduced loan documentation program described under 'Mortgage Loan Program -- Underwriting Standards' in the Prospectus. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

                  TOTAL LOAN PORTFOLIO DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1994      AT DECEMBER 31, 1995      AT DECEMBER 31, 1996
                                       ---------------------    ----------------------    ----------------------
                                       BY NO.     BY DOLLAR     BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                         OF       AMOUNT OF       OF        AMOUNT OF       OF        AMOUNT OF
                                       LOANS        LOANS        LOANS        LOANS        LOANS        LOANS
                                       ------    -----------    -------    -----------    -------    -----------
                                                             (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio................   90,308    $23,562,318    112,237    $26,941,302    146,508    $33,114,316
Period of Delinquency
     31 to 59 days..................    1,373        343,184      2,805        514,373      3,510        690,823
     60 to 89 days..................      431        100,943        835        118,095        658        131,079
     90 days or more(1).............      357         94,041        383         67,761        339         73,888
Foreclosures Pending................      763        217,244      1,100        279,192      1,307        310,246
                                       ------    -----------    -------    -----------    -------    -----------
Total Delinquent Loans..............    2,924    $   755,412      5,123    $   979,421      5,814    $ 1,206,036
                                       ------    -----------    -------    -----------    -------    -----------
                                       ------    -----------    -------    -----------    -------    -----------
Percent of Loan Portfolio...........    3.238%         3.206%     4.564%         3.635%     3.968%         3.642%

------------

(1) Does not include foreclosures pending.

     TOTAL REDUCED LOAN DOCUMENTATION LOAN PORTFOLIO DELINQUENCY EXPERIENCE

                                             AT DECEMBER 31, 1994    AT DECEMBER 31, 1995    AT DECEMBER 31, 1996
                                             --------------------    --------------------    --------------------
                                             BY NO.    BY DOLLAR     BY NO.    BY DOLLAR     BY NO.    BY DOLLAR
                                               OF      AMOUNT OF       OF      AMOUNT OF       OF      AMOUNT OF
                                             LOANS       LOANS       LOANS       LOANS       LOANS       LOANS
                                             ------    ----------    ------    ----------    ------    ----------
                                                                (DOLLAR AMOUNTS IN THOUSANDS)

Total Reduced Loan Documentation
     Loan Portfolio.......................   23,962    $5,192,295    28,892    $5,656,221    36,853    $6,743,555
Period of Delinquency
     31 to 59 days........................      442       104,501       960       150,607       868       157,926
     60 to 89 days........................      107        29,184       437        37,083       188        34,898
     90 days or more(1)...................      123        34,527       132        21,165        85        22,521
Foreclosures Pending......................      306        94,399       379       101,224       437       118,154
                                             ------    ----------    ------    ----------    ------    ----------
Total Delinquent Loans....................      978    $  262,611     1,908    $  310,079     1,578    $  333,498
                                             ------    ----------    ------    ----------    ------    ----------
                                             ------    ----------    ------    ----------    ------    ----------
Percent of Reduced Loan Documentation Loan
  Portfolio...............................    4.081%        5.058%    6.604%        5.482%    4.282%        4.945%

------------

(1) Does not include foreclosures pending.

     The following tables set forth certain information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December 31, 1994, December 31, 1995 and December 31, 1996 with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during such period.

                  TOTAL LOAN PORTFOLIO FORECLOSURE EXPERIENCE

                                                                   AT OR FOR        AT OR FOR          AT OR FOR
                                                                    THE YEAR         THE YEAR          THE YEAR
                                                                     ENDED            ENDED              ENDED
                                                                  DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                                      1994             1995              1996
                                                                  ------------     ------------     ---------------
                                                                            (DOLLAR AMOUNTS IN THOUSANDS)

Total Loan Portfolio...........................................   $ 23,562,318     $ 26,941,302       $33,114,316
Average Portfolio Balance......................................   $ 23,080,841     $ 24,788,360       $22,555,827
Foreclosed Loans(1)............................................   $    149,334     $    121,254           104,480
Liquidated Foreclosed Loans(2).................................   $    323,801     $    253,774       $   301,063
Foreclosed Loans Ratio.........................................          0.634%           0.450%             .316%
Gross Loss(3)..................................................   $     98,625     $     84,755       $    93,738
Gross Loss Ratio...............................................          0.427%           0.342%             .416%
Covered Loss(4)................................................   $     84,869     $     54,502       $    61,479
Net Loss(5)....................................................   $     13,756     $     30,253       $    32,259
Net Loss Ratio.................................................          0.060%           0.122%             .143%
Excess Recovery(6).............................................   $        221     $        515       $       471

     TOTAL REDUCED LOAN DOCUMENTATION LOAN PORTFOLIO FORECLOSURE EXPERIENCE

                                                                AT OR FOR          AT OR FOR           AT OR FOR
                                                                 THE YEAR           THE YEAR           THE YEAR
                                                                  ENDED              ENDED               ENDED
                                                               DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                                   1994               1995               1996
                                                               ------------       ------------      ---------------
                                                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Reduced Loan Documentation
     Loan Portfolio.........................................    $5,192,295         $5,656,221         $ 6,743,555
Average Portfolio Balance...................................    $5,265,539         $5,313,835         $ 4,613,898
Foreclosed Loans(1).........................................    $   61,337         $   38,036         $    30,288
Liquidated Foreclosed Loans(2)..............................    $  142,353         $   97,935         $    87,458
Foreclosed Loans Ratio......................................         1.181%             0.672%               .449%
Gross Loss(3)...............................................    $   48,896         $   36,696         $    32,984
Gross Loss Ratio............................................         0.929%             0.691%               .715%
Covered Loss(4).............................................    $   42,715         $   22,345         $    21,725
Net Loss(5).................................................    $    6,181         $   14,351         $    11,259
Net Loss Ratio..............................................         0.117%             0.270%               .244%
Excess Recovery(6)..........................................    $       89         $      217         $       220

------------

(1) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

(2) Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

(3) Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all Mortgage Loans liquidated during the period indicated. Gross Loss for any Mortgage Loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such Mortgage Loan and (b) all amounts received in connection with the liquidation of the related Mortgaged Property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (4) below. Net gains from the liquidation of mortgage loans are identified in footnote (6) below.

(4) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated Mortgage Loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

(5) Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (3) above, Net Loss indicated here may reflect Excess Recovery (see footnote (6) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

(6) Excess Recovery is calculated only with respect to defaulted Mortgage Loans as to which the liquidation of the related Mortgaged Property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such Mortgage Loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

     There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will be at least 0.28% per annum and not more than 0.33% per annum of the outstanding principal balance of such Mortgage Loan, with a weighted average

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
Servicing Fee of approximately 0.2804% per annum. The Servicing Fees consist  of
(a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master
Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be 0.03% per annum of the outstanding principal balance of each Mortgage Loan, except that with respect to no more than 0.9% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), such amount will be 0.08% per annum. As described in the Prospectus, a Subservicer is entitled to servicing compensation in a minimum amount equal to 0.250% per annum of the outstanding principal balance of each Mortgage Loan serviced by it. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses; Spread' in the Prospectus for information regarding other possible compensation to the Master Servicer and Subservicers and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 98% of all Voting Rights will be allocated among all holders of the Certificates (other than the Variable Strip Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, and 1.0%, 0.5% and 0.5% of all Voting Rights will be allocated among the holders of the Variable Strip, Class R-I and Class R-II Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

TERMINATION

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the Prospectus. The Master Servicer or the Company will have the option, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, either (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Offered Certificates or (ii) to purchase, in whole but not in part, the Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of Certificates if the purchase price is based in part on the fair market value of the underlying Mortgaged Property and such fair market value is less than 100% of the unpaid principal balance of the related Mortgage Loan. Any such purchase of the Certificates will be made at a price equal to 100% of the Certificate Principal Balance thereof plus (except with respect to the Principal Only Certificates) the sum of one month's interest thereon (or with respect to the Variable Strip Certificates, and the Class A-10 Certificates, to the extent of the Strip Components, on the related Notional Amount) at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company.

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
     Upon presentation and surrender of the Offered Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Offered Certificates will receive an amount equal to the Certificate Principal Balance of such class plus one month's interest (or, with respect to the Variable Strip Certificates, one month's interest on the Notional Amount thereof) thereon at the applicable Pass-Through Rate, plus any previously unpaid Accrued Certificate Interest (reduced, as described above, in the case of the termination of the Trust Fund resulting from a purchase of all the assets of the Trust Fund).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code.

     For federal income tax purposes, (a) the Class R-I Certificates will constitute the sole class of 'residual interests' in REMIC I, (b) each class of Senior Certificates (other than the Residual Certificates), the Class M
Certificates and the Class B Certificates will represent ownership of 'regular interests' in REMIC II and will generally be treated as debt instruments of REMIC II and (c) the Class R-II Certificates will constitute the sole class of 'residual certificates' in REMIC II. See 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

     For federal income tax reporting purposes, the Class A-1, Class A-5, Class A-6, Class A-7, Class A-9, Class A-12 and Class M Certificates will not be treated as having been issued with original issue discount. The Class A-2, Class A-3 and Class A-8 Certificates may, and the Class A-4, Class A-11, Principal Only and Variable Strip Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 250% SPA. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'Certain Federal Income Tax Consequences -- General' and ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates-Original Issue Discount' in the Prospectus.

     Purchasers of the Variable Strip Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Variable Strip Certificates. In the absence of other authority, the Master Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Variable Strip Certificates should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Variable Strip Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a
Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a Variable Strip Certificateholder may be permitted to deduct a loss to the extent that its remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a

Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and ' -- Premium' in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as 'interest on obligations secured by mortgages on real property' under
Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as 'real estate assets' under Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Company to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See 'The Pooling and Servicing Agreement -- Termination' herein and
'Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates' in the Prospectus.

     For  further  information  regarding  federal  income  tax  consequences of
investing  in  the  Offered  Certificates,  see  'Certain  Federal  Income   Tax
Consequences -- REMICs' in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued REMIC Regulations under the provisions of the Code that significantly affect holders of Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. The Pooling and Servicing Agreement includes certain other provisions regarding the transfer of Residual Certificates, including (i) the requirement that any transferee of a Residual Certificate provide an affidavit representing that such transferee (a) is not a 'disqualified organization,' (b) is not acquiring the Residual Certificate on behalf of a 'disqualified organization' and (c) will maintain such status and will obtain a similar affidavit from any person to whom such transferee shall subsequently transfer a Residual Certificate, (ii) a provision that any transfer of a Residual Certificate to a 'disqualified person' shall be null and void and
(iii) a grant to the Master Servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a 'disqualified organization' despite (i) and (ii) above. In addition, pursuant to the Pooling and Servicing Agreement, the Residual Certificates may not be transferred to non-United States persons.

     The REMIC Regulations also provide that a transfer to a United States person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax.' Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the Prospectus.

     Recently enacted legislation made certain changes to the treatment of residual interests in REMICs. In particular, such legislation: (i) repeals the special rules for residual interests having 'significant value' held by thrift institutions, and (ii) provides that (A) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (B) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. An effect of the last rule is to prevent nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     The Class R-II Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of REMIC II that significantly exceeds the amount of cash distributions received by such Class R-II Certificateholders from the related REMIC with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R-II Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC II's term as a result of their ownership of the Class R-II Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC II's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R-II Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Code) may cause the Class R-II Certificateholders' after-tax rate of return to be zero or negative even if the Class R-II Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R-II Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R-II Certificates over their life.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Class R-I Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require all or some portion of such fees and expenses to be allocable to the Class R-II Certificates. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions' in the Prospectus.

     Residential Funding will be designated as the 'tax matters person' with respect to REMIC I and REMIC II as defined in the REMIC Provisions (as defined in the Prospectus), and in connection therewith will be required to hold not less than 0.01% of each of the Class R-I Certificates and Class R-II Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Certain Yield and Prepayment Considerations -- Additional Yield Considerations Applicable Solely to the Residual Certificates' herein and 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated February 21, 1997 (the 'SENIOR UNDERWRITING AGREEMENT'), the Senior Underwriter has agreed to purchase and the Company has agreed to sell to the Senior Underwriter the Senior Underwritten Certificates, except that a de minimis portion of the Residual Certificates will be retained by Residential Funding, and such portion is not offered hereby. It is expected that delivery of the Senior Underwritten Certificates (other than the Residual Certificates) will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and the delivery of the Residual Certificates will be made at the offices of the Senior Underwriter, New York, New York on or about February 27, 1997, against payment therefor in immediately available funds. Subject to the terms and conditions set forth in an Underwriting Agreement, dated February 21, 1997 (the 'DLJ CLASS M UNDERWRITING AGREEMENT'), DLJ has agreed to purchase and the Company has agreed to sell to DLJ the DLJ Class M Underwritten Certificates. It is expected that delivery of the DLJ Class M Underwritten Certificates will be made

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
at the offices of DLJ, New York, New York on or about February 27, 1997, against payment therefor in immediately available funds. Subject to the terms and conditions set forth in an Underwriting Agreement (the 'RFSC CLASS M UNDERWRITING AGREEMENT'), dated February 21, 1997, RFSC has agreed to offer the RFSC Class M Underwritten Certificates on a best efforts basis and the Company has agreed to sell to RFSC the RFSC Class M Underwritten Certificates when and if sold by RFSC. The Senior Underwriting Agreement, the DLJ Class M Underwriting Agreement and the RFSC Class M Underwriting Agreement are collectively referred to herein as the 'UNDERWRITING AGREEMENTS' and the Senior Underwriter, DLJ and RFSC are collectively referred to herein as the 'UNDERWRITERS.' It is expected that delivery of the Class M Underwritten Certificates will be made at the office of Residential Funding Securities Corporation, 8400 Normandale Lake
Boulevard, Suite 700, Minneapolis, Minnesota 55437 on or about February 27, 1997, against payment therefor in immediately available funds. The termination date of the offering of the RFSC Class M Underwritten Certificates is the earlier to occur of February 27, 1998, or the date on which all of the RFSC Class M Underwritten Certificates have been sold. Proceeds of the RFSC Class M Underwritten Certificates will not be placed in escrow, trust or similar arrangement.

     The Senior Underwriting Agreement and the DLJ Class M Underwriting Agreement provide that the obligation of the Senior Underwriter and DLJ to pay for and accept delivery of the Senior Underwritten Certificates and the DLJ Class M Underwritten Certificates, respectively, is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's
Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Senior Underwritten Certificates by the Senior Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Senior Underwritten Certificates, before deducting expenses payable by the Company, will be approximately 99.32% of the aggregate Certificate Principal Balance of the Senior Underwritten Certificates plus accrued interest thereon from the Cut-off Date. The distribution of the DLJ Class M Underwritten Certificates by DLJ may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the DLJ Class M Underwritten Certificates, before deducting expenses payable by the Company, will be approximately 99.16% of the aggregate Certificate Principal Balance of the DLJ Class M Underwritten Certificates plus accrued interest thereon from the Cut-off Date. The proceeds to the Company from any sale of the Class M Underwritten Certificates will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the Company and any compensation payable to RFSC and any dealer. The Underwriters may effect such transactions by selling their respective Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the related Underwriter for whom they act as agent. In connection with the sale of its Underwritten Certificates, the related Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The related Underwriter and any dealers that participate with the related Underwriter in the distribution of its Underwritten Certificates may be deemed to be underwriters and any profit on the resale of the Underwritten Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Each Underwriting Agreement provides that the Company will indemnify the related Underwriter, and that under limited circumstances the related Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     The Variable Strip Certificates and Principal Only Certificates may be offered by the Company from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from any sale of the Variable Strip Certificates and Principal Only Certificates will equal the purchase price paid by the purchaser thereof, net of any expenses payable by the Company and any compensation payable to any such underwriter or agent.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Offered Certificates. There can be no assurance that any additional information regarding the Offered

Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York and for the Senior Underwriter and DLJ by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition of the issuance of the Senior Certificates (other than the Variable Strip Certificates and Principal Only Certificates), that they be rated not lower than 'AAA' by each of Standard & Poor's and Fitch. It is a condition of the issuance of the Principal Only Certificates and Variable Strip Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by Fitch. It is a condition of the issuance of the Class M-1 Certificates that they be rated not lower than 'AA' by each of Standard & Poor's and Fitch. It is a condition of the issuance of the Class M-2 Certificates and Class M-3 Certificates that they be rated not lower than 'A' and 'BBB,' respectively, by Fitch.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Standard & Poor's rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See 'Certain Yield and Prepayment Considerations' herein. The 'r' of the 'AAAr' rating of the Variable Strip Certificates and Principal Only Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The ratings assigned by Fitch to mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood or rate of Mortgagor prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield or that the holders of the Variable Strip Certificates may fail to recoup their initial investments.

     The Company has not requested a rating on the Senior Certificates by any rating agency other than Standard & Poor's and Fitch or on the Class M-1, Class M-2 and Class M-3 Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Standard & Poor's and Fitch and the Class M-1, Class M-2 and Class M-3 Certificates by Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Variable Strip Certificates do not address the possibility that the holders of such Certificates may fail to fully receive their initial investments. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Senior Certificates and Class M-1 Certificates will constitute 'mortgage related securities' for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute 'mortgage related securities' for purposes of SMMEA.

     The Company makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See 'Legal Investment Matters' in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a 'PLAN'), any insurance company (whether through its general or separate accounts) or any other person investing 'Plan Assets' of any Plan, as defined under 'ERISA Considerations -- Plan Asset Regulations' in the Prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Senior Support Lockout Certificates, Class M Certificates or Residual Certificates) by or on behalf of, or with 'Plan Assets' of, a Plan may qualify for exemptive relief under the Exemption, as described under 'ERISA Considerations -- Prohibited Transaction Exemptions' in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(C) REGULATIONS') no later than December 31, 1997 which are to provide guidance for purposes of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute 'Plan Assets.' Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute 'Plan Assets,' unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as 'Plan Assets.' In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as 'Plan Assets' of any Plan invested in such separate account. Insurance Companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Senior Support Lockout Certificates or Class M Certificates (due to the subordinate nature thereof) or the Residual Certificates, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using 'Plan Assets' to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     In  lieu  of  such  opinion  of  counsel,  the  transferee  may  provide  a certification substantially to the effect that the purchase of Offered Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such Offered Certificates is an 'insurance company general account' (as such term is defined in Prohibited Transaction Class Exemption ('PTCE') 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and
(c) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any 'affiliate' thereof), as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Offered Certificates.

     An opinion of counsel or certification will not be required with respect to the purchase of the Senior Support Lockout Certificates, provided that such certificates are DTC Registered Certificates. Any purchaser of a DTC Registered Senior Support Lockout Certificate will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Senior Support Lockout Certificates on behalf of or with 'Plan Assets' of any Plan or (b) the purchase of any such Senior Support Lockout Certificate by or on behalf of or with 'Plan Assets' of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Master Servicer, the Company or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     Any fiduciary or other investor of 'Plan Assets' that proposes to acquire or hold the Offered Certificates on behalf of or with 'Plan Assets' of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See 'ERISA Considerations' in the Prospectus.

MORTGAGE PASS-THROUGH CERTIFICATES

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
DEPOSITOR

The Mortgage Pass-Through Certificates (the "CERTIFICATES") offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities I, Inc. (the "COMPANY") or any other entity specified in the related Prospectus Supplement, in a trust fund consisting primarily of a segregated pool of conventional one- to four-family, residential first mortgage loans (the "MORTGAGE LOANS") or interests therein (which may include Mortgage Securities, as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions. See "The Mortgage Pools." See "Index of Principal Definitions" for the meanings of capitalized terms and acronyms.

The Mortgage Loans and certain other assets described herein under "The Mortgage Pools" and in the related Prospectus Supplement will be held in trust (collectively, a "TRUST FUND") for the benefit of the holders of the related series of Certificates and the Excess Spread, if any, pursuant to a Pooling and Servicing Agreement as described herein under "The Mortgage Pools." Each Mortgage Pool will consist of one or more types of the various types of Mortgage Loans described under "The Mortgage Pools." Information regarding each class of Certificates of a series, and the general characteristics of the Mortgage Loans to be evidenced by such Certificates, will be set forth in the related Prospectus Supplement.

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF CERTIFICATES WILL BE PURSUANT TO CERTAIN LIMITED REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY OR AS OTHERWISE DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR EACH SERIES OF CERTIFICATES WILL BE IDENTIFIED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE MORTGAGE LOANS). SEE "DESCRIPTION OF THE CERTIFICATES."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund, certificate insurance policy, surety bond or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Certificates entitled to a portion of principal payments on the Mortgage Loans will depend on the priority of payment of such class and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and other assets in the Trust Fund. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Certificates in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFICATES, SEE "RISK FACTORS," COMMENCING HEREIN ON PAGE 9.

One or more separate elections may be made to treat a Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC, if applicable. See "Certain Federal Income Tax Consequences."

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE CORPORATION ("GMAC MORTGAGE") OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as described under "Methods of Distribution" and in the related Prospectus Supplement. There will be no secondary market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.
                                --------------
The date of this Prospectus is June 21, 1996.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates (the "REGISTRATION STATEMENT"). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS

  Monthly reports which contain information concerning the Trust Fund for a series of Certificates will be sent by or on behalf of the Master Servicer or the Trustee to each holder of record of the Certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  With respect to each series of Certificates offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Certificates, that relate specifically to such related series of Certificates. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

  No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

ADDITIONAL INFORMATION......................................................   2
REPORTS TO CERTIFICATEHOLDERS...............................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................   2
SUMMARY OF PROSPECTUS.......................................................   4
RISK FACTORS................................................................   9
 Limited Liquidity..........................................................   9
 Limited Obligations........................................................   9
 Limitations, Reduction and Substitution of Credit Enhancement..............   9
 Investment in the Mortgage Loans...........................................  10
 Yield and Prepayment Considerations........................................  10
THE MORTGAGE POOLS..........................................................  11
 General....................................................................  11
 The Mortgage Loans.........................................................  12
MORTGAGE LOAN PROGRAM.......................................................  16
 Underwriting Standards.....................................................  16
 Qualifications of Sellers..................................................  19
 Representations by Sellers.................................................  19
 Subservicing...............................................................  23
DESCRIPTION OF THE CERTIFICATES.............................................  25
 General....................................................................  25
 Form of Certificates.......................................................  26
 Assignment of Trust Fund Assets............................................  28
 Review of Mortgage Loans...................................................  28
 Spread.....................................................................  30
 Payments on Mortgage Loans; Deposits to Certificate Account................  30
 Withdrawals from the Custodial Account.....................................  33
 Distributions..............................................................  34
 Principal and Interest on the Certificates.................................  34
 Example of Distributions...................................................  35
 Advances...................................................................  36
 Prepayment Interest Shortfalls.............................................  37
 Reports to Certificateholders..............................................  37
 Collection and Other Servicing Procedures..................................  38
 Realization Upon Defaulted Mortgage Loans..................................  40
SUBORDINATION...............................................................  41
DESCRIPTION OF CREDIT ENHANCEMENT...........................................  43
 General....................................................................  43
 Letters of Credit..........................................................  45
 Mortgage Pool Insurance Policies...........................................  45
 Special Hazard Insurance Policies..........................................  46
 Bankruptcy Bonds...........................................................  47
 Reserve Funds..............................................................  47
 Certificate Insurance Policies; Surety Bonds...............................  48

 Maintenance of Credit Enhancement..........................................  48
 Reduction or Substitution of Credit Enhancement............................  49
PURCHASE OBLIGATIONS........................................................  50
INSURANCE POLICIES ON MORTGAGE LOANS........................................  50
 Primary Mortgage Insurance Policies........................................  50
 Standard Hazard Insurance on Mortgaged Properties..........................  51
THE COMPANY.................................................................  52
RESIDENTIAL FUNDING CORPORATION.............................................  53
THE POOLING AND SERVICING AGREEMENT.........................................  53
 Servicing and Other Compensation and Payment of Expenses...................  53
 Evidence as to Compliance..................................................  54
 Certain Matters Regarding the Master Servicer and the Company..............  54
 Events of Default..........................................................  55
 Rights Upon Event of Default...............................................  56
 Amendment..................................................................  56
 Termination; Retirement of Certificates....................................  57
 The Trustee................................................................  58
YIELD CONSIDERATIONS........................................................  58
MATURITY AND PREPAYMENT CONSIDERATIONS......................................  61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................  62
 The Mortgage Loans.........................................................  63
 Tax Aspects of Cooperative Ownership.......................................  64
 Environmental Legislation..................................................  70
 Soldiers' and Sailors' Civil Relief Act of 1940............................  70
 Default Interest and Limitations on Prepayments............................  70
 Forfeitures in Drug and RICO Proceedings...................................  71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................  71
 General....................................................................  71
 REMICs.....................................................................  72
STATE AND OTHER TAX CONSEQUENCES............................................  88
ERISA CONSIDERATIONS........................................................  88
 Plan Asset Regulations.....................................................  89
 Prohibited Transaction Exemption...........................................  89
 Tax-Exempt Investors.......................................................  91
 Consultation with Counsel..................................................  92
LEGAL INVESTMENT MATTERS....................................................  92
USE OF PROCEEDS.............................................................  93
METHODS OF DISTRIBUTION.....................................................  93
LEGAL MATTERS...............................................................  94
FINANCIAL INFORMATION.......................................................  94
INDEX OF PRINCIPAL DEFINITIONS..............................................  95

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered..........  Mortgage Pass-Through Certificates.

Company.....................  Residential Funding Mortgage Securities I, Inc.
                              See "The Company."

Master Servicer.............  The entity identified as Master Servicer in the related Prospectus Supplement, which may be Residential Funding Corporation, an affiliate of the Company ("RESIDENTIAL FUNDING"). See "Residential Funding Corporation" and "The Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer and the Company."

Trustee.....................  The trustee (the "TRUSTEE") for each series of
                              Certificates will be specified in the related Prospectus Supplement.

Certificates................  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the Company or any other entity specified in the related Prospectus Supplement, in a pool (the "MORTGAGE POOL") of certain Mortgage Loans or interests therein (which may include Mortgage Securities as defined herein), and certain other assets as described below. Each series of Certificates will be issued pursuant to a pooling and servicing agreement among the Company, the Trustee and the Master Servicer (each, a "POOLING AND SERVICING AGREEMENT"). As specified in the related Prospectus Supplement, each series of Certificates, or class of Certificates in the case of a series consisting of two or more classes, may have a stated principal balance, no stated principal balance or a notional amount and may be entitled to distributions of interest based on a specified interest rate or rates (each, a "PASS-THROUGH RATE"). Each series or class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more of such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each series or class of Certificates, or the initial Pass-Through Rate or Rates and the method for determining subsequent changes to the Pass-Through Rate or Rates.

                              A series may include one or more classes of Certificates (each, a "STRIP CERTIFICATE") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include classes of Certificates which differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool. In addition, a series may include one or more classes of Certificates ("ACCRUAL CERTIFICATES"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof in the manner described in the related Prospectus Supplement. One or more classes of Certificates in a series may be entitled to receive principal payments pursuant to an amortization schedule under the circumstances described in the related Prospectus Supplement.

                              If so specified in the related Prospectus
                              Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "SENIOR CERTIFICATES") which are senior to one or more classes of Certificates (collectively, the "SUBORDINATE CERTIFICATES") in respect of certain distributions of principal and interest and allocations of losses on the Mortgage Loans. See "Subordination." If so specified in the related Prospectus Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "MEZZANINE CERTIFICATES") which are Subordinate Certificates but which are senior to other classes of Subordinate Certificates in respect of such distributions or losses. In addition, certain classes of Senior Certificates may be senior to other classes of Senior Certificates in respect of such distributions or losses. The Certificates will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates."

                              Neither the Certificates nor the underlying
                              Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality or by the Company, the Master Servicer, GMAC Mortgage or any of their affiliates.

Mortgage Pools..............  Unless otherwise specified in the related
                              Prospectus Supplement, each Trust Fund will consist primarily of Mortgage Loans or interests therein secured by first liens on one- to four-family residential properties, located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico (the "MORTGAGED PROPERTIES"). All Mortgage Loans will have been purchased by the Company, either directly or through Residential Funding, from mortgage loan originators or sellers who, as specified in the related Prospectus Supplement, may or may not be affiliated with the Company including GMAC Mortgage Corporation of PA and Homecomings Financial Network, Inc., each affiliates of the

                              Company. See "Mortgage Loan Program." For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The Mortgage Pools--The Mortgage Loans."

                              If specified in the related Prospectus
                              Supplement, Mortgage Loans which are converting or converted from an adjustable-rate to a fixed-rate or certain Mortgage Loans for which the Mortgage Rate has been reset may be repurchased by the Company or purchased by the applicable Subservicer, Residential Funding or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as described herein.

                              If specified in the related Prospectus
                              Supplement, a Trust Fund may include mortgage pass-through certificates evidencing interests in Mortgage Loans ("MORTGAGE SECURITIES"), as described herein. See "The Mortgage Pools-- General" herein.

Interest Distributions......  Except as otherwise specified herein or in the related Prospectus Supplement, interest on each class of Certificates of each series, other than Strip Certificates or Accrual Certificates (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate on the outstanding principal balance of such class, on the 25th day (or, if such day is not a business day, the next business day) of each month, commencing with the month following the month in which the Cut-off Date (as defined in the applicable Prospectus Supplement) occurs (each, a "DISTRIBUTION DATE"). If the Prospectus Supplement so specifies, interest distributions on any class of Certificates may be reduced on account of negative amortization on the Mortgage Loans, with the Deferred Interest (as defined herein) allocable to such class added to the principal balance thereof, which Deferred Interest will thereafter bear interest at the applicable Pass-Through Rate. Distributions, if any, with respect to interest on Strip Certificates will be made on each Distribution Date as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." Strip Certificates that are entitled to distributions of principal only will not receive distributions in respect of interest. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance of such class on the related Distribution Date, and will thereafter bear interest at the applicable Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, distributions of interest with respect to any series of Certificates (or accruals thereof in the case of Accrual Certificates), or with respect to one or more classes included therein, may be reduced to the extent of interest shortfalls not covered by advances or the applicable form of credit support, including any Prepayment Interest Shortfalls. See "Description of the Certificates" and "Maturity and Prepayment Considerations."

Principal Distributions.....  Except as otherwise specified in the related
                              Prospectus Supplement, principal distributions on the Certificates of each series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such series, or of the class or classes of Certificates then entitled thereto, on a pro rata basis among all such Certificates or among the Certificates of any such class, in proportion to their respective outstanding principal balances, or the percentage interests represented by such class, in the priority and manner specified in the related Prospectus Supplement. Strip Certificates with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any class of Certificates, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "The Mortgage Pools," "Maturity and Prepayment Considerations" and "Description of the Certificates."

Yield and Prepayment          The Mortgage Loans supporting a series of
Considerations..............  Certificates will have unique characteristics that will affect the yield to maturity and the rate of payment of principal on such Certificates. See "Yield Considerations" and
                              "Maturity and Prepayment Considerations" herein and in the related Prospectus Supplement.

Credit Enhancement..........  If so specified in the related Prospectus
                              Supplement, the Trust Fund with respect to any series of Certificates may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, certificate insurance policy, surety bond or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Certificates in a series under which certain losses are first allocated to any Subordinate Certificates up to a specified limit or in the form of Overcollateralization. Any form of credit enhancement typically will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Certificates (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See "Description of Credit Enhancement" and "Subordination."

Advances....................  Unless otherwise specified in the related
                              Prospectus Supplement, the Master Servicer will be obligated (pursuant to the terms of the related Mortgage Securities, if applicable) to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans, but only to the extent that the Master Servicer believes that such amounts will be recoverable by it. Any advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as provided herein under "Description of the Certificates--

                              Advances" either from recoveries on the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Certificates.

Optional Termination........  The Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" and in the related Prospectus Supplement.

Rating......................  At the date of issuance, as to each series, each class of Certificates offered hereby will be rated, at the request of the Company, in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "RATING AGENCY"). See "Ratings" in the related Prospectus Supplement.

Legal Investment............  Unless otherwise specified in the related
                              Prospectus Supplement, each class of Certificates offered hereby and by the related Prospectus Supplement that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as it sustains such a rating. See "Legal Investment Matters."

ERISA Considerations........  A fiduciary of an employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds, insurance company general or separate accounts and certain other entities in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "CODE"), and any other person contemplating purchasing a Certificate with Plan Assets (as defined herein), should carefully review with its legal counsel whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Certain Federal Income Tax
 Consequences...............  Certificates of each series offered hereby will constitute "regular interests" or "residual interests" in a Trust Fund, or a portion thereof, treated as a REMIC under Sections 860A through 860G of the Code, unless otherwise specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

  Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

  Limited Obligations. The Certificates will not represent an interest in or obligation of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates, the Mortgage Loans or any Mortgage Securities will be the obligations (if any) of the Company and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain Advances) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. If an affiliate of the Company has originated any Mortgage Loan, such affiliate will only have an obligation with respect to the representations and warranties of the Seller, as described herein. Neither the Certificates nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Master Servicer, GMAC Mortgage or any of their affiliates. Proceeds of the assets included in the related Trust Fund (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company, the Master Servicer, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

  Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same series; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; a Certificate Insurance Policy; a Surety Bond; Overcollateralization or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes thereof). The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency, as set forth in the related Prospectus Supplement, indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading or nonperformance of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates. See "Description of Credit Enhancement-- Reduction or Substitution of Credit Enhancement."

  Investment in the Mortgage Loans. An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates and the owner of the Excess Spread, if any, of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by the borrowers under the Mortgage Loans (each, a "Mortgagor") and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, the Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of a representation made by Residential Funding, the Company or the Master Servicer. In such event, any resulting losses generally will be borne by the related form of credit enhancement, to the extent available.

  Yield and Prepayment Considerations. The yield to maturity of the Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans or by the obtaining of secondary financing by the Mortgagor. The yield to maturity on Strip Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

                              THE MORTGAGE POOLS

GENERAL

  Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of conventional Mortgage Loans, excluding any interest retained by the Company or any other entity specified in the related Prospectus Supplement, evidenced by promissory notes (the "MORTGAGE NOTES") secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties, or interests in such Mortgage Loans (which may include Mortgage Securities). The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. If specified in the related Prospectus Supplement relating to a series of Certificates, a Mortgage Pool may contain cooperative apartment loans ("COOPERATIVE LOANS") evidenced by promissory notes ("COOPERATIVE NOTES") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "MORTGAGES" includes a security agreement with respect to a Cooperative Note.

  If specified in the related Prospectus Supplement, a Mortgage Pool will contain Mortgage Loans that, in addition to being secured by the related Mortgaged Properties, are secured by other collateral owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors. Such Mortgage Loans are collectively referred to herein as "ADDITIONAL COLLATERAL LOANS," and such collateral is collectively referred to herein as "ADDITIONAL COLLATERAL." Additional Collateral may consist of marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate. Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional Collateral for a Mortgage Pool will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or second liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of Primary Insurance Policies for the Additional Collateral Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Mortgage Pool includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Certificateholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given that values of the Additional Collateral have remained or will remain at their levels on the Cut-off Date or as to the timing of collections thereunder from the disposition of such Additional Collateral. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Certain Legal Aspects of the Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, including Residential Funding, from affiliates of the Company including Homecomings Financial Network, Inc. and GMAC Mortgage Corporation of PA ("AFFILIATED SELLERS"), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ("UNAFFILIATED SELLERS"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "SELLERS"), all as described below under "Mortgage Loan Program." If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Sellers other than Residential Funding, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

  Under certain circumstances, the Mortgage Loans will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Certificates (a "DESIGNATED SELLER TRANSACTION"). Such Certificates may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company, Residential Funding, GMAC Mortgage or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

  If specified in the related Prospectus Supplement, the Trust Fund underlying a series of Certificates may include Mortgage Securities. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Certificates offered hereunder. As to any such series of Certificates, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series. As to any such series of Certificates, as used herein the term "Mortgage Pool" includes the Mortgage Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a series of Certificates as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Certificates may be referred to as the "MANAGER," if so specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Residential Funding initially will act as Manager with respect to such Mortgage Securities as well as the related Certificates, and references herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Mortgage Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, each series of Certificates will evidence interests in one Mortgage Pool including Mortgage Loans having an aggregate principal balance of not less than approximately $5,000,000 as of the Cut-off Date. Each Certificate will evidence an interest in only the related Mortgage Pool and corresponding Trust Fund, and not in any other Mortgage Pool or Trust Fund.

THE MORTGAGE LOANS

  Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have monthly payments due or deemed to be due on the first of each month, (ii) be secured by Mortgaged Properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto

Rico and (iii) be of only one type of the following types of mortgage loans described or referred to in paragraphs numbered (1) through (8):

    (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than 15 years;

    (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than 30 years;

    (3) Fully-amortizing adjustable-rate mortgage loans ("ARM LOANS") having an original or modified term to maturity of not more than 30 years with a related interest rate (a "MORTGAGE RATE") which generally adjusts initially either one, three or six months, one, three, five or seven years subsequent to the initial payment date, and thereafter at either one, three or six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "NOTE MARGIN") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than ten years subsequent to the initial payment date;

    (4) Negatively-amortizing adjustable-rate mortgage loans having original or modified terms to maturity of not more than 30 years with Mortgage Rates which generally adjust initially on the interest adjustment date referred to in the related Prospectus Supplement, and thereafter on each interest adjustment date to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("DEFERRED INTEREST") will be added to the principal balance of such Mortgage Loan;

    (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

    (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding
--------
* The index (the "INDEX") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either three months, six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months,
(iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement.

  year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan;

    (7) Balloon mortgage loans ("BALLOON LOANS"), which are fixed-rate mortgage loans having original or modified terms to maturity of generally 5 or 7 years as described in the related Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "BALLOON AMOUNT"); or

    (8) Another type of mortgage loan described in the related Prospectus Supplement.

  Certain information, including information regarding loan-to-value ratios (each, a "LOAN-TO-VALUE RATIO") at origination (unless otherwise specified in the related Prospectus Supplement) of the Mortgage Loans underlying each series of Certificates, will be supplied in the related Prospectus Supplement. In the case of purchase Mortgage Loans, the Loan-to-Value Ratio is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan and
(2) the sales price for the related Mortgaged Property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price. In the case of certain non-purchase Mortgage Loans including refinance, modified or converted Mortgage Loans, the Loan-to-Value Ratio at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of such Mortgage Loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related Mortgaged Property which value generally will be supported by either (i) a representation by the related Seller (as described below) as to such value, (ii) a broker's price opinion, automated appraisal, drive-by appraisal or other certification of value, (iii) an appraisal obtained within twelve months prior to such refinancing, modification or conversion or (iv) the sales price, if the Mortgaged Property was purchased within the previous twelve months. The denominator of the ratio described in the preceding sentence or the second preceding sentence, as the case may be, is hereinafter referred to as the "APPRAISED VALUE." In connection with a representation by the related Seller as to the value of the Mortgaged Property, the Seller generally will represent and warrant that either (i) the current value of the related Mortgaged Property at the time of refinancing, modification or conversion was not less than the appraised value of such property at the time of the origination of the original mortgage loan or (ii) the current Loan-to-Value Ratio of such Mortgage Loan generally meets the Company's underwriting guidelines. There can be no assurance that the substance of such representation and warranty will be true. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios that will increase after origination as a result of such negative amortization. In the case of seasoned Mortgage Loans, the values used in calculating Loan-to-Value Ratios may no longer be accurate valuations of the Mortgaged Properties. Certain Mortgaged Properties may be located in regions where property values have declined significantly since the time of origination. In addition, a Loan-to-Value calculation does not take into account any secondary financing. Under the Company's underwriting standards, a Seller is generally permitted to provide secondary financing to a Mortgagor contemporaneously with the origination of a Mortgage Loan, provided that the combined Loan-to-Value Ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a Mortgagor from a lender including the Seller at any time (including at origination).

  The Mortgage Loans may be "EQUITY REFINANCE" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "RATE AND TERM REFINANCE" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or at any time thereafter.

  A Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at one or more specified periods during the life of such Mortgage Loans (each, a "CONVERTIBLE MORTGAGE LOAN"), generally not later than ten years subsequent to the date of origination. If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or Residential Funding, the applicable Subservicer or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or Residential Funding (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

  If specified in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("BUY-DOWN MORTGAGE LOANS") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "BUY-DOWN PERIOD") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "BUY-DOWN FUNDS") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "BUY-DOWN ACCOUNT"), (ii) if the Buy-Down Funds are contributed on a present value basis, investment earnings on such Buy-Down Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account." Under Residential Funding's underwriting standards, the Mortgagor under each Buy-Down Mortgage Loan will be qualified based on the initial reduced monthly payment amount. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buy-Down Mortgage Loans.

  The related Prospectus Supplement will provide material information concerning the types and characteristics of the Mortgage Loans included in the related Mortgage Pool. A Current Report on Form 8-K (a "FORM 8-K") will be available upon request to holders of the related series of Certificates and will be filed, together with the related Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "COMMISSION") within fifteen days after the initial issuance of such Certificates. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Form 8-K.

  The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, generally through other mortgage servicing institutions ("SUBSERVICERS"), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. In addition to or in lieu of the Master Servicer for a series of Certificates, the related Prospectus Supplement may identify a certificate administrator (the "CERTIFICATE ADMINISTRATOR") for the Trust Fund. The Certificate Administrator may be an affiliate of the Company or the Master Servicer. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Certificate Administrator to the extent applicable.

  The Company will make certain limited representations and warranties regarding the Mortgage Loans except as otherwise specified herein, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as described herein under "Mortgage Loan Program--Representations by Sellers," "Subservicing by Sellers" and "Description of the Certificates--Assignment of Mortgage Loans," and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "Description of the Certificates--Advances") or pursuant to the terms of any Mortgage Securities. The obligation of the Master Servicer to make advances will be limited to amounts which the Master Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Mortgage Loans or any applicable form of credit support. See "Description of the Certificates--Advances."

                             MORTGAGE LOAN PROGRAM

  The Mortgage Loans will have been purchased by the Company, either directly or indirectly through Residential Funding, from Sellers. The Mortgage Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards" or as described in the related Prospectus Supplement.

UNDERWRITING STANDARDS

 General Standards

  The Company's underwriting standards with respect to certain Mortgage Loans will generally conform to those published in Residential Funding's Seller Guide (together with Residential Funding's Servicer Guide, the "GUIDE," as modified from time to time). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Mortgage Loans may be underwritten only by the Seller. See "-- Guide Standards--Qualifications of Sellers." Residential Funding may perform only sample quality assurance reviews to determine whether the Mortgage Loans in any Mortgage Pool were underwritten in accordance with applicable standards.

  With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

  In addition, the Company purchases Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Mortgage Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ("MASTER COMMITMENTS") relating to ongoing purchases of Mortgage Loans by Residential Funding, from Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Company, will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans from the related Seller for conformity with the applicable underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding. The Company, or Residential Funding on behalf of the Company, may accept a certification from such insurance company or a confirmation by such third party as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification or confirmation as evidence of a Mortgage Loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the Mortgage Loan by Residential Funding or the Company.

  The level of review by Residential Funding or the Company, if any, of any Mortgage Loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) characteristics of the specific Mortgage Loan, including the principal balance, the Loan-to-Value Ratio, the loan type or loan program, and (iii) the applicable credit score of the related Mortgagor used in connection with the origination of the Mortgage Loan (as determined based on a credit scoring model acceptable to the Company). Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of certain loan features (such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level) may depend on the borrower's credit score.

  The underwriting standards utilized in negotiated transactions and Master Commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to Mortgage Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Seller or of the originator of the Mortgage Loans, and will be described in the related Prospectus Supplement.

  The Company, either directly or indirectly through Residential Funding, will also purchase Mortgage Loans from its affiliates, including GMAC Mortgage Corporation of PA and Homecomings Financial Network, Inc., with underwriting standards generally in accordance with the Guide or as otherwise agreed to by the Company. However, in certain limited circumstances, such Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to Mortgage Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in certain limited circumstances preferential interest rates may be allowed, and Primary Insurance Policies may not be required in connection with a Loan-to-Value Ratio over 80%. As to any series of Certificates representing interests in such Mortgage Loans, credit enhancement may be provided covering losses on such Mortgage Loans to the extent that such losses would be covered by Primary Insurance Policies if obtained, in the form of a corporate guaranty or in certain other forms described herein under "Description of Credit Enhancement." Neither the Company nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards set forth in the Guide.

 Guide Standards

  The following is a brief description of the underwriting standards set forth in the Guide for full documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Mortgage Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the Trust.

  In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

  Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses. The Company will generally underwrite ARM Loans, Buy-Down Mortgage Loans, graduated payment Mortgage Loans and certain other Mortgage Loans on the basis of the borrower's ability to make monthly payments as determined by reference to the Mortgage Rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the Mortgage Rates or from later increases in the monthly payments, as the case may be, at the time of such increase even though the borrowers may not be able to make such higher payments at the time of origination. The Mortgage Rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment Mortgage Loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM Loans or graduated payment Mortgage Loans that are subject to negative amortization, due to the addition of Deferred Interest the principal balances of such mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will generally depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the Balloon Loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

  The underwriting standards set forth in the Guide may be varied in appropriate cases, specifically in "limited" or "reduced loan documentation" mortgage loan programs. Certain reduced loan documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the Loan-to-Value Ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for such program may be determined by use of a credit scoring model.

  To the extent the Seller fails or is unable to repurchase any Mortgage Loan due to a breach of such representation and warranty, neither the Company, Residential Funding nor any other entity will be so obligated. Furthermore, to the extent that the appraised value of the related Mortgaged Property has declined, the actual Loan-to-Value Ratio with respect to such Mortgage Loan will be higher than the Loan-to-Value Ratio set forth with respect thereto in the related Prospectus Supplement.

  In its evaluation of mortgage loans which have 24 or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

  The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The Company's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that such value will support the loan balance in the future.

QUALIFICATIONS OF SELLERS

  Except with respect to Designated Seller Transactions, each Seller (other than the Federal Deposit Insurance Corporation (the "FDIC") and investment banking firms) will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, the servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a series of Certificates, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, such institution may continue to be treated as a Seller. Any such event may adversely affect the ability of any such Seller to repurchase Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

  Residential Funding generally monitors which Sellers are under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Such Seller may make no representations and warranties with respect to Mortgage Loans sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also be a Seller of the Mortgage Loans, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Mortgage Loans sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty.

  Unless otherwise specified in the related Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Sellers in Designated Seller Transactions. To the extent the Seller in a Designated Seller Transaction fails to or is unable to repurchase any Mortgage Loan due to a breach of representation and warranty, neither the Company, Residential Funding nor any other entity will have assumed the representations and warranties and any related losses will be borne by the Certificateholders or by the credit enhancement, if any.

REPRESENTATIONS BY SELLERS

  Each Seller generally will make certain representations and warranties with respect to the Mortgage Loans sold by such Seller. Such representations and warranties generally include, among other things, that at the time of the sale by the Seller to Residential Funding of each Mortgage Loan: (i) except in the case of Cooperative Loans, title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title, or another form of coverage in lieu of title insurance as specified in the related Prospectus Supplement) and any required hazard and primary mortgage insurance were effective at the origination of each Mortgage Loan, and each policy (or certificate of title) remained in effect on the date of purchase of each Mortgage Loan from the Seller by the Company or Residential Funding; (ii) the Seller has good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Mortgage Loan; (iii) there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (iv) to the best of the Seller's knowledge, each Mortgaged Property is free from damage and in good repair; (v) there are no delinquent tax or, to the best of the Seller's knowledge, assessment liens against the Mortgaged Property; (vi) each Mortgage Loan is current as to all required payments; (vii) if a Primary Insurance Policy is required with respect to a Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (viii) each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the related Seller will be obligated to repurchase such Mortgage Loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase any Mortgage Loan as to which such a breach of a representation or warranty arises. Any costs associated with enforcing the Seller's obligation to repurchase such Mortgage Loan will be borne by the related Trust Fund.

  Each Seller will have represented with respect to a Mortgage Loan that any modification agreement was recorded as necessary to preserve the first lien position in the jurisdiction in which the Mortgaged Property is located. If the Mortgage Loans include Cooperative Loans or if an alternative form of coverage in lieu of title insurance was obtained, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units.

  All of the representations and warranties of a Seller in respect of a Mortgage Loan will have been made as of the date on which such Seller sold the Mortgage Loan to the Company or Residential Funding; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Certificates or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Certificates. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Seller to the Company or Residential Funding, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan.

  In the case of a Mortgage Pool consisting of Mortgage Loans purchased by the Company from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, will also have made certain limited representations and warranties regarding the Mortgage Loans to the Company at the time (just prior to the initial issuance of the related series of Certificates) that they are sold to the Company. Such representations and warranties will generally include, among other things, that: (i) as of the Cut-off Date, the information set forth in a listing of the related Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Guide or an equivalent protection was effective at the origination of each Mortgage Loan, and each policy remained in full force and effect on the date of sale of the Mortgage Loan to the Company; (iii) to the best of Residential Funding's knowledge, if required, the Mortgage Loans are the subject of a Primary Insurance Policy; (iv) Residential Funding had good title to each Mortgage Loan and each Mortgage Loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buydown agreement for a Buy-Down Mortgage Loan; (v) to the best of Residential Funding's knowledge, each Mortgaged Property is free of damage and is in good repair; (vi) each Mortgage Loan complied in all material respects with all applicable local, state and federal laws at the time of origination; (vii) except as otherwise indicated in the related Prospectus Supplement, no Mortgage Loan is one month or more delinquent in payment of principal and interest as of the related Cut-off Date and was not so delinquent more than once during the twelve-month period prior to the Cut-off Date; and (viii) there is no delinquent tax or, to the best of Residential Funding's knowledge, assessment lien against any Mortgaged Property. In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan as described below. In addition, Residential Funding will be obligated to repurchase or substitute for as described below any Mortgage Loan as to which it is discovered that the related Mortgage is not a valid first lien on the related Mortgaged Property subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions and (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Mortgage Loan if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan. Furthermore, because the listing of the related Mortgage Loans generally contains information with respect to the Mortgage Loans as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Mortgage Loans between the Cut-off Date and the Closing Date. Neither Residential Funding nor any Seller will be required to purchase or substitute for any Mortgage Loan as a result of such prepayment or modification.

  The Company will assign to the Trustee for the benefit of the holders of the related series of Certificates all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from Residential Funding insofar as such agreement relates to the representations and warranties made by a Seller or Residential Funding, as the case may be, in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan within 90 days after notice from the Master Servicer, such Seller or Residential Funding, as the case may be, will be obligated to purchase such Mortgage Loan at a price (the "PURCHASE PRICE") set forth in the related Pooling and Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and, if applicable, the Excluded Spread).

  Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by Residential Funding as provided above, rather than repurchase the Mortgage Loan, Residential Funding may, at its sole option, remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and cause the Company to substitute in its place another Mortgage Loan of like kind (a "QUALIFIED SUBSTITUTE MORTGAGE LOAN"); however, such substitution must be effected within 120 days of the date of the initial issuance of the Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Certificates, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to not qualify as a REMIC or result in a prohibited transaction tax under the Code.

  Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in a custodial account (the "CUSTODIAL ACCOUNT") in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Seller (including a Seller in a Designated Seller Transaction) will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

  The Master Servicer will be required under the applicable Pooling and Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Seller or Residential Funding, as the case may be, fails to honor such obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans or coverage of certain loss amounts. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related credit enhancement, and to the extent not available, on the related Certificates. Furthermore, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Seller fails to repurchase and no breach of either the Company's or Residential Funding's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or Residential Funding. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan and neither the Company, Residential Funding nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or Residential Funding. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Seller or by Residential Funding in its capacity as a seller of Mortgage Loans to the Company, or for any other event giving rise to such obligations as described above.

  Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such obligations with respect to Mortgage Loans. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by Residential Funding, as set forth above, or by the Company or the Master

Servicer, as described below under "Description of the Certificates-- Assignment of Mortgage Loans," Residential Funding, the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related Certificates.

  Notwithstanding the foregoing, with respect to any Seller that requests Residential Funding's consent to the transfer of subservicing rights relating to any Mortgage Loans to a successor servicer, Residential Funding may release such Seller from liability under its representations and warranties described above, upon the assumption of such successor servicer of the Seller's liability for such representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which such successor servicer assumes the Seller's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "SELLER" for purposes of the foregoing provisions.

SUBSERVICING

  The Seller of a Mortgage Loan will generally act as the Subservicer for such Mortgage Loan pursuant to an agreement between Residential Funding and the Subservicer (a "SUBSERVICING AGREEMENT") unless servicing is released to the Master Servicer or has been transferred to a servicer approved by Residential Funding. The Master Servicer may, but is not obligated to, assign such subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation of PA or its affiliates. A representative form of Subservicing Agreement is included as an exhibit to the forms of Pooling and Servicing Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. The Subservicing Agreement executed in connection with a Designated Seller Transaction or with respect to certain Mortgage Loans sold in negotiated transactions will generally vary from the form filed herewith to accommodate the different features of the Mortgage Loans included in such a Designated Seller Transaction and to vary the parameters constituting an event of default. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Subservicing Agreement and by the discretion of the Master Servicer to modify the Subservicing Agreement and to enter into different Subservicing Agreements. While such Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Pooling and Servicing Agreement pursuant to which a series of Certificates is issued will provide that, if for any reason the Master Servicer for such series of Certificates is no longer the master servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Subservicer's rights and obligations under such Subservicing Agreement.

  With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. Each Subservicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of hazard insurance and filing and settlement of claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; and maintaining accounting records relating to the Mortgage Loans. A Subservicer may also be required to supervise foreclosures and under certain circumstances inspect and manage Mortgaged Properties. A Subservicer will also be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and interest (net of any subservicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Certificates--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. In addition, a Subservicer is obligated to pay to the Master Servicer interest on the amount of any partial prepayment of principal received and applied to reduce the outstanding principal balance of a Mortgage Loan from the date of application of such payment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence will be for the benefit of the Master Servicer as additional servicing compensation. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

  As compensation for its servicing duties, the Subservicer will be entitled to a monthly servicing fee (to the extent the related Mortgage Loan payment has been collected) in a minimum amount set forth in the related Prospectus Supplement. The Subservicer or Master Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties, as provided in the Mortgage Note or related instruments. The Subservicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. In some instances, the Subservicer will receive additional compensation in the form of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate that the Company or Residential Funding, as the case may be, required at the time it committed to purchase the Mortgage Loan. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

  Each Subservicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

  Each Subservicer will be required to service each Mortgage Loan pursuant to the terms of the Subservicing Agreement for the entire term of such Mortgage Loan, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may generally terminate a Subservicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Subservicing Agreement by the Subservicer, or upon sixty days' notice to the Subservicer without cause upon payment of an amount generally equal to 2% of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans, serviced by such Subservicer pursuant to a Subservicing Agreement.

  The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Subservicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a new Subservicing Agreement, each new Subservicer must either be a Seller, meet the standards for becoming a Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer may make reasonable efforts to have the new Subservicer assume liability for the representations and warranties of the terminated Subservicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Subservicer is an affiliate of Residential Funding the liability for such representations and warranties will not be assumed by such new Subservicer. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Subservicer from liability in respect of such representations and warranties. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements. However, the Pooling and Servicing Agreement for each Trust Fund will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement in a manner which would materially and adversely affect the interests of the Certificateholders.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling and Servicing Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling and Servicing Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe certain provisions relating to the Certificates common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Trust Fund and the related Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement with respect to a series, Certificates of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling and Servicing Agreement. A Trust Fund will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Certificates as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Excluded Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the Custodial Account and in the related Certificate Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure and certain proceeds from the disposition of any related Additional Collateral; (iv) hazard insurance policies and Primary Insurance Policies, if any, and certain proceeds thereof; and (v) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Certificate Insurance Policy, Surety Bond or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

  Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which may be Senior Certificates that are senior in right of payment to any class or classes of Mezzanine Certificates and to any other class or classes of Subordinate Certificates, and as to which certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates, as described in the respective Prospectus Supplement (any such series, a "SENIOR/SUBORDINATE SERIES"); (iii) one or more classes of Strip Certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes"), or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Accrual Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Certificates, as described in the related Prospectus Supplement. Credit support for each series of Certificates will be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Reserve Fund, Certificate Insurance Policy, Surety Bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of Certificates as described under "Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

  As specified in the related Prospectus Supplement, the Certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Certificates will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the person appointed under the related Pooling and Servicing Agreement to register the Certificates (the "CERTIFICATE REGISTRAR"). No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "CERTIFICATEHOLDER" or "HOLDER" as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

  If issued in book-entry form, certain classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), or Cedel Bank, SA ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Certificates so issued ("BOOK-ENTRY CERTIFICATES"), the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC PARTICIPANTS," and together with the CEDEL and Euroclear participating organizations, "PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "INDIRECT PARTICIPANTS") have indirect access to DTC's clearance system.

  Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Certificate (each such person, a "BENEFICIAL OWNER") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

  Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during a subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

  Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "CLEARANCE COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

  Distributions in respect of the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Master

Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

  At the time of issuance of a series of Certificates, the Company will cause the Mortgage Loans or Mortgage Securities and any other assets being included in the related Trust Fund to be assigned to the Trustee or its nominee (which may be the Custodian) together with, if specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Trustee will, concurrently with such assignment, deliver a series of Certificates to the Company in exchange for the Mortgage Loans or Mortgage Securities. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

  In addition, the Company will, as to each Mortgage Loan other than Mortgage Loans underlying any Mortgage Securities, deliver to the Trustee (or to the Custodian) (as described below) certain legal documents relating to such Mortgage Loan that are in possession of the Company, including: (i) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, on the related financing statement; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the related proprietary lease or occupancy agreement); and (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the Custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Residential Funding will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see "Mortgage Loan Program--Representations by Sellers").

  In the event that, with respect to any Mortgage Loan, the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Trustee or the Custodian a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's or nominee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement.

REVIEW OF MORTGAGE LOANS

  The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders, and generally within 45 days after receipt thereof, will review such documents. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee or the Custodian shall promptly notify the Master Servicer and the Company, the former of which shall notify the related Subservicer or Seller, as the case may be. If such Subservicer or Seller does not cure the omission or defect within 60 days after notice is given to the Master Servicer, such Subservicer or Seller, as the case may be, will be obligated to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at its Purchase Price (or, except in the case of a Designated Seller Transaction, substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Master Servicer will be obligated to enforce this obligation of the Subservicer or Seller, as the case may be, to the extent described above under "Mortgage Loan Program--Representations by Sellers" but subject to the provisions described below under "--Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable Subservicer or Seller will fulfill its obligation to purchase any Mortgage Loan as described above. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Subservicer or Seller, as the case may be, defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

  The Trustee will be authorized at any time to appoint one or more custodians (each, a "CUSTODIAN") pursuant to a custodial agreement to maintain possession of and review documents relating to the Mortgage Loans as the agent of the Trustee. The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

  With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, the Company will make certain limited representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Residential Funding as described above under "Mortgage Loan Program--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

  The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at its Purchase Price (less unreimbursed advances made by the Master Servicer with respect to such Mortgage Loan) or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution described above under "Mortgage Loan Program--Representations by Sellers." Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee for such a breach of representation by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

  Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Subservicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

SPREAD

  The Company, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Mortgage Loans or Mortgage Securities. The payment of any such portion of interest will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment (such as the servicing fee) that any such entity is otherwise entitled to receive with respect to the Mortgage Loans or Mortgage Securities. Any such payment in respect of the Mortgage Loans or Mortgage Securities will represent a specified portion of the interest payable thereon and as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust Fund (the "EXCESS SPREAD") or will be excluded from the assets transferred to the related Trust Fund (the "EXCLUDED SPREAD"). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Mortgage Loans or Mortgage Securities will be allocated between the owners of any Excess Spread or Excluded Spread and the Certificateholders entitled to payments of interest as provided in the applicable Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

  Each Subservicer servicing a Mortgage Loan pursuant to a Subservicing Agreement will establish and maintain an account (the "SUBSERVICING ACCOUNT") which generally meets the requirements set forth in the Guide from time to time, and is otherwise acceptable to the Master Servicer. A Subservicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Subservicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC, and any such depository institution must meet certain minimum rating criteria set forth in the Guide. Except as otherwise permitted by the applicable Rating Agencies, a Subservicing Account generally must be segregated and may not be established as a general ledger account, and only principal and interest payments and escrow payments from mortgage loans serviced for Residential Funding may be held therein.

  A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts described above under "Mortgage Loan Program-- Subservicing by Sellers" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Subservicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below and is currently the 18th day of each month or, if such day is not a business day, the preceding business day), the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Mortgage Loans that are required to be so remitted, with the exception of prepayments in full, certain partial prepayments and liquidation proceeds which must be remitted to the Master Servicer within five business days of receipt. The Subservicer is also required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the Mortgagor. Unless otherwise specified in the related Prospectus Supplement, this obligation of the Subservicer to advance continues through the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure. The Certificateholders are not entitled to any such advances made by a Subservicer. Each Subservicer may also be required to pay to the Master Servicer, for the Master Servicer's account, interest (net of its servicing or other compensation) on any partial prepayment of principal received during a month and applied by such Subservicer prior to the first day of the following month, from the date of application of such payment to the first day of the following month.

  The Master Servicer will deposit or will cause to be deposited into the Custodial Account certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off

Date), as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

    (i) all payments on account of principal of the Mortgage Loans comprising a Trust Fund;

    (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Fund, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

    (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related Subservicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, Mortgage Pool Insurance Policy, Primary Insurance Policy and any title, hazard or other insurance policy or guaranty covering any Mortgage Loan in such Mortgage Pool (together with any payments under any Letter of Credit, "INSURANCE PROCEEDS") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

    (iv) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

    (v) all proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Subservicer or Seller or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program-- Representations by Sellers," "--Assignment of Mortgage Loans" above and "Purchase Obligations;"

    (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

    (vii) any amounts required to be transferred from the Certificate Account to the Custodial Account.

  In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Trustee for the benefit of the holders of each series of Certificates, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Certificates (the "CERTIFICATE ACCOUNT"). Both the Custodial Account and the Certificate Account must be either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Certificates of the related series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Certificate Account, a trust account or accounts maintained with the Trustee, or (v) such other account or accounts acceptable to any applicable Rating Agency (an "ELIGIBLE ACCOUNT"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling and Servicing Agreement ("PERMITTED INVESTMENTS"). A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one series of Mortgage Pass-Through Certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the Master Servicer that have been deposited into the Custodial Account.

  Unless otherwise set forth in the related Prospectus Supplement, not later than the business day preceding each Distribution Date, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on such Distribution Date. The Master Servicer or the Trustee will also deposit or cause to be deposited into the Certificate Account: (i) the amount of any advances made by the Master Servicer as described herein under "--Advances," (ii) any payments under any Letter of Credit, and any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under "Description of Credit Enhancement" below, (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "Insurance Policies on Mortgage Loans" below, (iv) any distributions received on any Mortgage Securities included in the Trust Fund and (v) any other amounts as set forth in the related Pooling and Servicing Agreement.

  The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of Certificates and will be distributed as provided in the related Pooling and Servicing Agreement.

  Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. Except as otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss.

  With respect to each Buy-Down Mortgage Loan, the Subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements set forth herein with respect to a Subservicing Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as set forth in the Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Subservicer, distributions to Certificateholders may be affected. With respect to each Buy-Down Mortgage Loan, the Subservicer will withdraw from the Buy-Down Account and remit to the Master Servicer on or before the date specified in the Subservicing Agreement described above the amount, if any, of the Buy-Down Funds (and, if applicable, investment earnings thereon) for each Buy-Down Mortgage Loan that, when added to the amount due from the Mortgagor on such Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related Trust Fund.

  If the Mortgagor on a Buy-Down Mortgage Loan prepays such Mortgage Loan in its entirety during the Buy-Down Period, the Subservicer will withdraw from the Buy-Down Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a Mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the Subservicer will generally be required to withdraw from the Buy-Down Account and remit to the Master Servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buy-Down Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buy-Down Mortgage Loan (the "BUY-DOWN AGREEMENT"). If the Mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing such Buy-Down Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "POOL INSURER") or any other insurer), the Subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the Master Servicer or, if instructed by the Master Servicer, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

  The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

    (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described above under "Payments on Mortgage Loans; Deposits to Certificate Account";

    (ii) to reimburse itself or any Subservicer for Advances, or for amounts advanced in respect of taxes, insurance premiums or similar expenses ("SERVICING ADVANCES") as to any Mortgaged Property, out of late payments or collections on the Mortgage Loan with respect to which such Advances or Servicing Advances were made;

    (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Mortgage Loan;

    (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Mortgage Loans, and, if so provided in the Pooling and Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Pooling and Servicing Agreement;

    (v) to pay to itself, a Subservicer, Residential Funding, the Company or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the Pooling and Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

    (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

    (vii) to reimburse itself or any Subservicer for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a "NONRECOVERABLE ADVANCE"), subject to any limitations set forth in the Pooling and Servicing Agreement as described in the related Prospectus Supplement;

    (viii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement (including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller) or against which it or the Company is indemnified pursuant to the Pooling and Servicing Agreement; and

    (ix) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein.

DISTRIBUTIONS

  Beginning on the Distribution Date in the month next succeeding the month in which the Cut-off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Certificates, distribution of principal and interest (or, where applicable, of principal only or interest only) on each class of Certificates entitled thereto will be made either by the Trustee, the Master Servicer acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "PAYING AGENT"). Such distributions will be made to the persons who are registered as the holders of such Certificates at the close of business on the last business day of the preceding month (the "RECORD DATE"). Notwithstanding any other reference herein to a Distribution Date, with respect to a series of Certificates as to which the Trust Fund includes Mortgage Securities, the date on which distributions are to be made to the holders of such Certificates may be referred to as the "PAYMENT DATE," if so specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest which accrues and is not payable on a class of Certificates will be added to the principal balance of each Certificate of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. Except as otherwise provided in the related Pooling and Servicing Agreement, the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to such Certificateholders. Distributions will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The "PERCENTAGE INTEREST" represented by a Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

  The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each class of Certificates will be made prior to distributions of principal thereon. Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. If so specified in the related Prospectus Supplement, interest on any class of Certificates for any Distribution Date may be limited to the extent of available funds for such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  On each Distribution Date for a series of Certificates, the Trustee or the Master Servicer on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by such holder multiplied by such class's Distribution Amount. The "DISTRIBUTION AMOUNT" for a class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for such Distribution Date, plus, if such class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional amount of such class specified in the applicable Prospectus Supplement, less certain interest shortfalls, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) unless otherwise specified in the related Prospectus Supplement, Prepayment Interest Shortfalls (as defined herein), in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates) shall be set forth in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class unless otherwise set forth in the related Prospectus Supplement.

  Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the 20th day (or, if such day is not a business day, the next business day) of the month of distribution (the "DETERMINATION DATE"), the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the immediately succeeding Distribution Date. Prior to the close of business on the business day next succeeding each Determination Date, the Master Servicer will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

EXAMPLE OF DISTRIBUTIONS

  The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring, in July 1996:

DATE               NOTE DESCRIPTION
----               ---- -----------
July 1............ (A)  Cut-off Date.
July 2-31......... (B)  Subservicers receive any Principal Prepayments and applicable interest thereon.
July 31........... (C)  Record Date.
August 1.......... (D)  The due date for payments on a Mortgage Loan (the "DUE
                         DATE").
August 16......... (E)  Subservicers remit to the Master Servicer scheduled payments of principal and interest due on August 1 and
                         received or advanced by them.
August 20......... (F)  Determination Date.
August 26......... (G)  Distribution Date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of such month. Certain series of Certificates may have different prepayment periods, Cut-off Dates, Record Dates, Due Dates, remittance dates, Determination Dates and/or Distribution Dates than those set forth above.
--------
(A) The initial principal balance of the Mortgage Pool will be the aggregate principal balance of the Mortgage Loans at the close of business on July 1, 1996, after deducting principal payments due on or before such date. Those principal payments due on or before July 1, and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1, 1996 are not part of the Mortgage Pool and will not be passed through to Certificateholders.

                                             (footnotes continued on next page)

(footnotes continued from previous page)
(B) Any principal payments received in advance of the scheduled Due Date and not accompanied by a payment of interest for any period following the date of payment ("PRINCIPAL PREPAYMENTS") may be received at any time during this period and will be remitted to the Master Servicer as described in
    (E) below for distribution to Certificateholders as described in (F) below. When a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected from the Mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related Mortgage Loans as of the first day of the month in which the payments are made; no interest will be paid to Certificateholders in respect of such prepaid amounts for the month in which such partial Principal Prepayments were received.

(C) Distributions on August 26 will be made to Certificateholders of record at the close of business on July 31.

(D) Scheduled principal and interest payments are due from Mortgagors.

(E) Payments due on August 1 from Mortgagors will be deposited by the Subservicers in Subservicing Accounts (or will be otherwise managed in a manner acceptable to the Rating Agencies) as received and will include the scheduled principal payments plus interest on the July balances (with the exception of interest from the date of prepayment of any Mortgage Loan prepaid in full during July and interest on the amount of partial Principal Prepayments in July). Funds required to be remitted from the Subservicing Accounts to the Master Servicer will be so remitted on August 16 (because August 18, 1996 is not a business day) together with any required Advances by the Subservicers (except that Principal Prepayments in full and certain Principal Prepayments in part received by Subservicers during the month of July will have been remitted to the Master Servicer within five business days of receipt).

(F) On August 20, the Master Servicer will determine the amounts of principal and interest which will be passed through on August 26 to the holders of each class of Certificates. The Master Servicer will be obligated to distribute those payments due August 1 which have been received from Subservicers prior to and including August 16, as well as all Principal Prepayments received on Mortgage Loans in July (with interest adjusted to the Pass-Through Rates applicable to the respective classes of Certificates and reduced on account of Principal Prepayments as described above). Distributions to the holders of Senior Certificates, if any, on August 26 may include certain amounts otherwise distributable to the holders of the related Subordinate Certificates, amounts withdrawn from any Reserve Fund and amounts advanced by the Master Servicer under the circumstances described in "Subordination" and "--Advances."

(G) On August 26 (because August 25, 1996 is not a business day, the next succeeding business day), the amounts determined on August 20 will be distributed to Certificateholders.

  If provided in the related Prospectus Supplement, the Distribution Date with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on such Mortgage Securities.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to advance (either out of its own funds, funds advanced to it by Subservicers or funds being held in the Custodial Account for future distribution), for the benefit of the Certificateholders, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an "ADVANCE"), which were delinquent as of the close of business on the business day preceding the Determination Date on the Mortgage Loans, but only to the extent that such Advances would, in the judgment of the Master Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. The amount of any Advance will be determined based on the amount payable under the Mortgage Loan as adjusted from time to time and as may be modified as described below under "-- Collection and Other Servicing Practices," and no Advance will be required in connection with any reduction in amounts payable pursuant to the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the related Prospectus Supplement with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement, and may differ from the provisions relating to Advances described herein.

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to related Certificateholders. Such Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If Advances have been made by the Master Servicer from cash being held for future distribution to Certificateholders, such funds will be required to be replaced on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders. Any Advances will be reimbursable to the Master Servicer out of recoveries on the related Mortgage Loans for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any Mortgage Loan purchased by the Company, Residential Funding, a Subservicer or a Seller under the circumstances described above). Such Advances may also be reimbursable from cash otherwise distributable to Certificateholders to the extent that the Master Servicer shall determine that any such Advances previously made are not ultimately recoverable as described above. With respect to any Senior/Subordinate Series, so long as the related Subordinate Certificates remain outstanding and subject to certain limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, such Advances may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Certificates, if any. The Master Servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced may be reimbursable to the Master Servicer to the extent permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, if the Master Servicer exercises its option, if any, to purchase the assets of a Trust Fund as described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" below, the Master Servicer will be deemed to have been reimbursed for all related Advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related Pooling and Servicing Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

  When a Mortgagor prepays a Mortgage Loan in full between scheduled Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to but not including the date on which such Principal Prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property will not include interest for any period after the date on which the liquidation took place. The shortfall between a full month's interest due with respect to a Mortgage Loan and the amount of interest paid or recovered with respect thereto in the event of a prepayment or liquidation is referred to as a "PREPAYMENT INTEREST SHORTFALL." If so specified in the related Prospectus Supplement, to the extent funds are available from the Servicing Fee, the Master Servicer may make an additional payment to Certificateholders with respect to any Mortgage Loan that prepaid in full during the related prepayment period equal to the amount, if any, necessary to assure that, on the related Distribution Date, the Available Distribution Amount would include with respect to each such Mortgage Loan an amount equal to interest at the Mortgage Rate (less the Servicing Fee and Excluded Spread, if any) for such Mortgage Loan from the date of such prepayment to the related Due Date (such amount, "COMPENSATING INTEREST"). Unless otherwise specified in the related Prospectus Supplement, Compensating Interest will be limited to the aggregate amount (or any portion thereof) of the Servicing Fee received by the Master Servicer in that month in relation to the Mortgage Loans or in any other manner, and, if so limited, may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related Prospectus Supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of Certificates of a series. See "Yield Considerations."

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Master Servicer will forward or cause to be forwarded to each Certificateholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Pooling and Servicing Agreement. Except as otherwise provided in the related Pooling and Servicing Agreement, such information generally will include the following (as applicable):

    (i) the amount, if any, of such distribution allocable to principal;

    (ii) the amount, if any, of such distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

    (iii) the aggregate unpaid principal balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

    (iv) the outstanding principal balance or notional amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

    (v) based on the most recent reports furnished by Subservicers, the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

    (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

    (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

    (viii) the percentage of the outstanding principal balances of the Senior Certificates, if applicable, after giving effect to the distributions on such Distribution Date;

    (ix) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

    (x) if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable
  Distribution Date and a description of any change in the calculation of such amounts;

    (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date;

    (xii) the servicing fee payable to the Master Servicer and the Subservicer; and

    (xiii) with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement.

  Each amount set forth pursuant to clause (i) or (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular class of Certificates, a "SINGLE CERTIFICATE" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such class, except as otherwise provided in the related Pooling and Servicing Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling and Servicing Agreement, which may include, without limitation, information as to Advances, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

  In addition, to the extent described in the related Pooling and Servicing Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each person that was a holder of record of any class of Certificates at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Certificates during a portion of such calendar year, for the applicable portion of such year.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Pooling and

Servicing Agreement and any applicable insurance policy or other credit enhancement, follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. The Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the Due Dates for payments due on a Mortgage Note, provided that the insurance coverage for such Mortgage Loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations will be pursuant to the terms of such Mortgage Securities.

  Under its Subservicing Agreement, a Subservicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Subservicer may grant a period of temporary indulgence (generally up to three months) to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Other types of forbearance generally require Master Servicer approval. Neither indulgence nor forbearance with respect to a Mortgage Loan will affect the Pass-Through Rate or Rates used in calculating distributions to Certificateholders. See "--Distributions."

  In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Certificateholders, the Master Servicer may permit certain modifications of the Mortgage Loan rather than proceeding with foreclosure. In making such determination, the estimated Realized Loss that might result if such Mortgage Loan were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate or extending the final maturity date of the Mortgage Loan. Any such modified Mortgage Loan may remain in the related Trust Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Certificates.

  In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such re-amortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.

  In any case in which property subject to a Mortgage Loan (other than an ARM Loan described below) is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Subservicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement.

See "Certain Legal Aspects of Mortgage Loans and Related Matters-- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation.

  The Master Servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling and Servicing Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO MORTGAGE LOAN") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "LIQUIDATED MORTGAGE LOAN"). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund. If a REMIC election has been made, any Mortgaged Property so acquired by the Trust Fund must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. To the extent provided in the related Pooling and Servicing Agreement, any income (net of expenses and other than gains described below) received by the Subservicer or the Master Servicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time to the extent provided in the related Pooling and Servicing Agreement, for making payments to Certificateholders.

  With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the Trustee on behalf of the Certificateholders) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to the related Certificateholders, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan.

  With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or REO Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In the case of a Senior/Subordinate Series, unless otherwise specified in the related Prospectus Supplement, if a final liquidation of a Mortgage Loan resulted in a Realized Loss and within two years thereafter the Master Servicer receives a subsequent recovery specifically related to such Mortgage Loan (in connection with a related breach of a representation or warranty or otherwise), such subsequent recovery shall be distributed to the then-current Certificateholders of any outstanding class to which such Realized Loss was allocated (with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated), provided that no such distribution shall result in distributions on the Certificates of any such class in excess of the total amounts of principal and interest that would have been distributable thereon if such Mortgage Loan had been liquidated with no Realized Loss. In the event that any such class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the holders of such class of Certificates when it was retired. In the case of a series of Certificates other than a Senior/Subordinate Series, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. If a defaulted Mortgage Loan or REO Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans."

  For a discussion of legal rights and limitations associated with the foreclosure of a Mortgage Loan, see "Certain Legal Aspects of Mortgage Loans."

                                 SUBORDINATION

GENERAL

  A Senior/Subordinate Series of Certificates will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as specified in the related Prospectus Supplement. Subordination of the Subordinate Certificates of any Senior/Subordinate Series will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates, as specified in the related Prospectus Supplement.

  With respect to any Senior/Subordinate Series, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various classes of Certificates included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series, the amount available for distribution will be allocated first to interest on the Senior Certificates of such series, and then to principal of the Senior Certificates up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Certificates.

  With respect to any defaulted Mortgage Loan that is finally liquidated, the amount of loss realized, if any (as described in the related Pooling and Servicing Agreement, a "REALIZED LOSS"), will equal the portion of the

Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. The "STATED PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether received or not, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Certificates on or before such date.

  If so provided in the Pooling and Servicing Agreement, the Master Servicer may be permitted, under certain circumstances, to purchase any Mortgage Loan that is three or more months delinquent in payments of principal and interest, at the Purchase Price. Any Realized Loss subsequently incurred in connection with any such Mortgage Loan will be borne by the then-current Certificateholders of the class or classes that would have borne such Realized Loss if such Mortgage Loan had not been so purchased.

  In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the Subordinate Certificateholders to receive distributions will be subordinate to the rights of the Senior Certificateholders and the owner of the Excess Spread and as to certain classes of Subordinate Certificates, may be subordinate to the rights of other Subordinate Certificateholders.

  Except as noted below, Realized Losses will be allocated to the Subordinate Certificates of the related series until the outstanding principal balances thereof have been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates. If such series includes more than one class of Senior Certificates, such additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement.

  With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties which are generally of the same type as are covered under a Special Hazard Insurance Policy, the amount thereof that may be allocated to the Subordinate Certificates of the related series may be limited to an amount (the "SPECIAL HAZARD AMOUNT") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be similarly limited to an amount (with respect to Fraud Losses, the "FRAUD LOSS AMOUNT" and with respect to Bankruptcy Losses, the "BANKRUPTCY AMOUNT"), and the Subordinate Certificates may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Certificates or as otherwise specified in the related Prospectus Supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the Certificateholders, upon the written confirmation from each applicable Rating Agency, as set forth in the related Prospectus Supplement, that the then-current rating of the related series of Certificates will not be adversely affected thereby.

  Generally, any allocation of a Realized Loss (including a Special Hazard
Loss) to a Certificate in a Senior/Subordinate Series will be made by reducing the outstanding principal balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred.

  As set forth above, the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each such class (or, if applicable, the related notional amount). The outstanding principal balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any of the Mortgage Loans, the respective rights of the holders of Certificates of any series to future distributions generally would not change. However, to the extent set forth in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the percentage of the outstanding principal balances of the Senior Certificates), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

  If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Certificates may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the related Prospectus Supplement.

  In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related Prospectus Supplement. The rights of the holders of Subordinate Certificates to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "SUBORDINATE AMOUNT"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Certificates as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify.

  With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

OVERCOLLATERALIZATION

  If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Certificates for the related Distribution Date. To the extent such excess interest is applied as principal payments on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating "OVERCOLLATERALIZATION" and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

  Credit support with respect to each series of Certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such losses, "DEFAULTED MORTGAGE LOSSES"); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such losses, "SPECIAL HAZARD LOSSES"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such losses, "BANKRUPTCY LOSSES"); and

(iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such losses, "FRAUD LOSSES"). Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("EXTRAORDINARY LOSSES") will not be covered. To the extent that the credit enhancement for any series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

  As specified in the applicable Prospectus Supplement, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Certificates as described under "Subordination," or in the form of a Certificate Insurance Policy, a Letter of Credit, Mortgage Pool Insurance Policies, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. In addition, the credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related Prospectus Supplement. In addition, coverage with respect to Special Hazard Losses may be provided by a Special Hazard Insurance Policy, coverage with respect to Bankruptcy Losses may be provided by a Bankruptcy Bond and coverage with respect to Fraud Losses may be provided by a mortgage repurchase bond. Certain coverage may also be provided by representations made by Residential Funding or the Company. If so specified in the related Prospectus Supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to Mortgage Loans with Loan-to-Value Ratios at origination of over 80% which are not insured by a Primary Insurance Policy, to the extent that such losses would be covered under a Primary Insurance Policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in certain other forms described in this section. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy. As set forth in the Pooling and Servicing Agreement, credit support may apply to all of the Mortgage Loans or to certain Mortgage Loans contained in a Mortgage Pool.

  Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit enhancement (the "CREDIT ENHANCER"), if applicable. The Pooling and Servicing Agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for a series of Certificates may cover one or more other series of Certificates.

  The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which generally will be exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Certificates.

LETTERS OF CREDIT

  If any component of credit enhancement as to any series of Certificates is to be provided by a letter of credit (the "LETTER OF CREDIT"), a bank (the "LETTER OF CREDIT BANK") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Distribution Date, the Letter of Credit Bank will be required to make certain payments after notification from the Trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The Letter of Credit may also provide for the payment of Advances.

MORTGAGE POOL INSURANCE POLICIES

  Any insurance policy covering losses on a pool of Mortgage Loans (each, a "MORTGAGE POOL INSURANCE POLICY") obtained by the Company for a Trust Fund will be issued by the Pool Insurer. Each Mortgage Pool Insurance Policy, subject to the limitations described below and in the Prospectus Supplement, if any, will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "--Maintenance of Credit Enhancement," the Master Servicer will use its best reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

  Each Mortgage Pool Insurance Policy will provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer or Subservicer on behalf of the Trustee and Certificateholders, or
(b) to pay the amount by which the sum of the outstanding principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Certificateholders will experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Certificateholders will also experience losses with respect to the related Certificates in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (b) such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

  Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, (ii) failure to construct a Mortgaged Property in accordance with plans and specifications or (iii) bankruptcy, except if specified in the related Prospectus Supplement an endorsement to the Mortgage Pool Insurance Policy provides for insurance against any such loss. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Certificateholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as described under "Mortgage Loan Program--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Residential Funding.

  The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure." Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Certificateholders. In addition, unless the Master Servicer determines that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an Advance respecting any such delinquency since the Advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Certificates-- Advances."

  Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Insurance Policies on Mortgage Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Additionally, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

  Any insurance policy covering Special Hazard Losses (a "SPECIAL HAZARD INSURANCE POLICY") obtained for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement (the "SPECIAL HAZARD INSURER"). Each Special Hazard Insurance Policy subject to limitations described below and in the related Prospectus Supplement, if any, will protect the related Certificateholders from Special Hazard Losses which are (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Insurance Policies on Mortgage Loans." A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the Mortgagor. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as set forth in such related Pooling and Servicing Agreement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

  Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer or the Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the Special Hazard Insurer, the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

BANKRUPTCY BONDS

  In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (such difference, a "DEFICIENT VALUATION"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "DEBT SERVICE REDUCTION"). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a Trust Fund will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement.

RESERVE FUNDS

  If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "RESERVE FUND") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related Pooling and Servicing Agreement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Certificates, from the Excess Spread, Excluded Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage to more than one series of Certificates, if set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Certificateholders. Such delays could adversely affect the yield to investors on the related Certificates.

  Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

  If so specified in the related Prospectus Supplement, the Company may obtain one or more certificate insurance policies (each, a "CERTIFICATE INSURANCE POLICY") or guaranties or one or more surety bonds (each, a "SURETY BOND"), issued by insurers or other parties acceptable to the Rating Agency or Agencies rating the Certificates offered, as specified in the related Prospectus Supplement, insuring the holders of one or more classes of Certificates the payment of amounts due in accordance with the terms of such class or classes of Certificates. Any Certificate Insurance Policy, Surety Bond or guaranty will have the characteristics described in, and will be subject to such limitations and exceptions set forth in, the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

  If credit enhancement has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will be required to provide information required for the Trustee to draw under any applicable credit enhancement.

  In the event the related insurer ceases to be a "QUALIFIED INSURER" because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy with a total coverage equal to the then outstanding coverage of such policy. If the cost of the replacement policy is greater than the cost of such policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. In the event that a Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by the Federal Home Loan Mortgage Corporation ("FREDDIE MAC"), the Federal National Mortgage Association ("FANNIE MAE") or any successor entity, the Master Servicer will review, not less often than monthly, the financial condition of such Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses in market value of the Certificates associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders.

  If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

  Unless otherwise specified in the Prospectus Supplement, the amount of credit support provided with respect to any series of Certificates and relating to various types of losses incurred may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Pooling and Servicing Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to obtain replacement credit support in order to restore the rating of the Certificates. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                             PURCHASE OBLIGATIONS

  With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date of the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Certificates themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "PURCHASE OBLIGATION") shall be delivered to the Trustee for the benefit of the Certificateholders to the related series.

  The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Certificateholders of the related series and will be nontransferable. Unless otherwise provided in the related Prospectus Supplement, each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Certificates must look solely to the credit of such entity (and not any assets of the related Trust Fund) for payment under the Purchase Obligation.

                     INSURANCE POLICIES ON MORTGAGE LOANS

  Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, in certain cases, a Primary Insurance Policy or an alternative form of coverage, as described below. The descriptions of any insurance policies set forth in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

PRIMARY MORTGAGE INSURANCE POLICIES

  Unless otherwise specified in the related Prospectus Supplement, (i) each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% generally will be covered by a primary mortgage guaranty insurance policy (a "PRIMARY INSURANCE POLICY") insuring against default on such Mortgage Loan up to an amount set forth in the related Prospectus Supplement, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%, and (ii) the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. Alternatively, coverage of the type that would be provided by a Primary Insurance Policy if obtained may be provided by another form of credit enhancement as described herein under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to an 80% or less Loan-to-Value Ratio level as of the applicable Cut-off Date. Unless otherwise specified in the Prospectus Supplement, the Company will have the ability to cancel any Primary Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the Mortgaged Property after the related Closing Date or as a result of principal payments that reduce the principal balance of the Mortgage Loan after such Closing Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination.

  While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "PRIMARY INSURER") will differ generally from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds received by the insured in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

  As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

  For any Certificates offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above (unless an exception to such standard applies or alternate credit enhancement is provided as described in the related Prospectus Supplement), provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard or covered by alternate credit enhancement as described in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

  The terms of the Mortgage Loans (other than Cooperative Loans) require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement generally requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

  The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection (limited to the Special Hazard Amount as described in the related Prospectus Supplement) afforded by such subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against.

                                  THE COMPANY

  The Company is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware on January 25, 1985. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company anticipates that it will in many cases have acquired Mortgage Loans indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

  The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

  The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

  Unless otherwise specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Manager for a series of Certificates.

  Residential Funding buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, New York, Florida, Georgia, Maryland, North Carolina, Rhode Island and Texas.

  At March 31, 1996, Residential Funding was master servicing a loan portfolio of approximately $28.9 billion. Residential Funding's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which such information is available on the portfolio of loans master serviced by it that were originated under its modified loan purchase criteria will be summarized in each Prospectus Supplement relating to a Mortgage Pool master serviced by it. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular series of Certificates.

                      THE POOLING AND SERVICING AGREEMENT

  As described above under "Description of the Certificates--General," each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (after provision has been made for the payment of interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, to Certificateholders and for the payment of any Excess Spread or Excluded Spread) at the time such collections are deposited into the applicable Custodial Account. Notwithstanding the foregoing, with respect to a series of Certificates as to which the Trust Fund includes Mortgage Securities, the compensation payable to the Master Servicer or Manager for servicing and administering such Mortgage Securities on behalf of the holders of such Certificates may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Mortgage Securities and may be retained from distributions of interest thereon, if so specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate specified at the time the Company or Residential Funding, as the case may be, committed to purchase the Mortgage Loan. See "Mortgage Loan Program-- Subservicing by Sellers." Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. In addition, the Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement) or in a Subservicing Account, as the case may be. In addition, certain reasonable duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to compensation therefor.

  The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

  Each Pooling and Servicing Agreement will provide that the Master Servicer will, with respect to each series of Certificates, deliver to the Trustee, on or before the date in each year specified in the related Pooling and Servicing Agreement, an officer's certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including such Pooling and Servicing Agreement has been made under the supervision of such officer, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under such Pooling and Servicing Agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, such statement shall include a description of such noncompliance or specify each such default known to such officer and the nature and status thereof and
(iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof. In addition, each Pooling and Servicing Agreement will provide that the Master Servicer will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

  The Pooling and Servicing Agreement for each series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

  Each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

  Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) such merger, consolidation or succession does not adversely affect the then-current rating of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

  Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the

Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default remains unremedied, either the Company or the Trustee may, and, at the direction of the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer) the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement (other than any rights of the Master Servicer as Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

  No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer) unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Company, the Master Servicer and the Trustee, without the consent of the related Certificateholders (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained (except that (a) the Certificate Account Deposit Date may not occur later than the related Distribution Date, (b) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency as specified in the related Prospectus Supplement;
(iv) if a REMIC election has
been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any, or (b) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that such change would not adversely affect the applicable ratings of any classes of the Certificates, as evidenced by a letter from each applicable Rating Agency as specified in the related Prospectus Supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

  The Pooling and Servicing Agreement may also be amended by the Company, the Master Servicer and the Trustee (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer) with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the related Certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the percentage of Certificates of any class the holders of which are required to consent to any such amendment unless the holders of all Certificates of such class have consented to the change in such percentage.

  Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

  The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to such Certificateholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. In addition to the foregoing, the Master Servicer or the Company may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and

Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

  Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of any such entity to purchase the Mortgage Loans and related property will be subject to the criteria, and will be at the price, set forth in the related Prospectus Supplement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

  The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             YIELD CONSIDERATIONS

  The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof, if applicable).

  Each monthly interest payment on a Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of the first day of the month prior to the month in which the Distribution Date for the related series of Certificates occurs, after giving effect to the payment of principal due on such first day, subject to any Deferred Interest. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a class of Certificates entitled to payments of interest will be similarly calculated, unless otherwise specified in the Prospectus Supplement, on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

  The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

  A class of Certificates may be entitled to payments of interest at a fixed Pass-Through Rate, a variable Pass-Through Rate or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, each as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of servicing fees and any Excess Spread or Excluded Spread) of the related Mortgage Loans (the "NET MORTGAGE RATE") for the month preceding the Distribution Date. An adjustable Pass-Through Rate may be calculated by reference to an index or otherwise. The aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional amount of Certificates entitled to payments of interest only) and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Sellers" and "Descriptions of the Certificates--Assignment of Mortgage Loans" above. In addition, if the index used to determine the Pass-Through Rate for the Certificates is different than the Index applicable to the Mortgage Rates, the yield on the Certificates will be sensitive to changes in the index related to the Pass-Through Rate and the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rate based on the weighted average of the Net Mortgage Rates.

  In general, if a Certificate is purchased at a premium over its face amount and payments of principal on the related Mortgage Loans occur at a rate faster than assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of Certificates is purchased at a discount from its face amount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Certificates having a class entitled to payments of interest only or disproportionate payments of interest. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates.

  The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

  When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Mortgage Rate by 365. Unless otherwise specified in the related Prospectus Supplement, prepayments in full will reduce the amount of interest distributed in the following month to holders of Certificates entitled to distributions of interest because the resulting Prepayment Interest Shortfall will not be covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the first day of the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest distributed to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates--Prepayment Interest Shortfalls." Neither full or partial principal prepayments nor Liquidation Proceeds will be distributed until the Distribution Date in the month following receipt. See "Maturity and Prepayment Considerations."

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The yield on any class of Certificates and the timing of principal payments thereon may also be affected by certain modifications or actions that may be approved by the Master Servicer as described herein under "Description of the Certificates-- Collection and Other Servicing Practices," in connection with a Mortgage Loan that is in default (or if a default is reasonably foreseeable).

  With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under Residential Funding's underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

  The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof.

  For each Mortgage Pool, if all necessary Advances are made and if there is no unrecoverable loss on any Mortgage Loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Certificates entitled to payments of interest an amount which is equal to one month's interest at the applicable Pass-Through Rate on such class's principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. See "Description of the Certificates--Principal and Interest on the Certificates."

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Certificates will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Certificates.

  With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, neither the Company, the Master Servicer nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each series of Certificates may describe one or more such prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of Certificates and/or the weighted average life of each class of Certificates and the percentage of the original principal amount of each class of Certificates of such series that would be outstanding on specified payment dates for such series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the Mortgage Loans underlying a series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement.

  A number of factors, including homeowner mobility, economic conditions, changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' equity in the properties securing the mortgages, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, solicitations and the availability of mortgage funds, and the obtaining of secondary financing by the Mortgagor, may affect prepayment experience. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans (other than ARM Loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM Loan is assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Certificates. See "Description of the Certificates--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  In addition, certain Mortgage Securities included in a Mortgage Pool may be backed by underlying Mortgage Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Certificates will, to a certain extent, depend on the interest rates on such underlying Mortgage Loans.

  At the request of the Mortgagor, a Subservicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Subservicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Subservicers or the Master Servicer may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

  All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

  The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. For example, published principal balance information for Freddie Mac and Fannie Mae securities backed by conventional fixed-rate mortgage loans indicates that the prepayment rates for such mortgage securities were substantially lower during the high interest rate climate prevailing during 1980, 1981 and early 1982 than the prepayment rates during 1985 and 1986 when prevailing interest rates declined. In general, if interest rates fall below the Mortgage Rates on fixed-rate Mortgage Loans, the rate of prepayment would be expected to increase.

  Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date,
(ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Certificates.

  Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ substantially from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

THE MORTGAGE LOANS

 General

  The Mortgage Loans (other than Cooperative Loans) will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related Mortgaged Property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). It is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust, transactions, the directions of the beneficiary.

 Cooperative Loans

  If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a "COOPERATIVE NOTE") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "COOPERATIVE") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

  Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate

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

to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

  Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative pursuant to the proprietary lease, which rental payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

  In general, a "TENANT-STOCKHOLDER" (as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a "COOPERATIVE HOUSING CORPORATION" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.


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

 Foreclosure on Mortgage Loans

  Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee or lender, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or lender, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

  Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

  In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement."

 Foreclosure on Shares of Cooperatives

  The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

  Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

  A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

 Rights of Redemption

  In some states, after sale pursuant to a deed of trust, a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six

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

months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

 Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

  Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed

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

modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

  Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "HIGH COST LOANS"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

 Enforceability of Certain Provisions

  Unless the Prospectus Supplement indicates otherwise, the Mortgage Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.


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

  Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

 Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

  Unless otherwise set forth in the related Prospectus Supplement, each Seller, or another specified party, will have represented that each Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

 Alternative Mortgage Instruments

  Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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

ENVIRONMENTAL LEGISLATION

  Real property pledged as security to a lender may be subject to unforeseen environmental risks. Most environmental statutes create obligations for any party that can be classified as the "owner" or "operator" of a "facility" (referring to both operating facilities and to real property). Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower or, subsequent to a foreclosure, in the management of the property. Such liability may arise regardless of whether the environmental damage or threat was caused by a prior owner.

  Under federal and certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. Under federal law and in several states, such a lien has priority over the lien of an existing mortgage against such property. If a lender is or becomes directly liable following a foreclosure, it may be precluded from bringing an action for contribution against the owner or operator who created the environmental hazard. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

  Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. With respect to Mortgage Loans included in a Trust Fund, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein or in a Prospectus Supplement. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses REMIC Certificates representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if

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

such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and Section 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC REGULATIONS"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

 Classification of REMICs

  Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC REGULAR CERTIFICATES") or "residual interests" ("REMIC RESIDUAL CERTIFICATES") in that REMIC within the meaning of the REMIC Provisions.

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

 Characterization of Investments in REMIC Certificates

  In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.


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

  The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Mortgage Loans not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Mortgage Loans (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

 Tiered REMIC Structures

  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

 Taxation of Owners of REMIC Regular Certificates

  General

  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

  Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

  The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "COMMITTEE REPORT") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each series of REMIC Regular Certificates (the "PREPAYMENT ASSUMPTION") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

  The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "CLOSING DATE"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

  In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Master Servicer with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service ("IRS").

  Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined herein) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

  In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely

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

out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

  Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

  If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

  As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

  The OID Regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Pooling and Servicing Agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests

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

will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related Prospectus Supplement, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations, so long as the Pooling and Servicing Agreement requires that such uncertificated regular interests be transferred together.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

  Market Discount

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

  However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

  Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method,
(ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

  In addition, under Section 1277 of the Code, a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

  A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

  Realized Losses

  Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more Realized Losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in

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

connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

 Taxation of Owners of REMIC Residual Certificates

  General

  As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

  A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

  A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined herein) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

  Any payments received by a REMIC Residual Certificateholder in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

  Taxable Income of the REMIC

  The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt deductions with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

  For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

  Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

  A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

  The REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

  If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "ISSUE PREMIUM"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

  As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

  The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the related Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such related Certificateholder.

  A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Certificateholders should consult their tax advisors.

  Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund.

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

However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

  The effect of these rules is that a Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "--General."

  Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

  In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined herein) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

  For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates."

  As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents.

Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; except that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

  Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

  The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any such disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

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

  Mark-to-Market Rules

  On December 28, 1993, the IRS released temporary regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

  Possible Pass-Through of Miscellaneous Itemized Deductions

  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

  With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

  If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC

Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, including provisions (a) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a "disqualified organization" and is not acquiring the REMIC Residual Certificate on behalf of a "disqualified organization," undertaking to maintain such status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate, (b) providing that any transfer of a REMIC Residual Certificate to a "disqualified person" shall be null and void and (c) granting to the Master Servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a "disqualified organization" despite (a) and (b) above.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

  For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

  Sales of REMIC Certificates

  If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any such gain or loss generally will be capital gain or loss. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

  Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

  REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

  A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholders on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholders adjusted basis in the newly-acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes

  The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

  In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

  REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

  Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

  Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or the Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

  Termination

  A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Certificateholder's adjusted basis in such Certificate, such Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

  Reporting and Other Administrative Matters

  Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the REMIC Administrator in the related Pooling and Servicing Agreement (the "REMIC ADMINISTRATOR") will prepare such REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

  As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of such Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to

Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

  As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC Administrator will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

  The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the REMIC Administrator at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

  Backup Withholding with Respect to REMIC Certificates

  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

  A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

  In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

  Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

  Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates offered hereby.

                             ERISA CONSIDERATIONS

  ERISA imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA PLANS").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("QUALIFIED RETIREMENT PLANS") and on individual retirement accounts and annuities ("IRAS") described in Section 408 of the Code (collectively, "TAX-FAVORED PLANS").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "PLANS") and persons ("PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans and Mortgage Securities included in a Trust Fund to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL REGULATIONS") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity (such as a Trust Fund) or may be deemed merely to include a Plan's interest in the instrument evidencing such equity interest (such as a Certificate). Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section, the term "plan assets" ("PLAN ASSETS") or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

  The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest (or Disqualified Persons) with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the Mortgage Loans or Mortgage Securities and the other assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Company, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of such Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans or Mortgage Securities were to constitute Plan Assets, then any party exercising management or discretionary control regarding those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans or Mortgage Securities were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or result in a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTION

  On March 29, 1994, the DOL issued (with an effective date of June 9, 1992) an individual exemption (the "EXEMPTION") to Residential Funding and certain of its affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and
(b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools of certain secured obligations such as Mortgage Loans which are held in a trust and the purchase, sale and holding of pass-through certificates issued by such a trust as to which (i) the Company or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Company or an affiliate is the Underwriter or placement agent, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this section, the term "Underwriter" shall include (a) the Company and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, any Subservicer, the Trustee and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

  A fiduciary of or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

  If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the holding of Certificates by a Plan or with Plan Assets.

  Additionally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools. The Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

  The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest (or a Disqualified Person) with respect to an investing Plan (or Plans holding interests in the investing entity holding Plan Assets) by virtue of providing services to the Plan or such Plan Assets (or by virtue of having certain specified relationships to such a person) solely as a result of the ownership of Certificates by a Plan or such Plan Asset investor.

  Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm that (a) the Certificates constitute "certificates" for purposes of the Exemption and (b) the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

  Any fiduciary or other Plan Asset investor that proposes to purchase Certificates on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first Mortgage Loans, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trust Funds which include Cooperative Loans. In addition, such fiduciary or other Plan Asset investor should consider the availability of PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 96-23, regarding transactions effected by "in-house asset managers," PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

TAX-EXEMPT INVESTORS

  A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "TAX-EXEMPT INVESTOR") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

  Any fiduciary or other investor of Plan Assets that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the Exemption, the availability of PTCE 83-1 or any other prohibited transaction exemption.

                           LEGAL INVESTMENT MATTERS

  Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is, and continues to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

  The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "POLICY STATEMENT") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision (the "OTS") with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed-rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates will be treated as high-risk under the Policy Statement.

  The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

  Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

  There may be other restrictions on the ability of certain investors either to purchase certain classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Certificates or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

  The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

  The Company intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

    1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    2. by placements by the Company with institutional investors through dealers; and

    3. by direct placements by the Company with institutional investors.

  In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part to the Seller of the related Mortgage Loans that would comprise the Mortgage Pool in respect of such Certificates.

  If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

  It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such series.

  The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

  Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by Orrick, Herrington & Sutcliffe, New York, New York, as specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

  The Company has determined that its financial statements are not material to the offering made hereby. The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be to repurchase the Mortgage Loans upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
Accrual Certificates.......................................................   5
Additional Collateral......................................................  11
Additional Collateral Loans................................................  11
Advance....................................................................  36
Affiliated Sellers.........................................................  12
Appraised Value............................................................  14
ARM Loans..................................................................  13
Balloon Amount.............................................................  14
Balloon Loans..............................................................  14
Bankruptcy Amount..........................................................  42
Bankruptcy Losses..........................................................  43
Beneficial Owner...........................................................  26
Book-Entry Certificates....................................................  26
Buydown Account............................................................  15
Buydown Agreement..........................................................  33
Buydown Funds..............................................................  15
Buydown Mortgage Loans.....................................................  15
Buydown Period.............................................................  15
CEDEL......................................................................  26
CEDEL Participants.........................................................  27
Certificate Account........................................................  31
Certificate Administrator..................................................  15
Certificate Insurance Policy...............................................  48
Certificate Registrar......................................................  26
Certificateholder..........................................................  26
Certificates...............................................................   1
Clearance Cooperative......................................................  27
Closing Date...............................................................  74
Code.......................................................................   8
Commission.................................................................  15
Committee Report...........................................................  74
Company....................................................................   1
Compensating Interest......................................................  37
Contributions Tax..........................................................  86
Convertible Mortgage Loan..................................................  15
Cooperative................................................................  63
Cooperative Loans..........................................................  11
Cooperative Note ..........................................................  63
Cooperative Notes..........................................................  11
Credit Enhancer............................................................  44
Custodial Account..........................................................  22
Custodian..................................................................  29
Debt Service Reduction.....................................................  47
Defaulted Mortgage Losses..................................................  43
Deferred Interest..........................................................  13
Deficient Valuation........................................................  47
Deleted Mortgage Loan......................................................  21
Depositaries...............................................................  26
Designated Seller Transaction..............................................  12

                                                                            PAGE
                                                                            ----
Determination Date.........................................................  35
Disqualified Persons.......................................................  88
Distribution Amount........................................................  34
Distribution Date..........................................................   6
DOL........................................................................  89
DOL Regulations............................................................  89
DTC........................................................................  26
DTC Participants...........................................................  26
Due Date...................................................................  35
Eligible Account...........................................................  31
ERISA......................................................................   8
ERISA Plans................................................................  88
Euroclear..................................................................  26
Euroclear Operator.........................................................  27
Euroclear Participants.....................................................  27
Excess Spread..............................................................  30
Exchange Act...............................................................   2
Excluded Spread............................................................  30
Exemption..................................................................  89
Extraordinary Losses.......................................................  44
Fannie Mae.................................................................  49
FDIC.......................................................................  19
Form 8-K...................................................................  15
Fraud Losses...............................................................  44
Fraud Loss Amount..........................................................  42
Freddie Mac................................................................  49
Garn-St Germain Act........................................................  68
GMAC MORTGAGE..............................................................   1
Guide......................................................................  16
High Cost Loans............................................................  68
Holder.....................................................................  26
Index......................................................................  13
Indirect Participants......................................................  26
Insurance Proceeds.........................................................  31
IRAs.......................................................................  88
IRS........................................................................  74
Issue Premium..............................................................  80
Letter of Credit...........................................................  45
Letter of Credit Bank......................................................  45
Liquidated Mortgage Loan...................................................  40
Liquidation Proceeds.......................................................  31
Loan-to-Value Ratio........................................................  14
Manager....................................................................  12
Mark-to-Market Regulations.................................................  83
Master Commitments.........................................................  16
Master Servicer............................................................   1
Mezzanine Certificates.....................................................   5
Mortgage Loans.............................................................   1
Mortgage Notes.............................................................  11
Mortgage Pool..............................................................   4

                                                                            PAGE
                                                                            ----
Mortgage Pool Insurance Policy.............................................  45
Mortgage Rate..............................................................  13
Mortgage Securities........................................................   6
Mortgaged Properties.......................................................   5
Mortgages..................................................................  11
Net Mortgage Rate..........................................................  59
Nonrecoverable Advance.....................................................  33
Note Margin................................................................  13
OID Regulations............................................................  72
OTS........................................................................  92
Overcollateralization......................................................  43
Participants...............................................................  26
Parties in Interest........................................................  88
Pass-Through Rate..........................................................   4
Paying Agent...............................................................  34
Payment Date...............................................................  34
Percentage Interest........................................................  34
Permitted Investments......................................................  31
Plan Assets................................................................  89
Plans......................................................................  88
Policy Statement...........................................................  92
Pool Insurer...............................................................  33
Pooling and Servicing Agreement............................................   4
Prepayment Assumption......................................................  74
Prepayment Interest Shortfall..............................................  37
Primary Insurance Policy...................................................  50
Primary Insurer............................................................  51
Principal Prepayments......................................................  36
Prohibited Transactions Tax................................................  85
PTCE.......................................................................  91
PTCE 83-1..................................................................  91
Purchase Obligation........................................................  50
Purchase Price.............................................................  21
Qualified Insurer..........................................................  48
Qualified Retirement Plans.................................................  88
Qualified Substitute Mortgage Loan.........................................  21
Rating Agency..............................................................   8
Realized Loss..............................................................  41
Record Date................................................................  34
Registration Statement.....................................................   2
REMIC......................................................................   1
REMIC Administrator........................................................  86
REMIC Provisions...........................................................  71
REMIC Regular Certificates.................................................  72
REMIC Regulations..........................................................  72
REMIC Residual Certificates................................................  72
REO Mortgage Loan..........................................................  40
Reserve Fund...............................................................  47
Residential Funding........................................................   4
RICO.......................................................................  71
Seller.....................................................................  23

                                                                            PAGE
                                                                            ----
Sellers....................................................................  12
Senior Certificates........................................................   5
Senior/Subordinate Series..................................................  25
Servicing Advances.........................................................  33
Single Certificate.........................................................  38
SMMEA......................................................................   8
Special Hazard Amount......................................................  42
Special Hazard Insurance Policy............................................  46
Special Hazard Insurer.....................................................  46
Special Hazard Losses......................................................  43
Stated Principal Balance...................................................  42
Strip Certificate..........................................................   4
Subordinate Amount.........................................................  43
Subordinate Certificates...................................................   5
Subservicers...............................................................  15
Subservicing Account.......................................................  30
Subservicing Agreement.....................................................  23
Surety Bond................................................................  48
Tax Exempt Investor........................................................  91
Tax-Favored Plans..........................................................  88
Terms and Conditions.......................................................  27
Tiered REMICs..............................................................  73
Title V....................................................................  69
Title VIII.................................................................  69
Trust Fund.................................................................   1
Trustee....................................................................   4
UBTI.......................................................................  91
UCC........................................................................  66
Unaffiliated Sellers.......................................................  12

____________________________________         ___________________________________

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                            ------------------------
                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
                 PROSPECTUS SUPPLEMENT
Summary..........................................    S-3
Description of the Mortgage Pool.................   S-16
Description of the Certificates..................   S-21
Certain Yield and Prepayment Consideration.......   S-47
Pooling and Servicing Agreement..................   S-62
Certain Federal Income Tax Consequences..........   S-66
Method of Distribution...........................   S-68
Legal Opinions...................................   S-70
Ratings..........................................   S-70
Legal Investment.................................   S-71
ERISA Considerations.............................   S-71
                       PROSPECTUS
Additional Information...........................      2
Reports to Certificateholders....................      2
Incorporation of Certain Information by
  Reference......................................      2
Summary of Prospectus............................      4
Risk Factors.....................................      8
The Mortgage Pools...............................      9
Mortgage Loan Program............................     15
Description of the Certificates..................     23
Subordination....................................     39
Description of Credit Enhancement................     41
Purchase Obligations.............................     46
Insurance Policies on Mortgage Loans.............     47
The Company......................................     49
Residential Funding Corporation..................     49
The Pooling and Servicing Agreement..............     49
Yield Considerations.............................     54
Maturity and Prepayment Considerations...........     57
Certain Legal Aspects of Mortgage Loans..........     58
Certain Federal Income Tax Consequences..........     67
State and Other Tax Consequences.................     82
ERISA Considerations.............................     83
Legal Investment Matters.........................     86
Use of Proceeds..................................     87
Methods of Distribution..........................     87
Legal Matters....................................     88
Financial Information............................     88
Index of Principal Definitions...................     89

____________________________________         ___________________________________

                                  Residential
                                Funding Mortgage
                               Securities I, Inc.
                                  $209,753,978
                       Mortgage Pass-Through Certificates
                                 Series 1997-S3

Class A-1     Certificates        7.25%         $92,500,000
Class A-2     Certificates        7.00%         $11,073,000
Class A-3     Certificates        7.30%         $ 7,931,000
Class A-4     Certificates        7.50%         $ 3,750,000
Class A-5     Certificates        7.50%         $18,000,000
Class A-6     Certificates        6.75%         $19,875,000
Class A-7     Certificates        7.00%         $16,143,000
Class A-8     Certificates        7.30%         $ 5,573,000
Class A-9     Certificates        7.50%         $15,189,000
Class A-11    Certificates        7.50%         $ 3,300,000
Class A-12    Certificates        7.50%         $ 6,000,000
Class A-13    Certificates        0.00%         $   112,678
Class A-14    Certificates    Variable Rate     $         0
Class R-I     Certificates        7.50%         $       100
Class R-II    Certificates        7.50%         $       100
Class M-1     Certificates        7.50%         $ 4,509,400
Class M-2     Certificates        7.50%         $ 3,221,000
Class M-3     Certificates        7.50%         $ 2,576,700

            -------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -------------------------------------------------------

                           CREDIT SUISSE FIRST BOSTON

                               February 21, 1997

____________________________________         ___________________________________